Exhibit 4.3


                       ------------------------------


                               MERRILL LYNCH
                                 ---------

                                  SPECIAL
                                 ---------

                                 PROTOTYPE

                         DEFINED CONTRIBUTION PLAN

                 -----------------------------------------

              Base Plan Document #03 used in conjunction with

               Non-standardized Profit Sharing Plan with CODA
                       Letter Serial Number. D359287b
                    National Office Letter Date: 6/29/93

                Non-standardized Money Purchase Pension Plan
                       Letter Serial Number. D359288b
                    National Office Letter Date: 6/29/93

                    Non-standardized Profit Sharing Plan
                       Letter Serial Number. D359289b
                    National Office Letter Date: 6/29/93

                    Non-standardized Target Benefit Plan
                       Letter Serial Number. D361009a
                    National Office Letter Date: 6/29/93


       This Prototype Plan and Adoption Agreement are important legal instruments with legal and tax implications for which the
       Sponsor, Merrill Lynch, Pierce, Fenner & Smith, Incorporated,
      does not assume responsibility. The Employer is urged to consult with its own attorney with regard to the adoption of this Plan and its suitability to its circumstances.

                             TABLE OF CONTENTS
                             -----------------

                           ARTICLE I DEFINITIONS

1.1         "Account"                                                      1
1.2         "Account Balance"                                              1
1.3         "ACP Test"                                                     1
1.4         "Actual Deferral Percentage"                                   1
1.5         "Adjustment Factor"                                            1
1.6         "Administrator"                                                1
1.7         "Adoption Agreement"                                           1
1.8         "ADP Test"                                                     1
1.9         "Affiliate"                                                    1
1.10        "Annuity Contract"                                             1
1.11        "Average Actual Deferral Percentage"                           1
1.12        "Average Contribution Percentage"                              1
1.13        "Beneficiary"                                                  1
1.14        "Benefit Commencement Date"                                    2
1.15        "CODA"                                                         2
1.16        "CODA Compensation"                                            2
1.17        "Code"                                                         2
1.18        "Compensation"                                                 2
1.19        "Contribution Percentage"                                      3
1.20        "Contribution Percentage Amounts"                              3
1.21        "Defined Benefit Plan"                                         3
1.22        "Defined Contribution Plan"                                    3
1.23        "Disability"                                                   3
1.24        "Early Retirement"                                             3
1.25        "Early Retirement Date"                                        3
1.26        "Earned Income"                                                3
1.27        "Elective Deferrals"                                           3
1.28        "Elective Deferrals Account"                                   4
1.29        "Eligible Employee"                                            4
1.30        "Eligible Participant"                                         4
1.31        "Employee"                                                     4
1.32        "Employee Thrift Contributions"                                4
1.33        "Employee Thrift Contributions Account"                        4
1.34        "Employer"                                                     4
1.35        "Employer Account"                                             4
1.36        "Employer Contributions"                                       4
1.37        "Employer Contributions Account"                               4
1.38        "Employment"                                                   4
1.39        "Entry Date"                                                   4
1.40        "ERISA"                                                        4
1.41        "Excess Aggregate Contributions"                               5
1.42        "Excess Contributions"                                         5
1.43        "Excess Elective Deferrals"                                    5
1.44        "Family Member"                                                5
1.45        "401(k) Contributions Amounts"                                 5
1.46        "401(k) Election"                                              5
1.47        "Fully Vested Separation"                                      5
1.48        "Group Trust"                                                  5
1.49        "Highly Compensated Employee"                                  5
1.50        "Hour of Service"                                              6
1.51        "Immediately Distributable"                                    6
1.52        "Investment Manager"                                            6
1.53        "Key Employee"                                                 6
1.54        "Leased Employee"                                              7
1.55        "Limitation Year"                                              7
1.56        "Master or Prototype Plan"                                     7
1.57        "Matching 401(k) Contribution"                                 7
1.58        "Matching 401(k) Contributions Account"                        7
1.59        "Matching Thrift Contributions"                                7
1.60        "Matching Thrift Contributions Account"                        7
1.61        "Net Profits"                                                  7
1.62        "Nonhighly Compensated Employee"                               7
1.63        "Nonvested Separation"                                         7
1.64        "Normal Retirement Age"                                        7
1.65        "Owner-Employee"                                               7
1.66        "Partially Vested Separation"                                  8
1.67        "Participant"                                                  8
1.68        "Participant Contributions Account"                            8
1.69        "Participant-Directed Assets"                                  8
1.70        "Participant Voluntary Nondeductible Contributions"            8
1.71        "Participant Voluntary Nondeductible Contributions Account"    8
1.72        "Participating Affiliate"                                      8
1.73        "Period of Severance"                                          8
1.74        "Plan"                                                         8
1.75        "Plan Year"                                                    8
1.76        "Prototype Plan"                                               9
1.77        "Qualified Joint and Survivor Annuity"                         9
1.78        "Qualified Matching Contributions"                             9
1.79        "Qualified Matching Contributions Account"                     9
1.80        "Qualified Nonelective Contributions"                          9
1.81        "Qualified Nonelective Contributions Account"                  9
1.82        "Qualified Plan"                                               9
1.83        "Qualifying Employer Securities"                               9
1.84        "Rollover Contribution"                                        9
1.85        "Rollover Contributions Account"                               9
1.86        "Self-Employed Individual"                                     9
1.87        "Social Security Retirement Age"                               9
1.88        "Sponsor"                                                      9
1.89        "Spouse"                                                       9
1.90        "Surviving Spouse"                                             10
1.91        "Taxable Wage Base"                                            10
1.92        "Transferred Account"                                          10
1.93        "Trust"                                                        10
1.94        "Trust Fund"                                                   10
1.95        "Trustee"                                                      10
1.96        "Valuation Date"                                               10
1.97        "Vesting Service"                                              10
1.98        "Years of Service"                                             10

                          ARTICLE II PARTICIPATION

2.1         Admission as a Participant                                     10
2.2         Rollover Membership and Trust to Trust Transfer                11
2.3         Crediting of Service for Eligibility Purposes                  11
2.4         Termination of Participation                                   11
2.5         Limitation for Owner-Employee                                  11
2.6         Corrections with Regard to Participation                       12
2.7         Provision of Information                                       12

             ARTICLE III CONTRIBUTIONS AND ACCOUNT ALLOCATIONS

3.1         Employer Contributions and Allocations                         12
3.2         Participant Voluntary Nondeductible                            13
            Contributions
3.3         Rollover Contributions and Trust to Trust                      13
            Transfers
3.4         ss. 401(k) - Contributions and Account Allocations             13
3.5         Matching 401(k) Contributions                                  16
3.6         Thrift Contributions                                           18
3.7         Treatment of Forfeitures                                       19
3.8         Establishing of Accounts                                       19
3.9         Limitation on Amount of Allocations                            19
3.10        Return of Employer Contributions Under Special                 24
            Circumstances

                             ARTICLE IV VESTING

4.1         Determination of Vesting                                       24
4.2         Rules for Crediting Vesting Service                            24
4.3         Employer Accounts Forfeitures                                  24
4.4         Top-Heavy Provisions                                           25

                    ARTICLE V AMOUNT AND DISTRIBUTION OF
                      BENEFITS, WITHDRAWALS AND LOANS

5.1         Distribution Upon Termination of Employment                    27
5.2         Amount of Benefits Upon a Fully Vested                         27
            Separation
5.3         Amount of Benefits Upon a Partially Vested                     27
            Separation
5.4         Amount of Benefits Upon a Nonvested Separation                 27
5.5         Amount of Benefits Upon a Separation Due to                    27
            Disability
5.6         Distribution and Restoration                                   27
5.7         Withdrawals During Employment                                  28
5.8         Loans                                                          28
5.9         Hardship Distributions                                         30
5.10        Limitation on Commencement of Benefits                         30
5.11        Distribution Requirements                                      30

             ARTICLE VI FORMS OF PAYMENT OF RETIREMENT BENEFITS

6.1         Methods of Distribution                                        34
6.2         Election of Optional Forms                                     35
6.3         Change in Form of Benefit Payments                             36
6.4         Direct Rollovers                                               36

                         ARTICLE VII DEATH BENEFITS

7.1         Payment of Account Balances                                    37
7.2         Beneficiaries                                                  37
7.3         Life Insurance                                                 39

                          ARTICLE VIII FIDUCIARIES

8.1         Named Fiduciaries                                              40
8.2         Employment of Advisers                                         40
8.3         Multiple Fiduciary Capacities                                  40
8.4         Indemnification                                                40
8.5         Payment of Expenses                                            41

                       ARTICLE IX PLAN ADMINISTRATION

9.1         The Administrator                                              41
9.2         Powers and Duties of the Administrator                         41
9.3         Delegation of Responsibility                                   41

                 ARTICLE X TRUSTEE AND INVESTMENT COMMITTEE

10.1        Appointment of Trustee and Investment Committee                41
10.2        The Trust Fund                                                 42
10.3        Relationship with Administrator                                42
10.4        Investment of Assets                                           43
10.5        Investment Direction, Participant-Directed                     43
            Assets and Qualifying Employer Investments
10.6        Valuation of Accounts                                          45
10.7        Insurance Contracts                                            45
10.8        The Investment Manager                                         45
10.9        Powers of Trustee                                              46
10.10       Accounting and Records                                         47
10.11       Judicial Settlement of Accounts                                48
10.12       Resignation and Removal of Trustee                             48
10.13       Group Trust                                                    48

                  ARTICLE XI PLAN AMENDMENT OR TERMINATION

11.1        Prototype Plan Amendment                                       48
11.2        Plan Amendment                                                 49
11.3        Right of the Employer to Terminate Plan                        49
11.4        Effect of Partial or Complete Termination or
            Complete Discontinuance of Contributions                       50
11.5        Bankruptcy                                                     50

                    ARTICLE XII MISCELLANEOUS PROVISIONS

12.1        Exclusive Benefit of Participants                              50
12.2        Plan Not a Contract of Employment                              51
12.3        Action by Employer                                             51
12.4        Source of Benefits                                             51
12.5        Benefits Not Assignable                                        51
12.6        Domestic Relations Orders                                      51
12.7        Claims Procedure                                               51
12.8        Records and Documents; Errors                                  51
12.9        Benefits Payable to Minors, Incompetents and Others            52
12.10       Plan Merger or Transfer of Assets                              52
12.11       Participating Affiliates                                       52
12.12       Controlling Law                                                52
12.13       Singular and Plural and Article and Section References         52

                                 ARTICLE I
                                DEFINITIONS

     As used in this Prototype Plan and in each Adoption Agreement, each of the following terms shall have the meaning for that term set forth in this
Article I.

     1.1 Account: A separate Elective Deferrals Account, Employee Thrift Contributions Account, Employer Contributions Account, Matching 401(k) Contributions Account, Matching Thrift Contributions Account, Participant Voluntary Nondeductible Contributions Account, Qualified Matching Contributions Account, Qualified Nonelective Contributions Account, Rollover Contribution Account, and Transferred Account, as the case may be.

     1.2 Account Balance: The value of an Account determined as of the applicable Valuation Date.

     1.3 ACP Test: The Contribution Percentage test that is set forth in
Section 3.5.2 of the Plan.

     1.4 Actual Deferral Percentage: The ratio (expressed as a percentage), of (A) Elective Deferrals made on behalf of an Eligible Participant for the Plan Year (including Excess Elective Deferrals of Highly Compensated Employees and, at the election of the Employer, Qualified Nonelective Contributions and/or Qualified Matching Contributions), but excluding (1) Excess Elective Deferrals of Nonhighly Compensated Employees that arise solely from Elective Deferrals made under the Plan or plans of the Employer or an Affiliate and (2) Elective Deferrals that are taken into account in the ACP Test (provided the ADP Test is satisfied with or without the exclusion of such Elective Deferrals) to (B) the Participant's CODA Compensation for the Plan Year (whether or not the Eligible Employee was a Participant for the entire Plan Year). The Actual Deferral Percentage of an Eligible Participant who would be a Participant but for the failure to make an Elective Deferral is zero.

     1.5 Adjustment Factor: The cost of living adjustment factor prescribed by the Secretary of the Treasury under Code Section 415(d) for years beginning after December 31, 1987, as applied to such items and in such manner as the Secretary shall provide.

     1.6 Administrator: The Employer, unless otherwise specified by duly authorized action by the Employer.

     1.7 Adoption Agreement: The document so designated with respect to this Prototype Plan that is executed by the Employer, as amended from time to time.

     1.8 ADP Test: The Average Actual Deferral Percentage test set forth in Section 3.4.2(B) of the Plan.

     1.9 Affiliate: Any corporation or unincorporated trade or business (other than the Employer) while it is:

          (A) a member of a "controlled group of corporations" (within the meaning of Code Section 414(b)) of which the Employer is a member;

          (B) a member of any trade or business under "common control" (within the meaning of Code Section 414(c)) with the Employer;

          (C) a member of an "affiliated service group" (as that term is defined in Code Section 414(m)) which includes the Employer; or

          (D) any other entity required to be aggregated with the Employer pursuant to Code Section 414(o). With respect to Section 3.9, "Affiliate" status shall be determined in accordance with Code Section 415(h).

     1.10 Annuity Contract: An individual or group annuity contract issued by an insurance company providing periodic benefits, whether fixed, variable or both, the benefits or value of which a Participant or Beneficiary cannot transfer, sell, assign, discount or pledge as collateral for a loan or as security for the performance of an obligation, or for any other purpose, to any person other than the issuer thereof. The terms of any annuity contract purchased and distributed by the Plan to a Participant or Spouse shall comply with the requirements of this Plan.

     1.11 Average Actual Deferral Percentage: For any group of Eligible Participants, the average (expressed as a percentage) of the Actual Deferral Percentages for each of the Eligible Participants in that group, including those not making Elective Deferrals.

     1.12 Average Contribution Percentage: For any group of Eligible Participants, the average (expressed as a percentage) of the Contribution Percentages for each of the Participants in that group, including those on whose behalf Matching 401(k) Contributions and/or Matching Thrift
Contributions, if applicable, are not being made.

     1.13 Beneficiary: A person or persons entitled to receive any payment of benefits pursuant to Article VII.

     1.14 Benefit Commencement Date: The first day, determined pursuant to
Article V, for which a Participant or Beneficiary receives or begins to receive payment in any form of distribution as a result of death, Disability, termination of Employment, Early Retirement, Plan termination or upon or after Normal Retirement Age or age 70-1/2.

     1.15 CODA: A cash or deferred arrangement pursuant to Code Section 401(k) which is part of a profit sharing plan and under which an Eligible Participant may elect to make Elective Deferrals in accordance with Section 3.4.1.

     1.16 CODA Compensation: Solely for purposes of determining the Actual Deferral Percentage and the Contribution Percentage, CODA Compensation shall be Compensation excluding or including "elective contributions" as specified in the Adoption Agreement. The preceding sentence shall be effective for Plan Years beginning on or after January 1, 1989.

     1.17 Code: The Internal Revenue Code of 1986, as now in effect or as amended from time to time. A reference to a specific provision of the Code shall include such provision and any applicable regulation pertaining thereto.

     1.18 Compensation: For purposes of contributions, Compensation shall be defined in the Adoption Agreement and
Section 3.9.1(H), subject to any exclusions elected under Section
IAA(d) of the Adoption Agreement, Section 3.1.4 and the following modifications:

          (A) For a Self-Employed Individual, Compensation means his or her Earned Income, provided that if the Self-Employed Individual is not a Participant for an entire Plan Year, his or her Compensation for that Plan Year shall be his or her Earned Income for that Plan Year multiplied by a fraction the numerator of which is the number of days he or she is a Participant during the Plan Year and the denominator of which is the number of days in the Plan Year.

          (B) Compensation of each Participant taken into account under this Plan for any Plan Year beginning after December 21, 1988 shall be limited to the first $200,000 as adjusted by the Adjustment Factor. In determining the Compensation of a Participant for purposes of this limitation, the rule of Code Section 414(q)(6) shall apply, except in applying such rules, the term "family" shall include only the Spouse of the Participant and any lineal descendants of the Participant who have not attained the age of 19 before the close of the year. If, as a result of the application of such rules, the adjusted $200,000 limitation is exceeded, (except for purposes of determining the portion of Compensation up to the Integration Level if this Plan is integrated with Social Security), the limitation shall be prorated among the affected Participants in proportion to each such Participant's Compensation as determined under this Section 1.18 prior to the application of this limitation. In a manner applied uniformly to all Eligible Employees, only Compensation during the period in which the Employee is an Eligible Employee may be taken into account for purposes of the nondiscrimination tests described in Code Section 401(k) and 401(m).

          (C) If Compensation for any prior Plan Year is taken into account in determining an Employee's contributions or benefits for the current year, the Compensation for such prior year is subject to the applicable annual compensation limit in effect for that prior year. For this purpose, for years beginning before January 1, 1990, the applicable annual compensation limit is $200,000.

          (D) In addition to other applicable limitations set forth in the Plan, and not withstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the Plan shall not exceed the OBRA'93 annual compensation limit. The OBRA'93 annual compensation limit is $150,000 as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code.

     The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA'93 annual compensation limit will be multiplied by a fraction the numerator of which is the number of months in the determination period, and the denominator of which is 12.

     For Plan years beginning on or after January 1, 1994, any reference in this Plan to the limitations under. Section 401(a)(17) of the Code shall mean the OBRA'93 annual compensation limit set forth in this provision.

     If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing, in the current Plan year, the Compensation for that prior determination period is subject to the OBRA'93 annual compensation limit in effect for that prior determination period. For this purpose, for prior determination periods beginning before the first day of the first Plan year beginning on or after January 1, 1994, the OBRA'93 Compensation limit is $150,000.

     1.19 Contribution Percentage: The ratio (expressed as a percentage) of the Participant's Contribution Percentage Amounts to the Participant's CODA Compensation for the Plan Year, whether or not the Eligible Employee was a Participant for the entire Plan Year.

     1.20 Contribution Percentage Amounts: shall mean the sum of the: (A) Matching 401(k) Contributions; (B) Matching Thrift Contributions; (C) Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP Test), (D) Employee Thrift Contributions; and (E) Participant Voluntary Nondeductible Contributions, as applicable, made on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall not include Matching 401(k) Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Elective Deferrals, Excess Contributions or Excess Aggregate Contributions. The Employer may include Qualified Nonelective Contributions in the Contribution Percentage Amounts, as specified in the Adoption Agreement. Elective Deferrals may also be used in the Contribution Percentage Amounts so long as the ADP Test is met before the Elective Deferrals are used in the ACP Test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP Test, as specified in the Adoption Agreement. An Eligible Participant who does not direct an Elective Deferral or an Employee Thrift Contribution shall be treated as an Eligible Participant on behalf of whom no such contributions are made.

     1.21 Defined Benefit Plan: A plan of the type defined in Code Section 414(j) maintained by the Employer or Affiliate, as applicable.

     1.22 Defined Contribution Plan: A plan of the type defined in Code
Section 414(i) maintained by the Employer or Affiliate, as applicable.

     1.23 Disability: Disability as defined in the Adoption Agreement. The permanence and degree of such impairment shall be supported by medical evidence.

     1.24 Early Retirement: An actively employed Participant is eligible for Early Retirement upon satisfying the requirements set forth in the Adoption Agreement.

     1.25 Early Retirement Date: The Participant's Benefit Commencement Date following his or her termination of Employment on or after satisfying the requirements for Early Retirement and prior to Normal Retirement Age.

     1.26 Earned Income: The "net earnings from self-employment" within the meaning of Code Section 401(c)(2) of a Self-Employed Individual from the trade or business with respect to which the Plan is established, but only if the personal services of the Self-Employed Individual are a material income-producing factor in that trade or business. Net earnings will be determined without regard to items not included in gross income and the deductions properly allocable to or chargeable against such items and are to be reduced by contributions by the Employer or Affiliate to a Qualified Plan to the extent deductible under Code Section 404. Where this Plan refers to Earned Income in the context of a trade or business other than that with respect to which the Plan is adopted, the term Earned Income means such net earnings as would be Earned Income as defined above if that trade or business was the trade or business with respect to which the Plan is adopted.

     Net earnings shall be determined with regard to the deduction allowed to the Employer by Code Section 164(f) for taxable years beginning after December 31, 1989.

     1.27 Elective Deferrals: Contributions made to the Plan during the Plan Year by the Employer, at the election of the Participant, in lieu of cash compensation and shall include contributions that are made pursuant to a 401(k) Election. A Participant's Elective Deferral in any taxable year is the sum of all Employer and Affiliate contributions pursuant to an election to defer under any qualified cash or deferred arrangement, any simplified employee pension plan or deferred arrangement as described in Code Section 402(h)(1)(B), any eligible deferred compensation plan under Code Section 457, any plan as described under Code Section 501(c)(18), and any Employer contributions made on behalf of a Participant for the purchase of an annuity under Code Section 403(b) pursuant to a salary reduction agreement. Such contributions are nonforfeitable when made and are not distributable under the terms of the Plan to Participants or their Beneficiaries earlier than the earlier of:

          (A) termination from Employment, death or Disability of the Participant;

          (B) termination of the Plan without establishment of another Defined Contribution Plan by the Employer or an Affiliate;

          (C) disposition by the Employer or Affiliate to an unrelated corporation of substantially all of its assets used in a trade or business if such unrelated corporation continues to maintain this Plan after the disposition but only with respect to Employees who continue employment with the acquiring unrelated entity. The sale of 85% of the assets used in a trade or business will be deemed a sale of 'substantially all' the assets used in a trade or business;

          (D) sale by the Employer or Affiliate to an unrelated entity of its interest in an Affiliate if such unrelated entity continues to maintain the Plan but only with respect to Employees who continue employment with such unrelated entity; or

          (E) the events specified in Part B, Article VIII of the Adoption Agreement.

     Elective Deferrals shall not include any deferrals properly distributed as an "Excess Amount" pursuant to Section 3.9.2.

     1.28 Elective Deferrals Account: The Account established for a Participant pursuant to Section 3.8.1.

     1.29 Eligible Employee: Those Employees specified in the Adoption
Agreement.

     1.30 Eligible Participant: An Eligible Employee who has met the eligibility requirements set forth in the Adoption Agreement whether or not he or she makes Elective Deferrals and/or Employee Thrift Contributions.

     1.31 Employee: A Self-Employed Individual, or any individual who is employed by the Employer in the trade or business with respect to which the Plan is adopted and any individual who is employed by an Affiliate. Each Leased Employee shall also be treated as an Employee of the recipient Employer. The preceding sentence shall not apply, however, to any Leased Employee who is (A) covered by a money purchase pension plan maintained by the "leasing organization" referred to in Section 1.54 which provides, with respect to such Leased Employee, a nonintegrated Employer contribution rate of at least 10% of Limitation Compensation, but including amounts contributed pursuant to a salary reduction agreement which are excluded from the Employee's gross income under Code Section 402(a)(8), Code Section 402(h) or Code Section 403(b), immediate participation, and full and immediate vesting and (B) such Leased Employees do not constitute more than 20% of the Employer's and Affiliates' nonhighly compensated workforce. For purposes of the Plan, all Employees will be treated as employed by a single employer.

     1.32 Employee Thrift Contributions: Employee nondeductible contributions which are required to be eligible for a Matching Thrift Contribution. Employee Thrift Contributions do not include Participant Voluntary Nondeductible Contributions.

     1.33 Employee Thrift Contributions Account: The Account established for a Participant pursuant to Section 3.8.3.

     1.34 Employer: The sole proprietorship, partnership or corporation that adopts the Plan by executing the Adoption Agreement. For all purposes relating to eligibility, participation, contributions, vesting and allocations, Employer includes all Participating Affiliates.

     1.35 Employer Account: The Participant's Matching 401(k) Contributions Account, Matching Thrift Contributions Account, Employer Contributions Account, Qualified Matching Contributions Account and Qualified Nonelective Contributions Account, as the case may be.

     1.36 Employer Contributions: Any contributions made by the Employer for the Plan Year on behalf of a Participant in accordance with Section 3.1 of the Plan.

     1.37 Employer Contributions Account: The Account established for a Participant pursuant to Section 3.8.2.

     1.38 Employment: An Employee's employment or self-employment with the Employer, Affiliate or a "leasing organization" referred to in Section 1.54, or, to the extent required under Code Section 414(a)(2) or as otherwise specified by the Administrator on a uniform and non-discriminatory basis, any predecessor of any of them. If any of them maintains a plan of a "predecessor employer" (within the meaning of Code
Section 414(a)(1)) employment or self-employment with the "predecessor employer" will be treated as Employment. Additionally, if the trade or business conducted by a Self-Employed Individual becomes incorporated, all employment with that trade or business or with any Affiliate shall be treated as Employment with the Employer.

     1.39 Entry Date: The date on which an Eligible Employee becomes a Participant, as specified in the Adoption Agreement.

     1.40 ERISA: The Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a specific provision of ERISA shall include such provision and any applicable regulation pertaining thereto.

     1.41 Excess Aggregate Contributions: With respect to any Plan Year, the excess of:

          (A) The aggregate Contribution Percentage Amounts, taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

          (B) The maximum Contribution Percentage Amounts permitted by the ACP Test (determined by reducing contributions made on behalf of Highly Compensated Employees in the order of their Contribution Percentages beginning with the highest of such percentages). Such determination shall be made after first determining Excess Elective Deferrals and then determining Excess Contributions.

     1.42 Excess Contributions: With respect to any Plan Year, the aggregate amount of Elective Deferrals, Qualified Nonelective Contributions and Qualified Matching Contributions, if applicable, actually paid over to the Trust Fund on behalf of Highly Compensated Employees for such Plan Year, over the maximum amount of such contributions permitted by the ADP Test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the Actual Deferral Percentages, beginning with the highest of such percentages).

     1.43 Excess Elective Deferrals: The amount of Elective Deferrals for a Participant's taxable year that are includible in the gross income of the Participant to the extent that such Elective Deferrals exceed the Code
Section 402(g) dollar limitation and which the Participant allocates to this Plan pursuant to the procedure set forth in Section 3.4.2. Excess Elective Deferrals shall be treated as an Annual Addition pursuant to
Section 3.9, unless such amounts are distributed no later than the first April 15th following the close of the Participant's taxable year.

     1.44 Family Member: An individual described in Code Section
414(q)(6)(B).

     1.45 401(k) Contributions Accounts: The Participant's Elective Deferral Account, Qualified Nonelective Contributions Account, and/or Qualified Matching Contributions Account, as the case may be.

     1.46 401(k) Election: The election by a Participant to make Elective Deferrals in accordance with Section 3.4.1.

     1.47 Fully Vested Separation: Termination of Employment, by reason other than death, of a Participant whose vested percentage in each Employer Account is 100%.

     1.48 Group Trust: A Trust fund consisting of assets of any Plan maintained and established by the Employer or an Affiliate pursuant to
Section 10.14.

     1.49 Highly Compensated Employee: The term Highly Compensated Employee includes highly compensated active Employees and highly compensated former employees.

          (A) A highly compensated active Employee includes any Employee who performs service for the Employer or Affiliate during the Plan Year and who, during the look-back year (the twelve-month period immediately preceding the Plan Year):

               (i) received Compensation from the Employer or Affiliate in excess of $75,000 (as adjusted by the Adjustment Factor);

               (ii) received Compensation from the Employer or Affiliate in excess of $50,000 (as adjusted by the Adjustment Factor) and was a member of the top-paid group for such year; or

               (iii) was an officer of the Employer or Affiliate and
                    received Compensation during such year that is greater than 50% of the Defined Benefit Dollar Limitation.

          (B)  The term Highly Compensated Employee also includes:

               (i) Employees who are both described in the preceding sentence if the term "Plan Year" is substituted for the term "look-back year" and the Employee is one of the 100 Employees who received the most Compensation from the Employer or Affiliate during the Plan Year; and

               (ii) Employees who are 5% owners at any time during the
                    look-back year or Plan Year.

          (C) If no officer has received Compensation that is greater than 50% of the Defined Benefit Dollar Limitation in effect during either the Plan Year or look-back year, the highest paid officer of such year shall be treated as a Highly Compensated Employee.

          (D) A highly compensated former employee includes any Employee who terminated Employment (or was deemed to have terminated) prior to the Plan Year, performs no service for the Employer or Affiliate during the Plan Year, and was a highly compensated active employee for either the separation year or any Plan Year ending on or after the Employee's 55th birthday.

          (E) If an Employee is, during a Plan Year or look-back year, a Family Member of either (i) a 5% owner who is an active or former Employee or (ii) a Highly Compensated Employee who is one of the ten most highly compensated employees ranked on the basis of Compensation paid by the Employer or Affiliate during such year, then the Family Member and the 5% owner or top-ten Highly Compensated Employee shall be aggregated. In such case, the Family Member and 5% owner or top-ten Highly Compensated Employee shall be treated as a single Employee receiving Compensation and plan contributions or benefits equal to the sum of such Compensation and contributions or benefits of the Family Member and 5% owner or top-ten Highly Compensated Employee. For purposes of this section, Family Member includes the Spouse, lineal ascendants and descendants of the Employee or former employee and the spouses of such lineal ascendants and descendants.

          (F) The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group; the top 100 Employees; the number of Employees treated as officers; and the Compensation that is considered will be made in accordance with Code Section 414(q).

     1.50 Hour of Service: If the Employer elects in the Adoption Agreement the hourly record method, an Hour of Service shall include:

          (A) Each hour for which an Employee is paid, or entitled to payment, by the Employer or an Affiliate for the performance of duties for the Employer or an Affiliate. These hours will be credited to the Employee for each Plan Year in which the duties are performed, or with respect to eligibility under
               Article II, the applicable computation period under the definition of Year of Service in which the duties are performed;

          (B) Each hour for which an Employee is paid, or entitled to payment, by the Employer or an Affiliate due to a period of time during which no duties are performed (irrespective of whether Employment has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty, or leave of absence. No more than 501 Hours of Service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph will be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference; and

          (C) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliate. The same Hours of Service will not be credited both under subparagraph (A) or subparagraph (B), as the case may be, and under this subparagraph (C). These hours will be credited to the Employee for the Year of Service or other computation period to which the award or agreement pertains rather than the Year of Service or other computation period in which the award, agreement or payment is made.

     If the Employer elects in the Adoption Agreement the elapsed time method, an Hour of Service is an hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer or an Affiliate.

     With respect to both the hourly record method and the elapsed time method, in addition to service with an Affiliate, Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under Code Section 414(n).

     1.51 Immediately Distributable: A Participant's Account is Immediately Distributable if any part of such Account could be distributed to the Participant or Participant's Surviving Spouse before the Participant attains (or would have attained if not deceased) the later of Normal Retirement Age or age 62.

     1.52 Investment Manager: Any person appointed by the Trustee or, with respect to Participant-Directed Assets, by the Participant or Beneficiary having the power to direct the investment of such assets, to serve as such in accordance with Section 10.8.

     1.53 Key Employee: Any Employee or former Employee (and the beneficiaries of such Employee) who at any time during the "determination period" was (A) an officer of the Employer or Affiliate, having an annual Compensation greater than 50% of the Defined Benefit Dollar Limitation for any Plan Year within the "determination period"; (B) an owner (or considered an owner under Code Section 318) of one of the ten largest interests in the Employer or Affiliate if such individual's Compensation exceeds 100% of the dollar limitation under Code Section 415(c)(1)(A); (C) a "5% owner" (as defined in Code Section 416(i)) of the Employer or Affiliate; or (D) a "1% owner" (as defined in Code Section 416(i)) of the Employer or Affiliate who has an annual Compensation of more than $150,000. Annual Compensation means compensation as defined in Code Section 415(c)(3), but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludible from the Employee's gross income under Code Section 125, Code Section 402(a)(8), Code Section 402(h) or Code Section 403(b). The "determination period" is the Plan Year containing the "determination date" and the four preceding Plan Years. The "determination date" for the first Plan Year is the last day of that Plan Year, and for any subsequent Plan Year is the last day of the preceding Plan Year. The determination of who is a Key Employee will be made in accordance with Code Section 416(i).

     1.54 Leased Employee: Any individual (other than an Employee of the recipient Employer or Affiliate) who, pursuant to an agreement between the Employer or Affiliate and any other person (the "leasing organization") has performed services for the Employer (or for the Employer or Affiliate and "related persons" determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one year, which services are of a type historically performed, in the business field of the recipient Employer or Affiliate, by employees. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient Employer or Affiliate shall be treated as provided by the recipient Employer.

     1.55 Limitation Year: The Limitation Year as specified in the Adoption Agreement. All Qualified Plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different
12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

     1.56 Master or Prototype Plan: A plan the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

     1.57 Matching 401(k) Contribution: Any contribution made by the Employer to this and/or any other Defined Contribution Plan for the Plan Year, by reason of the Participant's 401(k) Election, and allocated to a Participant's Matching 401(k) Contributions Account or to a comparable account in another Defined Contribution Plan. Matching 401(k) Contributions are subject to the distribution provisions applicable to Employer Accounts in the Plan.

     1.58 Matching 401(k) Contributions Account: The Account established for a Participant pursuant to Section 3.8.4.

     1.59 Matching Thrift Contributions: Any contribution made by the Employer for the Plan Year by reason of Employee Thrift Contributions. Matching Thrift Contributions shall be subject to the distribution provisions applicable to Employer Accounts in the Plan.

     1.60 Matching Thrift Contributions Account: The Account established for a Participant pursuant to Section 3.8.5.

     1.61 Net Profits: The current and accumulated profits of the Employer from the trade or business of the Employer with respect to which the Plan is established, as determined by the Employer before deductions for federal, state and local taxes on income and before contributions under the Plan or any other Qualified Plan.

     1.62 Nonhighly Compensated Employee: An Employee of the Employer who is neither a Highly Compensated Employee nor a Family Member.

     1.63 Nonvested Separation: Termination of Employment of a Participant whose vested percentage in each Employer Account is 0%.

     1.64 Normal Retirement Age: The age specified in the Adoption Agreement. Notwithstanding the Employer's election in the Adoption Agreement, if, for Plan Years beginning before January 1, 1988, Normal Retirement Age was determined with reference to the anniversary of the participation commencement date (more than 5 but not to exceed 10 years), the anniversary date for Participants who first commenced participation under the Plan before the first Plan Year beginning on or after January 1, 1988, shall be the earlier of (A) the tenth anniversary of the date the Participant commenced participation in the Plan (or such anniversary as had been elected by the Employer, if less than 10) or (B) the fifth anniversary of the first day of the first Plan Year beginning on or after January 1, 1988.

     1.65 Owner-Employee: An individual who is a sole proprietor, if the Employer is a sole proprietorship, or if the Employer is a partnership, a partner owning more than 10% of either the capital interest or the profits interest in the Employer; provided that where this Plan refers to an Owner-Employee in the context of a trade or business other than the trade or business with respect to which the Plan is adopted, the term Owner-Employee means a person who would be an Owner-Employer as defined above if that other trade or business was the Employer.

     1.66 Partially Vested Separation: Termination of Employment of a Participant whose vested percentage in any Employer Account is less than 100% but greater than 0%.

     1.67 Participant: An Employee who has commenced, but not terminated, participation in the Plan as provided in Article II.

     1.68 Participant Contributions Account: The Participant's Participant Voluntary Nondeductible Contributions Account and/or Employee Thrift Contributions Account, as the case may be.

     1.69 Participant Directed Assets: The assets of an Account which are invested, as described in Section 10.5.1, according to the direction of the Participant or the Participant's Beneficiary, as the case may be, in either individually selected investments or in commingled funds or in shares of regulated investment companies.

     1.70 Participant Voluntary Nondeductible Contributions: Any voluntary nondeductible contributions made in cash by a Participant to this Plan other than Employee Thrift Contributions.

     1.71 Participant Voluntary Nondeductible Contributions Account: The Account established for a Participant pursuant to Section 3.8.6.

     1.72 Participating Affiliate: Any Affiliate or any other employer designated as such by the Employer, and by duly authorized action, that has adopted the Plan with the consent of the Employer and has not withdrawn therefrom.

     1.73 Period of Severance: For purposes of the hourly records method, a Period of Severance is a period equal to the number of consecutive Plan Years or, with respect to eligibility, the applicable computation period under the definition of Year of Service, in which an Employee has 500 Hours of Service or less. The Period of Severance shall be determined on the basis of Hours of Service and shall commence with the first Plan Year in which the Employee has 500 Hours of Service or less. With respect to any period of absence during which a Period of Severance does not commence, the Participant shall be credited with the Hours of Service (up to a maximum of 501 Hours of Service in a Plan Year) which would otherwise have been credited to him or her but for such absence, or if such Hours of Service cannot be determined, 8 Hours of Service for each day of absence.

     For purposes of the elapsed time method, a Period of Severance is a continuous period of at least 12-consecutive months during which an individual's Employment is not continuing, beginning on the date an Employee retires, quits or is discharged or, if earlier, the first 12-month anniversary of the date that the individual is otherwise first absent from service (with or without pay) for any other reason, and ending on the date the individual again performs an Hour of Service.

     Anything in the definition thereof to the contrary notwithstanding, a Period of Severance shall not commence if the Participant is:

          (A) On an authorized leave of absence in accordance with standard personnel policies applied in a nondiscriminatory manner to all Employees similarly situated and returns to active Employment by the Employer or Affiliate immediately upon the expiration of such leave of absence;

          (B) On a military leave while such Employee's reemployment rights are protected by law and returns to active Employment within ninety days after his or her discharge or release (or such longer period as may be prescribed by law); or

          (C) Absent from work by reason of (i) the pregnancy of the Employee, (ii) the birth of a child of the Employee, or
               (iii) the placement of a child with the Employment in connection with the adoption of such child by such Employee, or (iv) the care of such child for a period beginning immediately following such birth or placement. In determining when such a Participant's Period of Severance begins, the Participant will be credited with (i) for purposes of the elapsed time method, the 12-consecutive month period beginning on the first anniversary of the first date of such absence; or (ii) for purposes of the hourly records method, the Hours of Service he or she would normally have had but for such absence, or if such Hours cannot be determined, eight Hours of Service for each day of such absence; provided, however, that such Hours of Service shall not exceed 501 and shall be credited only in the year in which such absence began if such crediting would prevent the Participant from incurring a Period of Severance in that year, or in any other case, shall be credited in the immediately following year.

     1.74 Plan: The plan established by the Employer in the form of this Prototype Plan and the applicable Adoption Agreement executed by the Employer. The Plan shall have the name specified in the Adoption Agreement.

     1.75 Plan Year: Each 12-consecutive month period ending on the date specified in the Adoption Agreement, during any part of which the Plan is in effect.

     1.76 Prototype Plan: The Merrill Lynch Special Prototype Defined Contribution Plan set forth in this document, as amended or restated from time to time.

     1.77 Qualified Joint and Survivor Annuity: An immediate annuity for the life of Participant with a survivor annuity continuing after the Participant's death to the Participant's Surviving Spouse for the Surviving Spouse's life in an amount equal to 50% of the amount of the annuity payable during the joint lives of the Participant and such Surviving Spouse and which is the actuarial equivalent of a single life annuity which could be provided for the Participant under an Annuity Contract purchased with the aggregate vested Account Balances of the Participant's Accounts at the Benefit Commencement Date.

     1.78 Qualified Matching Contributions: Matching Contributions which, pursuant to the election made by the Employer, and in accordance with Code
Section 401(m), are nonforfeitable when made and subject to the limitation on distribution set forth in the definition of Qualified Nonelective Contributions.

     1.79 Qualified Matching Contributions Account: The Account established for a Participant pursuant to Section 3.8.7.

     1.80 Qualified Nonelective Contributions: Contributions (other than Matching 401(k) Contributions, Qualified Matching 401(k) Contributions or Elective Deferrals), if any, made by the Employer which the Participant may not elect to receive in cash until distributed from the Plan, which are nonforfeitable when made, and which are not distributable under the terms of the Plan to Participants or their Beneficiaries earlier than the earlier of:

          (A) termination of Employment death, or Disability of the Participant;

          (B)  attainment of the age 59-1/2 by the Participant;

          (C) termination of the Plan without establishment of another Defined Contribution Plan by the Employer or an Affiliate;

          (D) disposition by the Employer or Participating Affiliate to an unrelated corporation of substantially all of its assets used in a trade or business if such unrelated corporation continues to maintain this Plan after the disposition but only with respect to Employees who continue employment with the acquiring unrelated entity. The sale of 85% of the assets used in a trade or business will be deemed a sale of "substantially all" the assets used in a trade or business;

          (E) sale by the Employer to an unrelated entity of its interest in an Affiliate if such unrelated entity continues to maintain the Plan but only with respect to Employees who continue employment with such unrelated entity; and

          (F) effective for Plan Years beginning before January 1, 1989, upon the hardship of the Participant.

     1.81 Qualified Nonelective Contributions Account: The Account established for a Participant pursuant to Section 3.8.7.

     1.82 Qualified Plan: A Defined Benefit Plan or Defined Contribution
Plan.

     1.83 Qualifying Employer Securities: Employer securities, as that term is defined in ERISA Section 407(d)(5).

     1.84 Rollover Contribution: A contribution described in Section 3.4.

     1.85 Rollover Contributions Account: The Account established for a Participant pursuant to Section 3.8.9.

     1.86 Self-Employed Individual: An individual who has Earned Income for the Plan Year involved from the trade or business for which the Plan is established, or who would have had such Earned Income but for the fact that the trade or business with respect to which the Plan is established had no Net Profits for that Plan Year.

     1.87 Social Security Retirement Age: Age 65 in the case of a Participant attaining age 62 before January 1, 2000 (i.e., born before January 1, 1938), age 66 for a Participant attaining age 62 after December 31, 1999, and before January 1, 2017 (i.e., born after December 31, 1937, but before January 1, 1955), and age 67 for a Participant attaining age 62 after December 31, 2016 (i.e., born after December 31, 1954).

     1.88 Sponsor: The mass submitter, Merrill Lynch, Pierce, Fenner & Smith Incorporated and any successor thereto, and any other qualifying sponsoring organization who sponsors with the consent of the mass submitter, the Prototype Plan and makes the Prototype Plan available for adoption by Employers.

     1.89 Spouse: The person married to a Participant, provided that a former spouse will be treated as the Spouse to the extent provided under a "qualified domestic relations order" (or a "domestic relations order" treated as such) as referred to in Section 12.6.

     1.90 Surviving Spouse: The person married to a Participant on the earliest of:

          (A)  the date of the Participant's death;

          (B)  the Participant's Benefit Commencement Date; or

          (C) the date on which an Annuity Contract is purchased for the Participant providing benefits under the Plan;

Anything contained herein to the contrary notwithstanding, a former spouse will be treated as the Surviving Spouse to the extent provided under a "qualified domestic relations order" (or a "domestic relations order" treated as such) as referred to in Section 12.6.

     1.91 Taxable Wage Base: The maximum amount of earnings which may be considered "wages" for the Plan Year involved under Code Section
3121(a)(1).

     1.92 Transferred Account: The Account established for a Participant pursuant to Section 3.8.10.

     1.93 Trust: The trust established under the Plan to which Plan contributions are made and in which Plan assets are held.

     1.94 Trust Fund: The assets of the Trust held by or in the name of the Trustee.

     1.95 Trustee: The person appointed as Trustee pursuant to Article X and any successor Trustee.

     1.96 Valuation Date: The last business day of each Plan Year, the date specified in the Adoption Agreement or determined pursuant to Section 10.6, if applicable, and each other date as may be determined by the Administrator.

     1.97 Vesting Service: The Years of Service credited to a Participant under Article IV for purposes of determining the participant's vested percentage in any Employer Account established for the Participant.

     1.98 Years of Service: If the Employer elects the hourly records method in the Adoption Agreement, an Employee shall be credited with one Year of Service for each Plan Year in which he or she has 1,000 Hours of Service. Solely for purposes of eligibility to participate, an Employee shall be credited with a Year of Service on the last day of the 12-consecutive month period which begins on the first day on which he or she has an Hour of Service, if he or she has at least 1,000 Hours of Service in that period. If an Employee fails to be credited with a Year of Service on such date, he or she shall be credited with a Year of Service on the last day of each succeeding 12-consecutive month period.

     If the Employer elects the elapsed time method in the Adoption Agreement, the Employee's Years of Service shall be a span of service equal to the sum of:

          (A) the period commencing on the date the Employee first performs an Hour of Service and ending on the date he or she quits, retires, is discharged, dies, or if earlier, the 12-month anniversary of the date on which the Employee was otherwise first absent from service (with or without pay) for any other reason; and

          (B) (i) if the Employee quits, retires, or is discharged, the period commencing on the date the Employee terminated his or her Employment and ending on the first date on which he or she again performs an Hour of Service, if such date is within 12 months of the date on which he or she last performed an Hour of Service; or

               (ii) if the Employee is absent from work for any other
                    reason, and, within 12 months of the first day of such absence, the Employee quits, retires or is discharged, the period commencing on the first day of such absence and ending on the first day he or she again performs an Hour of Service if such day is within 12 months of the date his or her absence began.

     With respect to both the elapsed time method and the hourly record method, service with a predecessor employer, determined in the manner in which the rules of this Plan would have credited such service had the Participant earned such service under the terms of this Plan, may be included in Years of Service, as specified in the Adoption Agreement.

                                ARTICLE II
                               PARTICIPATION

     2.1 Admission as a Participant

          2.1.1 An Eligible Employee shall become a Participant on the Entry Date coincident with or next following the date on which he or she meets the eligibility requirements specified in the Adoption Agreement; provided, however that

          (A) an Eligible Employee who has met the eligibility requirements as of the first day of the Plan Year in which the Plan is adopted as a new Plan shall become a Participant as of such date;

          (B) an Eligible Employee who had met the eligibility requirements of a plan that is restated and/or amended to become this Plan shall become a Participant as of the date this Plan is adopted; and

          (C) if selected in the Adoption Agreement, an Eligible Employee shall become a Participant on the effective date of the Plan providing he or she is an Eligible Employee on such date.

          2.1.2 An Employee who did not become a Participant on the Entry Date coincident with or next following the day on which he or she met the eligibility requirements because he or she was not then an Eligible Employee shall become a Participant on the first day on which he or she again becomes an Eligible Employee unless determined otherwise in accordance with Section 23.1 of the Plan.

          2.1.3 If the Plan includes a CODA or thrift feature, in addition to the participation requirements set forth in Section 2.1.1, an Eligible Employee shall become a Participant upon filing his or her 401(k) Election or election to make Employee Thrift Contributions with the Administrator. An election shall not be required if the Employer has elected to make contributions to an Employer Account and/or Qualified Nonelective Contributions with respect to all Eligible Participants.

          2.1.4 An individual who has ceased to be a Participant and who again becomes an Eligible Employee shall become a Participant immediately upon reemployment as an Eligible Employee unless determined otherwise in accordance with Section 23.1 of the Plan.

     2.2 Rollover Membership and Trust to Trust Transfer

     An Eligible Employee who makes a Rollover Contribution or a trust to trust transfer shall become a Participant as of the date of such contribution or transfer even if he or she had not previously become a Participant. Such an Eligible Employee shall be a Participant only for the purposes of such Rollover Contribution or transfer and shall not be eligible to share in contributions made by the Employer until he or she has become a Participant in accordance with Section 2.1.

     2.3 Crediting of Service for Eligibility Purposes

          2.3.1 For purposes of eligibility to participate, an Eligible Employee or Participant without any vested interest in any Employer Account and without an Elective Deferrals Account who terminates Employment shall lose credit for his or her Years of Service prior to such termination of Employment if his or her Period of Severance equals or exceeds five years or, if greater, the aggregate number of Years of Service.

          2.3.2 For purposes of eligibility to participate, a Participant who has a vested interest in any Employer Account and who terminates Employment shall retain credit for his or her Years of Service prior to such termination of Employment without regard to the length of his or her Period of Severance. In the event such Participant returns to Employment, he or she shall participate immediately.

          2.3.3 A former Eligible Employee who was not a Participant who again becomes an Eligible Employee with no Years of Service to his or her credit shall be treated as a new Employee.

     2.4 Termination of Participation

     A Participant shall cease to be a Participant:

          (A)  upon his or her death;

          (B) upon the payment to him or her of all nonforfeitable benefits due to him or her under the Plan, whether directly or by the purchase of an Annuity Contract; or

          (C)  upon his or her Nonvested Separation.

     2.5 Limitation for Owner-Employee

          2.5.1 If the Plan provides contributions or benefits for one or more Owner-Employees who control the trade or business for which this Plan is established and who also control as an Owner-Employee of as Owner-Employees one or more other trades or businesses, this Plan and the plan established for each such other trade or business must, when looked at as a single plan, satisfy the requirements of Code Sections 401(a) and (d) with respect to the employees of this and all of such other trades or businesses.

          2.5.2 If the Plan provides contributions or benefits for one or more Owner-Employees who control as an Owner-Employee or as Owner-Employees one or more other trades or businesses, the employees of the other trades or businesses must be included in a plan which satisfies the requirements of Code Sections 401(a) and (d) and which provides contributions and benefits for the employees of such other trades or businesses not less favorable than the contributions and benefits provided for Owner-Employees under this Plan.

          2.5.3 If an individual is covered as an Owner-Employee under the plans of two or more trades or businesses which are not controlled and the individual controls a trade or business, then the contributions or benefits of the employees under the plan of the trades or businesses which are controlled must be as favorable as those provided for such individual under the most favorable plan of the trade or business which is not controlled.

          2.5.4 For purposes of the preceding three subsections, an Owner-Employee, or two or more Owner-Employees, will be considered to control a trade or business if the owner-Employee, or two or more
Owner-Employees together:

          (A) own the entire interest in an unincorporated trade or business, or

          (B) in the case of a partnership, own more than 50% of either the capital interest or the profits interest in the partnership.

For purposes of the preceding sentence, an Owner-Employee, or two or more Owner-Employees, shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner Employee, or such two or more Owner-Employees, are considered to control within the meaning of the preceding sentence.

     2.6 Corrections with Regard to Participation

          2.6.1 If in any Plan Year an Eligible Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by the Employer for the year has been made, the Employer shall make a subsequent contribution with respect to the omitted Eligible Employee in the amount which would have contributed with respect to such Eligible Employee had he or she not been omitted. Such contribution shall be made whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code. It shall be the responsibility of the Employer and Administrator to take any and all actions as required by this Section 26.1.

          2.6.2 If in any Plan Year any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made, the amount contributed on behalf of such ineligible person shall constitute a forfeiture for the Plan year in which the discovery is made. It shall be the responsibility of the Employer and Administrator to take any and an actions as required by this Section 26.2

     2.7 Provision of Information

     Each Employee shall execute such forms as may reasonably be required by the Administrator, and shall make available to the Administrator any information the Administrator may reasonably request in this regard. By virtue of his or her participation in this Plan, an Employee agrees, on his or her own behalf and on behalf of all persons who may have or claim any right by reason of the Employee's participation in the Plan, to be bound by all provisions of the Plan.

                                ARTICLE III
                   CONTRIBUTIONS AND ACCOUNT ALLOCATIONS

     3.1 Employer Contributions and Allocations

          3.1.1 If the Plan is a profit-sharing plan, the Employer will contribute cash and/or Qualifying Employer Securities to the Trust Fund, in such amount, if any, as specified in the Adoption Agreement and with respect to Qualifying Employer Securities as is consistent with Sections
10.4.2 and 10.4.3. If the Plan is a profit-sharing plan, Net Profits may be necessary for an Employer to make contributions, as specified in the Adoption Agreement. Employer Contributions for a Plan Year will be allocated no later than the last day of the Plan Year to the Employer Contributions Account of Participants eligible for an allocation in the manner specified in the Adoption Agreement. A not-for-profit corporation may adopt a profit-sharing plan as an incentive plan; provided, however, that such a plan may not contain a CODA feature unless otherwise permitted by law.

          3.1.2 If the Plan is a money purchase pension plan, the Employer will contribute cash to the Trust Fund in an amount equal to that percentage of the Compensation of each Participant eligible for an allocation of Employer contributions for that Plan Year as specified in the Adoption Agreement. Employer Contributions for the Plan Year will be allocated as of the last day of the Plan Year to the Employer Contributions Accounts of Participants eligible for an allocation and entitled to share in such contributions in the manner specified in the Adoption Agreement.

          3.1.3 If the Plan is a target benefit plan, the Employer will contribute cash to the Trust Fund in an amount specified in the Adoption Agreement. The amount contributed with respect to the targeted benefit of each Participant eligible for an allocation for that Plan Year will be allocated as of the last day of the Plan Year to the Participant's Employer Contributions Account in the manner specified in the Adoption Agreement.

          3.1.4 If the Employer elects in the Adoption Agreement to make contributions on behalf of a Participant whose Employment terminated due to Disability, "Compensation" shall mean, with respect to such Participant, the Compensation he or she would have received for the entire calendar year in which the Disability occurred if he or she had been paid for such year at the rate at which he or she was being paid immediately prior to such Disability. Employer Contributions may be taken into account only if the Participant is a Nonhighly Compensated Employee and contributions made on his or her behalf are nonforfeitable.

          3.1.5 If an Employer has adopted more than one Adoption
Agreement, or has adopted a plan pursuant to the Merrill Lynch Special Prototype Defined Benefit Plan and Trust, only one Adoption Agreement may be integrated with Social Security.

          3.1.6 For purposes of the Plan, contributions provided by the "leasing organization" referred to in Section 1.37 of a Leased Employee which are attributable to services performed for the Employer shall be treated as provided by the Employer.

     3.2 Participant Voluntary Nondeductible Contributions

          3.2.1 If elected by the Employer in the Adoption Agreement, each Participant while actively employed may make Participant Voluntary Nondeductible Contributions in cash in a dollar amount or a percentage of Compensation which does not, when included in the Contribution Percentage Amount, exceed the limitations set forth in Code Section 401(m).

          3.2.2 Participant Voluntary Nondeductible Contributions shall be made in accordance with rules and procedures adopted by the Administrator.

     3.3 Rollover Contributions and Trust to Trust Transfers

          3.3.1 Any Eligible Employee or Participant may make a Rollover Contribution under the Plan. A Rollover Contribution shall be in cash or in other property acceptable to the Trustee and shall be a contribution attributable to (a) a "qualified total distribution" (as defined in Code
Section 402(a)(5)), distributed to the contributing Employee under Code
Section 402(a)(5) from a Qualified Plan or distributed to the Employee under Code Section 403(a)(4) from an "employee annuity" or referred to in that section, or (b) a payout or distribution to the Employee referred to in Code Section 408(d)(3) from an "individual retirement account" or an "individual retirement annuity" described, respectively, in Code Section 408(a) or Section 408(b) consisting exclusively of amounts attributable to "qualified total distributions" (as defined in Code Section 402(a)(5)) from a Qualified Plan. The Plan shall not accept a Rollover Contribution attributable to any accumulated deductible employee contributions as defined by Code Section 72(o)(5)(B). The Trustee may condition acceptance of a Rollover Contribution upon receipt of such documents as it may require. In the event that an Employee makes a contribution pursuant to this Section 3.3 intended to be a Rollover Contribution but which did not qualify as a Rollover Contribution, the Trustee shall distribute to the Employee as soon as practicable after that conclusion is reached the entire Account balance in his or her Rollover Contributions Account deriving from such contributions determined as of the valuation date coincident with or immediately preceding such discovery.

          3.3.2 Any Eligible Employee or Participant may direct the Administrator to direct the Trustee to accept a transfer to the Trust Fund from another trust established pursuant to another Qualified Plan of all or any part of the assets held in such other trust The Plan shall not accept a direct transfer attributable to accumulated deductible employee contributions as defined by Code Section 72(o)(5)(B). The Trustee may condition acceptance of such a trust to trust transfer upon receipt of such documents as it may require.

     3.4 Section 401(k) Contributions and Account Allocations

          3.4.1 Elective Deferrals

          (A) Amount of Elective Deferrals

     Subject to the limitations contained in Section 3.4.2, the Employer will contribute cash to the Trust Fund in an amount equal to:

               (i) as specified on the Participant's 401(k) Election form the specific dollar amount, or the deferral percentage multiplied by each such Participant's Compensation or

               (ii) a bonus contribution made pursuant to Section 3.4.1(C).

          (B) The amount elected by a Participant pursuant to a 401(k) Election shall be determined within the limits specified in the Adoption Agreement. The 401(k) Election shall be made on a form provided by the Administrator but no election shall be effective prior to approval by the Administrator. The Administrator may reduce the amount of any 401(k) Election, or make such other modifications as necessary, so that the Plan complies with the provisions of the Code. A Participant's 401(k) Election shall remain in effect until modified or terminated. Modification or termination of a 401(k) Election shall be made at such time as specified in the Adoption Agreement.

          (C) If elected by the Employer in the Adoption Agreement, an Eligible Employee may make a 401(k) Election to have an amount withheld up to the amount of any bonus payable for such Plan Year and direct the Employer to contribute the amount so withheld to his or her Elective Deferrals Account.

          3.4.2 Limitation on Elective Deferrals

          (A) Maximum Amount of Elective Deferrals and Distribution of Excess Elective Deferrals

               (i) No Participant shall be permitted to have Elective Deferrals made under this Plan, or any other Qualified Plan maintained by the Employer, during any Plan Year in excess of the dollar limitation contained in Code
                    Section 402(g) in effect at the beginning of the Participant's taxable year.

               (ii) Notwithstanding any other provision of the Plan, Excess
                    Elective Deferrals made to this Plan or assigned to this Plan, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15, 1988, and each April 15 thereafter, to Participants to whose accounts Excess Elective Deferrals were designated for the preceding Plan Year and who claim Excess Elective Deferrals for such taxable year. Excess Elective Deferrals shall be treated as Annual Additions.

               (iii) Claims. A Participant may designate to this Plan any amount of his or her Elective Deferrals as Excess Elective Deferrals during his or her taxable year. A Participant's claim shall be in writing, shall be submitted to the Administrator no later than March 1, shall specify the Participant's Excess Elective Deferral for the preceding Plan Year, and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Elective Deferral, when added to amounts deferred under other plans or arrangements described in Code Section 401(k), Code Section 408(k), Code Section 403(b) or Code Section 457, exceeds the limit imposed on the Participant by Code Section 402(g) for the year in which the deferral occurred. A Participant is deemed to notify the Administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any other plans of the Employer or an Affiliate.

               (iv) Determination of Income or Loss. Excess Elective
                    Deferrals shall be adjusted for income or loss up to the date of distribution. The income or loss allocable to Participant's Excess Elective Deferrals is the sum of: (1) the income or loss allocable to the Participant's Elective Deferrals Account for the Participant's taxable year multiplied by a fraction, the numerator of which is the Participant's Excess Elective Deferrals for the Participant's taxable year and the denominator of which is the Account Balance of the Participant's Elective Deferrals Account without regard to any income or loss occurring during such taxable year; and (2) ten percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Participant's taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

     Anything in the preceding paragraph of this Section 3.42(A)(iv) to the contrary notwithstanding, any reasonable method for computing the income or loss allocable to Excess Elective Deferrals may be used, provided that such method is used consistently for all Participants and for all corrective distributions under the Plan, and is used by the Plan for allocating income or loss to Participants' Accounts. Income or loss allocable to the period between the end of the taxable year and the date of distribution may be disregarded in determining income or loss.

          (B) ADP Test

     The Average Actual Deferral Percentage for Highly Compensated Employees for each Plan Year and the Average Actual Deferral Percentage for Nonhighly Compensated Employees for the same Plan Year must satisfy one of the following tests:

               (i) The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

               (ii) The Average Actual Deferral Percentage for Eligible
                    Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 2.0; provided that the Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for Participants who are Nonhighly Compensated Employees by more than two percentage points.

          (C) Special Actual Deferral Percentage Rules

               (i) The Actual Deferral Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals and Qualified Matching Contributions or Qualified Nonelective Contributions, or both, if treated as Elective Deferrals for purposes of the ADP Test, allocated to his or her accounts under two or more plans or arrangements described in Code Section 401(k) that are maintained by the Employer shall be determined as if all such Elective Deferrals, Qualified Matching Contributions and Qualified Nonelective Contributions were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

               (ii) In the event that this Plan satisfies the requirements of Code Section 401(k), Code Section 401(a)(4) or Code
                    Section 410(b) only if aggregated with one or more other qualified plans, or if one or more other qualified plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this Section shall be applied by determining the Actual Deferral Percentage of Employees as if all such qualified plans were a single qualified plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same plan year.

               (iii) For purposes of determining the Actual Deferral
                    Percentage of an Eligible Participant who is a 5% owner or one of the ten most highly paid Highly Compensated Employees, the Elective Deferrals (and Qualified Matching Contributions or Qualified Nonelective Contributions, or both, if treated as Elective Deferrals for purposes of one of the tests referred to in Section 3.4.2(B)) and CODA Compensation of such Participant shall include the Elective Deferrals (and, if applicable, Qualified Matching Contributions, Qualified Nonelective Contributions) and CODA Compensation for the Plan Year of Family Members. Family Members with respect to such Highly Compensated Emmployees shall be disregarded as separate employees in determining the Actual Deferral Percentage both for Eligible Participants who are Nonhighly Compensated Employees and for Eligible Participants who are Highly Compensated Employees.

               (iv) For purposes of determining the ADP Test, Elective
                    Deferrals, Qualified Matching Contributions, and Qualified Nonelective must be made before the last day of the 12-month period immediately following the Plan Year to which such contributions relate.

               (v) The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP Test and the amount of Qualified Nonelective Contributions and/or Qualified Matching Contribution used in such test.

               (vi) The determination and treatment of the Elective
                    Deferrals, Qualified Matching Contributions, and Qualified Nonelective Contributions, used in the ADP Test shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

          (D)  Distribution of Excess Contributions

               (i) In General. Notwithstanding any other provision of the Plan except Section 3.4.2(E), Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year beginning after December 31, 1987, to Participants to whose Accounts Elective Deferrals, Qualified Matching Contributions, and Qualified Nonelective Contributions were allocated for the preceding Plan Year.(1) Excess Contributions of Participants who are subject to the Family Member aggregation rules shall be allocated among the Family Members in proportion to the Elective Deferrals (and amounts treated as Elective Deferrals) of each Family Member that is combined to determine the combined Actual Deferral Percentage. Excess Contributions shall be treated as Annual Additions.

----------------

(1) Distribution of Excess Contributions on or before the last day of the Plan Year after the Plan Year in which such excess amounts arose is required under Code Section 401(k)(8) if the Plan is to maintain its tax-qualified status. However, if such excess amounts, plus any income and minus any loss allocable thereto, are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, then Code Section 4979 imposes a 10% excise tax on the employer maintaining the plan with respect to such amounts.

               (ii) Determination of Income or Loss. Excess Contributions
                    shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Contributions is the sum of: (1) the income or loss allocable to the Participant's Elective Deferrals Account (and, if applicable, the Qualified Nonelective Contributions Account or the Qualified Matching Contributions Account or both) for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Contributions for the year and the denominator of which is the Account Balances of Participant's Elective Deferrals Account, Qualified Nonelective Contributions Account and Qualified Matching Contributions Account if any of such contributions are included in the ADP Test, without regard to any income or loss occurring during such Plan Year, and

               (iii) (2) 10% of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

     Anything in the preceding paragraph of this Section 3.4.2(D)(ii) to the contrary notwithstanding, any reasonable method for computing the income or loss allocable to Excess Contributions may be used, provided that such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income or loss to Participant's Accounts. Income or loss allocable to the period between the end of the Plan Year and the date of distribution may be disregarded in determining income or loss.

               (iv) Accounting for Excess Contributions. Amounts
                    distributed under this Section 3.4.2(D) shall fast be distributed from the Participant's Elective Deferrals Account and Qualified Matching Contributions Account in proportion to the Participant's Elective Deferrals and Qualified Matching Contributions (to the extent used in the ADP Test) for the Plan Year. Excess Contributions shall be distributed from the Participant's Qualified Nonelective Contributions Account only to the extent that such Excess Contributions exceed the balance in the Participant's Elective Deferrals Account and Qualified Matching Contributions Account.

          (E) In lieu of distributing Excess Contributions pursuant to the preceding Section 3.4.2(D), and as specified in the Adoption Agreement, the Employer may make special Qualified Nonelective Contribution on behalf of Nonhighly Compensated Employees that are sufficient to satisfy the ADP Test.

          (F) In lieu of distributing Excess Contributions, the Participant may treat his or her Excess Contributions as an amount distributed and then re-contributed by such Participant. Recharacterized amounts are 100% nonforfeitable and subject to the same distribution requirements as Elective Deferrals. Amounts may not be recharacterized by a Highly Compensated Employee to the extent that such amount in combination with other amounts made to the Particpant's Participant Contributions Account would exceed any stated limit on such contributions, as specified in the Adoption Agreement. If Excess Contributions are recharacterized, they must be so no later than two and one half months after the last day of the Plan Year in which such Excess Contributions arose and they are deemed to occur no earlier than the date the last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof. Recharacterized amounts are taxable to the Participant for the tax year in which he or she would have received such contributions in cash.

          (G) Under no circumstances may Elective Deferrals, Qualified Matching Contributions and Qualified Nonelective Contributions be contributed and allocated to the Trust later than the last day of the 12-month period immediately following the Plan Year to which such contributions relate.

     3.5 Matching 401(k) Contributions

          3.5.1 Amount of Matching Contributions. Subject to the limitations contained in Sections 3.9 and 3.5.2, for each Plan Year the Employer will contribute in cash and/or Qualifying Employer Securities, Matching 401(k) Contributions to the Trust Fund in an amount, if any, calculated by reference to the Participants' Elective Deferrals as specified in the Adoption Agreement.

          3.5.2 Limitation on Contribution Percentage

          (A) ACP Test

     The Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year and the Average
Contributions Percentage for Eligible Participants who are Nonhighly Compensated Employees for the same Plan Year must satisfy one of the following tests:

               (i) the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Eligible Participants who are Nonhighly Compensated Employees for the same Plan Year multiplied by 1.25; or

               (ii) the Average Contribution Percentage for Eligible
                    Participants who are Highly Compensated Employees shall not exceed the Average Contribution Percentage for Eligible Participants who are Nonhighly Compensated Employees by more than two percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

          (B) Special Average Contribution Percentage Rules

               (i) For purposes of this Section 3.5.2, the Contribution Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Matching 401(k) Contributions or Matching Thrift Contributions, as the case may be (other than Qualified Matching Contributions), allocated to his or her account under two or more qualified plans described in Code Section 401(a), or arrangements described in Code Section 401(k) shall be determined as if the total of such Contribution percentage Amounts was made under each plan. If a Highly Compensated Employee participates in 2 or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

               (ii) In the event that this Plan satisfies the requirements of Code Section 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Code Section 410(b) only if aggregated with this Plan, then this Section 3.5.2 shall be applied by determining the Contribution Percentages of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same plan year.

               (iii) For purposes of determining the Contribution
                    Percentage of an Eligible Participant who is a 5% owner or one of the 10 most highly-paid Highly Compensated Employees, the Contribution Percentage Amounts and the CODA Compensation of such Participant shall include the Contribution Percentage Amounts and CODA Compensation for the Plan Year of Family Members. Family Members with respect to Highly Compensated Employees shall be disregarded as separate employees in determining the Contribution Percentage both for Participants who are Nonhighly Compensated Employees and for Participants who are Highly Compensated Employees.

               (iv) For purposes of determining the ACP Test, Matching
                    401(k) Contributions, Matching Thrift Contributions and Qualified Nonelective Contributions will be considered made for a Plan Year if made no later than the end of the 12-month period beginning on the day after the close of the Plan Year.

               (v) The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP Test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in such test.

          (C)  Multiple Use

     If one or more Highly Compensated Employees participate in both a cash or deferred arrangement and a plan subject to the ACT Test and the sum of the Actual Deferral Percentage and the Actual Contribution Percentage of those Highly Compensated Employees exceeds the "aggregate limit", then the Actual Contribution Percentage of those Highly Compensated Employees will be reduced, beginning with such Highly Compensated Employee whose Actual Contribution Percentage is the highest, so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage is reduced shall be treated as an Excess Aggregate Contribution. The Actual Deferral Percentage and Actual Contribution Percentage of the Highly Compensated Employees are determined after any corrections required to meet the ADP Test and the ACP Test. Multiple use does not occur if either the Average Deferral Percentage or Actual Contribution Percentage of the Highly Compensated Employees does not exceed 1.25 multiplied by the Actual Deferral Percentage and the Actual Contribution Percentage of the Nonhighly Compensated Employees.

               (i) The "aggregate limit" is the sum of (1) 125% of the greater of the Actual Deferral Percentage for Participants who are Nonhighly Compensated Employees for the Plan Year or the Actual Deferral Percentage for Participants who are Nonhighly Compensated Employees for the Plan Year beginning with or within the Plan Year and (2) the lesser of 200% or two plus the lesser of such Actual Deferral Percentage or Actual Contribution Percentage. "Lesser" is substituted for "greater" in "(1)," above, and "greater" is substituted for "lesser" after "two plus the" in "(2)" if it would result in a larger aggregate limit.

          (D)  Forfeiture of Excess Aggregate Contributions

               (i) In General. Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited and applied to reduce subsequent Matching 401(k) Contributions or Matching Thrift Contributions, as the case may be. No forfeitures arising under this
                    Section 3.6.2(D) shall be allocated to the account of any Highly Compensated Employee. If not forfeitable, Excess Aggregate Contributions shall be distributed no later than the last day of each Plan Year beginning after December 31, 1987, to Participants to whose Accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions of Participants who are subject to the Family Member aggregation rules shall be allocated among the Family Members in proportion to the amounts constituting Contribution Percentage Amounts of each Family Member that is combined to determine the combined Actual Contribution Percentage. Excess Aggregate Contributions shall be treated as Annual Additions. Anything above to the contrary notwithstanding, any forfeiture or distribution under this Section 3.5.2(D)(i) shall occur only if sufficient Employee Thrift Contributions and/or Participant Voluntary Nondeductible Contributions, as the case may be, are not distributed from the qualified plan holding such Employee Thrift Contributions and/or Participant Voluntary Nondeductible Contributions, as the case may be.(2)

--------------------

(2) Distribution or forfeiture of Excess Aggregate Contributions on or before the last day of the Plan Year after the Plan Year in which such excess amounts arose is required under Code Section 401(m)(6) if the Plan is to maintain its tax-qualified status. However, if such excess amounts, plus any income and minus any loss allocable thereto, are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, then Code Section 4979 imposes a 10% excise tax on the employer maintaining the plan with respect to such amounts.



               (ii) Determination of Income or Loss. Excess Aggregate
                    Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Aggregate Contributions is the sum of: (1) the income or loss allocable to the Participant's Matching 401(k) Contribution Account or Matching Thrift Contribution Account (if any, and if all amounts therein are not used in the ADP Test) and, if applicable Qualified Nonelective Contribution Account and Elective Deferrals Account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the year and the denominator of which is the Participant's Account Balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year, and (2) 10% of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

     Anything in the preceding paragraph of this Section 3.5.2(D) (ii) to the contrary notwithstanding, any reasonable method for computing the income or loss allocable to Excess Aggregate Contributions may be used, provided that such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income or loss to Participants' Accounts. Income or loss allocable to the period between the end of the Plan Year and the date of distribution may be disregarded in determining income or loss.

               (iii) The determination of the Excess Aggregate
                    Contributions shall be made after first determining the Excess Elective Deferrals, and then determining the Excess Contributions.

          3.5.3 For purposes of determining the ACP Test, Qualified Nonelective Contributions, Matching 401(k) Contributions and Matching Thrift Contributions will be considered made for a Plan Year if paid to the Trustee no later than the end of the 12-month period beginning on the day after the dose of the Plan Year.

     3.6 Thrift Contributions

          3.6.1 Employee Thrift Contributions. If elected by the Employer in the Adoption Agreement to provide for Employee Thrift Contributions, the Employer will contribute cash to the Trust Fund in an amount equal to (A) the Employee Thrift Contribution percentage of each Participant on his or her Employee Thrift Contribution election form multiplied by each such Participant's Compensation or (B) the specific dollar amount set forth on the Participant's election form.

     The amount elected by a Participant pursuant to a Participant's Employee Thrift Contribution election shall be determined within the limits specified in the Adoption Agreement. Such election shall be made on a form provided by the Administrator but no election shall be effective prior to approval by the Administrator. The Administrator may reduce the amount of any Employee Thrift Contribution, or make such other modifications as necessary, so that the Plan complies with the provisions of the Code. A Participant's election shall remain in effect until modified or terminated at such times as specified in the Adoption Agreement.

          3.6.2 Matching Thrift Contributions. Subject to the limitations contained in Sections 3.9 and 35.2, for each Plan Year the Employer will contribute in cash and/or Qualifying Employer Securities, Matching Thrift Contributions to the Trust Fund in an amount if any, calculated by reference to the Participants' Employee Thrift Contributions, as specified in the Adoption Agreement.

     Matching Thrift Contributions made by the Employer will be allocated to the Matching Thrift Contributions Account of those Participants who have contributed Employee Thrift Contributions to the Plan, as specified in the Adoption Agreement.

     3.7 Treatment of Forfeitures

          3.7.1 If the Employer has elected in the Adoption Agreement to reallocate forfeitures for a Plan Year among Participants, then such forfeitures, if any, shall be allocated as of the last day of the Plan Year specified in the Adoption Agreement to the Employer Accounts of those Participants who are eligible to share in the allocation of contributions to that particular Employer Account (whether or not a contribution was made for that Plan Year) for that Plan Year in that particular Employer Account category with respect to which such forfeitures are attributable. If the Plan is a Target Benefit Plan, forfeitures may only be used to reduce Employer Contributions, in accordance with Section 3.7.2.

          3.7.2 If the Employer has elected in the Adoption Agreement to use forfeiture to reduce contributions, then forfeitures shall be applied in the Plan Year specified in the Adoption Agreement to reduce Employer Contributions in that particular Employer Account category to which such forfeitures were attributable.

     3.8 Establishing of Accounts

          3.8.1 An Elective Deferrals Account shall be established for each Eligible Participant who makes a 401(k) Election to which the Administrator shall credit, or cause to be credited, Elective Deferrals allocable to each such Participant, plus earnings or losses thereon.

          3.8.2 An Employer Contributions Account shall be established for each Participant to which the Administrator shall credit or cause to be credited Employer contributions pursuant to Section 3.1, and forfeitures attributable to such contributions, if any, plus earnings or losses thereon.

          3.8.3 An Employee Thrift Contributions Account shall be established for each Participant who makes Employee Thrift Contributions to the Plan, to which the Administrator shall credit, or cause to be credited, all amounts allocable to each such participant plus earnings or losses thereon.

          3.8.4 A Matching 401(k) Contributions Account shall be established for each Participant for whom Matching 401(k) Contributions are made, to which the Administrator shall credit, or cause to be credited, all such amounts allocable to each such Participant, plus earnings or losses thereon.

          3.8.5 A Matching Thrift Contributions Account shall be established for each Participant for whom Matching Thrift Contributions are made, to which the Administrator shall credit, or cause to be credited, all amounts allocable to each such Participant, plus earnings or losses thereon.

          3.8.6 A Participant Voluntary Nondeductible Contributions Account shall be established for each Participant who makes Participant Voluntary Nondeductible Contributions to the Plan, plus earnings or losses thereon.

          3.8.7 A Qualified Matching Contributions Account shall be established for each Eligible Participant for whom Qualified Matching Contributions are made, to which the Administrator shall credit, or cause to be credited, all amounts allocable to each such Participant, plus earnings or losses thereon.

          3.8.8 A Qualified Nonelective Contributions Account shall be established for each Participant for whom Qualified Nonelective
Contributions are made, to which the Administrator shall credit, or cause to be credited, all amounts allocable to each such Participant, plus earnings or losses thereon.

          3.8.9 A Rollover Contributions Account shall be established for each Participant who contributes to the Plan pursuant to Section 3.3 to which the Administrator shall credit, or cause to be credited, Rollover Contributions made by the Participant, plus earnings or losses thereon.

          3.8.10 A Transferred Contributions Account shall be established for each Participant for whom assets are transferred from another Qualified Plan, to which the Administrator shall credit, or cause to be credited, transferred assets, plus earnings or losses thereon.

     3.9 Limitation on Amount of Allocations

          3.9.1 As used in this Section 3.9, each of the following terms shall have the meaning for that term set forth in this Section 3.9.1:

          (A) Annual Additions means, for each Participant the sum of the following amounts credited to the Participants Accounts for the Limitation Year:

               (i) Employer Contributions within the meaning of IRS regulation 1.415-6(b);

               (ii) Employee Contributions,

               (iii) forfeitures,

               (iv) allocation under a simplified employee pension, and

               (v) any Excess Amount applied under a Defined Contribution Plan in the Limitation Year to reduce Employer Contributions will also be considered as part of the Annual Additions for such Limitation Year.

     Amounts allocated after March 31, 1984, to an "individual medical benefit account" as defined in Code Section 415(1)(2) ("Individual Medical Benefit Account") which is part of a pension or annuity plan maintained by the Employer or Affiliate are treated as Annual Additions to a Defined Contribution Plan. Also, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after that date, which are attributable to postretirement medical benefits allocated to the separate account of a "key employee" as defined in Code Section 419A(d)(3) under a "welfare benefit fund" as defined in Code Section 419(e) ("Welfare Benefit Fund") maintained by the Employer or Affiliate, are treated as Annual Additions to a Defined Contribution Plan.

          (B) Defined Benefit Dollar Limitation means $90,000 multiplied by the Adjustment Factor or such other limitation set forth in Code Section 415(b)(1) as in effect for the Limitation Year.

          (C) Defined Benefit Fraction means a fraction, the numerator of which is the sum of the Projected Annual Benefits of the Participant involved under all Defined Benefit Plans (whether or not terminated) maintained by the Employer or Affiliate, and the denominator of which is the lesser of 125% of the Defined Benefit Dollar Limitation determined for the Limitation Year or 140% of the Participant's Highest Average Limitation Compensation, including any adjustments under Code Section 415(b).

     Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more Defined Benefit Plans maintained by the Employer or Affiliate which were in existence on May 5, 1986, the denominator of this fraction will not be less than 125% of the sum of the annual benefits under such Plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plans after May 5, 1986. The preceding sentence applies only if the Defined Benefit Plans individually and in the aggregate satisfied the requirements of Code Section 415 for all Limitation Years beginning before January 1, 1987.

          (D) Defined Contribution Dollar Limitation means $30,000 or if greater, one-fourth of the Defined Benefit Dollar Limitation as in effect for the Limitation Year.

          (E) Defined Contribution Fraction means a fraction, the numerator of which is the sum of the Annual Additions to the Participant's Account or Accounts under all the Defined Contribution Plans (whether or not terminated) maintained by the Employer or Affiliate for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's nondeductible contributions to all Defined Benefit Plans, whether or not terminated, maintained by the Employer or Affiliate and the Annual Additions attributable to all Welfare Benefit Funds, individual Medical Benefit Accounts, and simplified employee pensions maintained by the Employer or Affiliate), and the denominator of which is the sum of the "maximum aggregate amounts" (as defined in the following sentence) for the current and all prior Limitation Years of service with the Employer or Affiliate (regardless of whether a Defined Contribution Plan was maintained by the Employer or Affiliate). The "maximum aggregate amount" in any Limitation Year is the lesser of (i) 123% of the Defined Benefit Dollar Limitation in effect under Code section 415(c)(1)(A) or (ii) 35% of the Participant's Compensation for such year.

     If the Employee was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more Defined Contribution Plans maintained by the Employer or Affiliate in existence on May 5, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (A) the excess of the sum of the fractions over 1.0 times (B) the denominator of this fraction will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the later of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plans made after May 6, 1986, but using the Code Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987. The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all Participant contributions as Annual Additions.

          (F) Excess Amounts means the excess of the Participant's Annual Additions for the Limitation Year involved over the Maximum Permissible Amount for that Limitation Year.

          (G) Highest Average Limitation Compensation means the average Compensation as defined in Code Section 415(c)(3) of the Participant involved for that period of three consecutive Years of Service with the Employer or Affiliate (or if the Participant has less than three such Years of Service, the actual number thereof) that produces the highest average.

          (H) Limitation Compensation means Compensation, as defined in either (i), (ii) or (iii) below, as specified in the Adoption Agreement:

               (i)  Code Section 415 Safe-Harbor Compensation

     For an Employee other than a Self-Employed Individual, the Employee's earned income, wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of Employment (including, but not limited to, commissions paid salesmen, compensation for services an the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Reg. 1.62-2(c)) and excluding the following:

                    (1) Employer contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or contributions under a "simplified employee pension" plan (within the meaning of Code Section 408(k)) to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

                    (2)  amounts realized from the exercise of a
                         nonqualified stock option, or when restricted stock (or other property) held by the Employee either becomes freely "transferable" or is no longer subject to a "substantial risk of forfeiture" (both quoted terms within the meaning of Code Section 83(a));

                    (3) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                    (4) other amounts which received special tax benefits, or contributions made (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Code Section 403(b) (whether or not the amounts are actually excludable from the gross income of the Employee); or For Limitation Years beginning after December 31, 1991, Limitation Compensation shall include only that compensation which is actually paid or made available during the Limitation Year.

               (ii) Information required to be reported under Sections 6041 and 6051. ("Wages, Tips and other Compensation Box" Form W-2) Limitation Compensation is defined as wages as defined in Code Section 3401(a) and all other payments of compensation to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Sections 6041(d) and 6051(a)(3) of the Code. Compensation must be determined without regard to any rules under Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 340l(a)(2)).

               (iii) Code Section 340l(a) wages

     Limitation Compensation is defined as wages within the meaning of Code
Section 3401(a) for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code
Section 3401(a)(2)).

     Without regard to the definition of Limitation Compensation elected by the Employer, for a Self-Employed Individual, Limitation Compensation means his or her Earned Income, provided that if the Self-Employed Individual is not a Participant for an entire Plan Year, his or her Limitation Compensation for that Plan Year shall be his or her Earned Income for that plan Year multiplied by a fraction the numerator of which is the number of days he or she is a Participant during the Plan Year and the denominator of which is the number of days in the Plan Year. Additionally, Limitation Compensation for a Participant in a Defined Contribution Plan who is permanently and totally disabled (as defined in Code Section 22(e)) is the compensation such Participant would have received for the Limitation year if the Participant had been paid at the rate of compensation paid immediately before becoming disabled, such imputed compensation may be taken into account only if the Participant is not a Highly Compensated Employee and contributions made on behalf of such Participant are nonforfeitable when made.

          (I) Maximum Permissible Amount means the maximum Annual Addition which may be contributed or allocated to a Participant's Account under the Plan for any Limitation Year. The maximum Annual Addition shall not exceed the lesser of: (a) the Defined Contribution Dollar Limitation, or (b) 25% of the Participant's Compensation for the Limitation Year. The Compensation limitation referred to in (b) shall not apply to any contribution for medical benefits (within the meaning of Code Sections 401(h) or 419A(f)(2)) which is otherwise treated as an Annual Addition under Code Section 415(1)(1) or 419A(d)(2). If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

     Number of months in the short Limitation Year 12

          (J) Projected Annual Benefit means the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or Qualified Joint and Survivor Annuity) to which the Participant would be entitled under the terms of a Defined Benefit Plan assuming:

               (i) the Participant continues in employment with the Employer or Affiliate until the Participant's "normal retirement age" under the Plan within the meaning of Code Section 411(a)(8) (or the Participant's current age, if later); and

               (ii) the Participant's Limitation Compensation for the
                    current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

          3.9.2 The provisions of this subsection 3.9.2 apply with respect to a Participant who does not participate in, and has never participated in, another Qualified Plan, a Welfare Benefit fund or an Individual Medical Benefit Account or a simplified employee pension, as defined in Code
Section 401(k), maintained by the Employer or an Affiliate, which provides an Annual Addition as defined in section 3.9.1(A) of the Plan, other than this Plan:

          (A) The amount of Annual Additions which may be credited to the Participant's Account for any Limitation Year will not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer Contribution that would otherwise be contributed or allocated to the Participant's Account would cause the Annual Additions on behalf of the Participant for the Limitation Year to exceed the Maximum Permissible Amount with respect to that Participant for the Limitation Year, the amount contributed or allocated will be reduced so that the Annual Additions on behalf of the Participant for the Limitation Year will equal such Maximum Permissible Amount.

          (B) Prior to determining the Participant's actual Limitation Compensation for a Limitation Year, the Employer may determine the Maximum Permissible Amount for the Participant for the Limitation Year on the basis of a reasonable estimation of the Participant's Compensation for that Limitation Year. Such estimated Compensation shall be uniformly determined for all Participants similarly situated.

          (C) As soon as is administratively feasible after the end of a Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual compensation for the Limitation Year.

          (D) If pursuant to Section 3.9.2(C) or as a result of the allocation of forfeitures, there is an Excess Amount with respect to the Participant for a Limitation Year, the Excess Amount shall be disposed of as follows:

               (i) First, any contribution to the Participant's Elective Deferrals Account, Participant Voluntary Nondeductible Contributions Account or Employee Thrift Contributions Account, if applicable, and any earnings allocable thereto will be distributed to the Participant to the extent that the return thereof would reduce the Excess Amount in such Participant's Accounts;

               (ii) If after the application of section 3.92(D)(i) an
                    Excess Amount still exists, and the Participant is covered by the plan at the end of the Limitation Year, the remaining Excess Amount in the Participant's Account will be used to reduce Employer contributions (including allocation of any forfeitures) under this Plan for such Participant in the next Limitation Year, and in each succeeding Limitation Year, if necessary.

               (iii) If after the application of section 3.92(D)(i) an
                    Excess Amount still exists, and the Participant is not covered by the Plan at the end of the Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer contributions under this Plan for all remaining Participants in the next Limitation Year, and in each succeeding Limitation Year, if necessary; provided, however, that if all of any part of the Excess Amount held in a suspense account is attributable to a Participant's Elective Deferrals, such Excess Amount shall be held unallocated in a suspense account to be used for such Participant in the next Limitation Year and each succeeding Limitation Year as an Elective Deferral if such Participant is covered by the Plan in the next and each succeeding Limitation Year, if necessary.

               (iv) if a suspense account is in existence at any time
                    during a Limitation Year pursuant to Section
                    3.9.2(D)(iii), the suspense account will not participate in the allocation of the Trust Fund's investment gains or losses to or from any other Account. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts before any Employer or Participant contributions may be made to the Plan for the Limitation Year. Excess Amounts, other than those Excess Amounts referred to in Section 3.9.2(D)(i), may not be distributed to Participants or Former Participants.

          3.9.3 The provisions of this subsection 3.9.3 apply with respect to a Participant who, in addition to this Plan, is covered or has been covered under one or more Defined Contribution Plans which are Master or Prototype Plans, Welfare Benefit Funds an individual Medical Benefit Account or a simplified employee pension maintained by the Employer or an Affiliate, which provides an Annual Addition as described in Section 3.9.1(A) of the Plan during any Limitation Year.

          (A) The Annual Additions which may be credited to a Participant's Accounts under this Plan for any such Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to the Participant's account or accounts under any other plans and Welfare Benefit Fund, Individual Medical Benefit Account or simplified employee pension for the same Limitation Year. If the Annual Additions with respect to the Participant under any one or more other such Defined Contribution Plans or Welfare Benefit Funds, Individual Medical Benefit Account or simplified employee pension maintained by the Employer are less than the Maximum Permissible Amount and the Employer Contribution that would otherwise be contributed or allocated to a Participant's Account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated shall be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount.

     If the Annual Additions with respect to the Participant under such other Defined Contribution Plans and Welfare Benefit Funds, Individual Medical Benefit Account or simplified employee pension in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to any of the Participant's Account under this Plan for the Limitation Year.

          (B) Prior to determining the Participant's actual compensation for a Limitation Year, the Maximum Permissible Amount for a Participant may be determined in the manner described in
               Section 3.9.2(B).

          (C) As soon as is administratively feasible after the end of a Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Limitation Compensation for the Limitation Year.

          (D) If, pursuant to subsection 3.9.3(C) above, or as a result of the allocation of forfeitures, a Participant's Annual Additions under this Plan and the Participant's Annual Additions under such other plans would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to simplified employee pension will be deemed to have been allocated first, followed by Annual Additions to a Welfare Benefit Fund or Individual Medical Benefit Account regardless of the actual allocation date.

          (E) If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another such plan, the Excess Amount attributed to this Plan will be the product of:

               (i) the total Excess Amount allocated as of such date, times

               (ii) the ratio of (A) the Annual Additions allocated to the
                    Participant for the Limitation Year as of such date under this Plan to (B) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan and all of the other plans referred to in the first sentence of this Section 3.9.3.

          (F) Any Excess Amount attributed to this Plan will be disposed in the manner described in Section 3.9.2(D).

          3.9.4 If a Participant is covered under one or more Defined Contribution Plans, other than this Plan, maintained by the Employer or an Affiliate which are not Master or Prototype Plans, or Welfare Benefit Funds or an Individual Medical Benefit Account maintained by the Employer, Annual Additions which may be credited to the Participant's Account under this Plan for any Limitation Year shall be limited in accordance with the provisions of subsections 3.9.3(A) - (F) above as though each such other plan was a Master or Prototype Plan.

          3.9.5 If the Employer maintains, or at any time maintained; a Defined Benefit Plan covering any Participant in this Plan, the suns of the Participants Defined Benefit Fraction and Defined Contribution Fraction will not exceed 1.0 in any Limitation Year. If such sum would otherwise exceed 1.0 and if such Defined Benefit Plan does not provide for a reduction in benefits thereunder, Annual Additions which may be credited to a Participant's Account under this Plan for any Limitation Year shall be limited in accordance with the provisions of Section 3.9.2

          3.9.6 If required pursuant to Section 4.4.4, "100%" shall be substituted for "125%" wherever the latter percentage appears in this
Section 3.9.

          3.10 Return of Employer. Contributions Under Special
Circumstances

     Notwithstanding any provision of thus Plan to the contrary, upon timely written demand by the Employer or the Administrator to the Trustee:

          (A) Any contribution by the Employer to the Plan under a mistake of fact shall be returned to the Employer by the Trustee within one year after the payment of the contribution.

          (B) Any contribution made by the Employer incident to the determination by the Commissioner of Internal Revenue that the Plan is initially a Qualified Plan shall be returned to the Employer by the Trustee within one year after notification from the Internal Revenue Service that the Plan is not initially a Qualified Plan but only if the application for the qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

          (C) In the event the deduction of a contribution made by the Employer is disallowed under Code Section 404, such contribution (to the extent disallowed) must be returned to the Employer within one year of the disallowance of the deduction.

                                ARTICLE IV
                                  VESTING

     4.1 Determination of Vesting

          4.1.1 A Participant shall at all times have a vested percentage of 100% in the Account Balance of each of his or her Participant
Contributions Accounts, 401(k) Contributions Accounts, Rollover
Contributions Account and Transferred Account.

          4.1.2 A Participant shall have a vested percentage of 100% in his or her Account Balance of each of his or her Employer Accounts if he or she terminates Employment due to the attainment of Normal Retirement Age, Early Retirement specified in the Adoption Agreement, if elected by the Employer in the Adoption Agreement, or upon Disability or death.

          4.1.3 The vested percentage of a Participant in the Account Balance of each of his or her Employer Accounts not vested pursuant to
Section 4.1.1 or 4.1.2 shall be determined in accordance with the vesting rule or schedule specified in the Adoption Agreement.

     4.2 Rules for Crediting Vesting Service

          4.2.1 Subject to Section 4.2.2, Years of Service shall be credited for purposes of determining a Participant's Vesting Service as specified in the Adoption Agreement. If the Employer maintains the plan of a predecessor employer, service with such predecessor employer shall be treated as service with the Employer for purposes of Vesting Service.

          4.2.2 An Employee who terminates Employment with no vested percentage in an Employer Account shall, if he or she returns to Employment, have no credit for Vesting Service prior to such termination of Employment if his or her Period of Severance equal or exceeds five years.

          4.2.3 Vesting Service of an Employee following a Period of Severance of five years or more shall not be counted for the purpose of computing his or her vested percentage in his or her Employer Accounts derived from contributions accrued prior to the Period of Severance. If applicable, separate records shall be maintained reflecting the Participant's vested rights in his or her Account Balance attributable to service prior to the Period of Severance and reflecting the Participant's vested percentage in his or her Account Balance attributable to service after the Period of Severance. Vesting Service prior to and following an Employee's Period of Severance shall be counted for purposes of computing his or her vested percentage in an Employer Account derived from contributions made after the Period of Severance.

     4.3 Employer Accounts Forfeitures

          4.3.1 Subject to Section 5.6, upon the Nonvested Separation of a Participant, the Nonvested portion of each Employer Account of such Participant will be forfeited as of the date of termination of Employment.

      Upon the Partially Vested Separation of a Participant, the nonvested portion of each Employer Account of such Participant will be forfeited as of the date of termination of Employment; provided, however, that such Participant receives a distribution in accordance with Section 5.6. If a Participant does not receive a distribution following his or her termination of Employment the nonvested portion of each Employer Account of the Participant shall be forfeited following a Period of Severance of five years.

          4.3.2 If the Employer elects in the Adoption Agreement to reallocate forfeitures, forfeitures for a Plan Year shall be allocated in accordance with Section 3.7.1. If the Employer elects in the Adoption Agreement to use forfeitures to reduce Employer contributions, forfeitures shall be applied in accordance with Section 3.7.2.

     4.4 Top-Heavy Provisions

          4.4.1 As used in this Section 4.4, each of the following tests shall have the meanings for that term set forth in this Section 4.4.1:

          (A) Determination Date means, for any Plan year subsequent to the first Plan Year, the last day of the preceding Plan year. For the first Plan Year of the Plan, the last day of that year.

          (B) Permissive Aggregation Group means the Required Aggregation Group of plans plus any other plan or plans of the Employer or Affiliate which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

          (C) Required Aggregation Group means (i) each Qualified Plan of the Employer or Affiliate in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the Plan has terminated), and (ii) any other qualified plan of the Employer or Affiliate which enables a plan described in (i) to meet the requirements of Code Sections 401(a)(4) or 410.

          (D) Super Top-Heavy means, for any Plan Year beginning after December 31, 1983, the Plan if any Top-Heavy Ratio as determined under the definition of Top-Heavy Plan exceeds 90%.

          (E) Top-Heavy Plan means, for any Plan Year beginning after December 31, 1983, the Plan if any of the following conditions exists:

               (i) If the Top-Heavy Ratio for the Plan exceeds 60% and the Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of Plans.

               (ii) If the Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60%.

               (iii) If the Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of Plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

          (F)  Top-Heavy Ratio means

               (i) if the Employer or Affiliate maintains one or more Defined Contribution plans (including any Simplified Employee Pension Plan) and the Employer or Affiliate has never maintained any Defined Benefit Plan which during the five-year period ending on the Determination Date has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the Account Balances of all Key Employees as of the Determination Date (including any part of any Account Balance distributed in the five-year period ending on the Determination Date), and the denominator of which is the sum of all Account Balances (including any part of any Account Balance distributed in the five-year period ending on the Determination Date) both computed in accordance with Code Section 416. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code Section 416.

               (ii) If the Employer or an Affiliate maintains one or more
                    Defined Contribution Plans (including any Simplified Employee Pension Plan) and the Employer or an Affiliate maintains or has maintained one or more Defined Benefit Plans which during the five-year period ending on the Determination Date has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of Account Balances under the aggregated Defined Contribution Plans for all Key Employees, determined in accordance with (i) above, and the present value of accrued benefits under the aggregated Defined Benefit Plans for all Key Employees as of the Determination Date, and the denominator of which is the sum of the Account Balances under the aggregated Defined Contribution Plans for all Participants, determined in accordance with (i) above, and the present value of accrued benefits under the Defined Benefit Plans for all Participants as of the Determination Date, all determined in accordance with Code Section 416. The accrued benefit under a Defined Benefit Plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the Determination Date.

               (iii) For purposes of (i) and (ii) above, the value of
                    Account Balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12 month period ending on the Determination Date, except as provided in Code Section 416 for the first and second Plan Years of a Defined Benefit Plan. The Account Balances and accrued benefits of a Participant
                    (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one Hour of Service with the Employer or an Affiliate at any time during the five-year period ending on the Determination Date, will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416.

     Deductible Employee Contributions will not be taken into account for purposes of computing the Top Heavy Ratio. When aggregating plans the value of Account Balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

     The accrued benefit of a Participant who is not a Key Employee shall be determined under (A) the method, if any, that uniformly applies for accrual purposes under all Defined Benefit Plans or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section
411(b)(1)(C).

          4.4.2 If the Plan is determined to be a Top-Heavy Plan or a Super Top-Heavy Plan as of any Determination Date after December 31, 1983, then the Top-Heavy vesting schedule specified in the Adoption Agreement beginning with the first Plan Year commencing after such Determination Date, shall apply only for those Plan Years in which the Plan continues to be a Top-Heavy Plan or Super Top-Heavy Plan, as the case may be

          4.4.3 (A) Except as provided in Sections 4.4.3(C) and (D), for any Plan Year in which the Plan is a Top-Heavy Plan, contributions and forfeitures allocated to the Employer Contributions Account of any Participant who is not a Key Employee in respect of that Plan Year shall not be less than the lesser of:

               (i)  3% of such Participant's Limitation Compensation, or

               (ii) if the Employer has no Defined Benefit Plan which
                    designates this Plan to satisfy Code Section 401, the largest percentage of contributions and forfeitures, as a percentage of the Key Employee's Limitation Compensation, allocated to the Employer Contributions Account of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the Plan Year because of (a) the Participant's failure to complete a Year of Service,
                    (b) the Participant's failure to make mandatory Participant contributions to the Plan or (c) compensation less than a stated amount.

     (B) For purposes of computing the minimum allocation, a Participant's Limitation Compensation will be applied.

     (C) The provision in (A) above shall not apply to any Participant who was not employed by the Employer or an Affiliate on the last day of the Plan Year.

     (D) If the Employer or an Affiliate has executed Adoption Agreements covering Participants by a plan which is a profit-sharing plan and by another plan which is a money purchase pension plan or a target benefit plan, the minimum allocation specified in the preceding Section 4.4.3(A) shall be provided by the money purchase pension plan or by the target benefit plan, as the case may be. If a Participant is covered under this Plan and a Defined Benefit Plan maintained pursuant to Adoption Agreements offered by the Sponsor, the minimum allocation specified in the preceding
          Section 4.4.3(A) shall not be applicable and the Participant shall receive the minimum benefit specified in the Defined Benefit Plan.

     (E) With respect to any profit-sharing or money purchase pension plan which becomes Top-Heavy and is integrated with Social Security, prior to making the allocations specified in the Adoption Agreement anything contained therein to the contrary notwithstanding, there shall be an allocation of the Employer Contribution to each eligible Participant's Employer Contribution Account in the ratio that each such Participant's Limitation Compensation for the Plan Year bears to the Limitation Compensation of all such Participants for the Plan Year, but not in excess of 3% of such Limitation Compensation.

          4.4.4 If the Plan becomes a Top-Heavy Plan, then the maximum benefit which can be provided under Section 3.9 shall. continue to be determined by applying "125%" wherever it appears in that Section and by substituting "4%"for "3%"wherever that appears in Section 4.4.3. However, if the Plan becomes a Super Top-Heavy Plan, the maximum benefit which can be provided under Section 3.9 shall be determined by substituting "100%" for "125%" wherever the latter percentage appears and the 3% minimum contribution provided for in Section 4.4.4 shall remain unchanged.

          4.4.5 Beginning with the Plan Year in which this Plan is Top-Heavy, one of the minimum Top-Heavy vesting schedules as specified in the Adoption Agreement will apply. The minimum vesting schedule applies to all benefits within the meaning of Code Section 411(a)(7) except those attributable to Employee contributions, including benefits accrued before the effective date of Code Section 416 and benefits accrued before the Plan became Top-Heavy. However, this Section 4.4 does not apply to the Account Balances of any Employee who does not have an Hour of Service after the Plan has initially become Top-Heavy and such Employee's vesting in his or her Employer Contributions Account will be determined without regard to this Section 4.4. The minimum allocation pursuant to Section 4.43 (to the extent required to be nonforfeited under Code Section 416(b)) may not be forfeited under Code Section 411(a)(3)(B) or Code Section 411(a)(3)(D).

                                 ARTICLE V
                 AMOUNT OF BENEFITS, WITHDRAWALS AND LOANS

     5.1 Distribution Upon Termination of Employment

          5.1.1 Subject to Section 5.12, a Participant's Benefit Commencement Date shall be as soon as practicable following his of her Fully Vested Separation, Partially Vested Separation or Nonvested Separation, if applicable, and in accordance with Section 5.6. If the Plan includes a CODA feature, each 401(k) Contributions Account of a Participant shall be payable in accordance with the events specified in Section 1.27 of the Plan.

          5.1.2 If specified in the Adoption Agreement, a Participant's Benefit Commencement Date shall be deferred until the earliest of his or her Normal Retirement Age, Disability, or if elected by the Employer in the Adoption Agreement Early Retirement. If a Participant terminates Employment after satisfying any service requirement for Early Retirement specified in the Adoption Agreement, he or she shall be enticed to elect to receive a distribution of his or her vested Employer Accounts upon satisfaction of any age requirement for Early Retirement.

     5.2 Amount of Benefits Upon a Fully Vested Separation

      A Participant's benefits upon his or her Fully Vested
Separation for any reason other than Disability shall be the Account Balance of all of his or her Accounts determined in accordance with Section 10.6.2.

     5.3 Amount of Benefits Upon a Partially Vested Separation

     A Participant's benefits upon his or her Partially Vested Separation for any reason other than Disability shall be: (A) the Account Balance of his or her Employer Accounts determined in accordance with Section 10.6.2 multiplied by his or her vested percentage determined pursuant to Section 4.1.3, or, if applicable, Section 4.4.2, plus (B) the Account Balance of his or her other Accounts determined in accordance with Section 10.6.2.

     5.4 Amount of Benefits Upon a Nonvested Separation

      A Participant's benefits upon his or her Nonvested
Separation shall be the Account Balance of his or her Accounts other than Employer Accounts, if any, determined in accordance with Section 10.6.2.

     5.5 Amount of Benefits Upon a Separation Due to Disability

     If a Participant terminates Employment due to a Disability, his or her benefit shall be the Account Balance of all of his or her Accounts determined as a Fully Vested Separation in accordance with Section 5.2 and
Section 10.6.2. The Benefit Commencement Date of any such Participant on whose behalf contributions are being made pursuant to Section 3.1.4 shall be as soon as practicable after the date such contributions cease.

     5.6 Distribution and Restoration

          5.6.1 If, upon a Participant's termination of Employment, the vested Account Balance of his or her Accounts as of the applicable Valuation Date is equal to or less than $3,500, such Participant will receive a distribution of his or her entire vested benefit and the nonvested portion will be treated as forfeiture. If the value of a Participant's vested Account is zero, the Participant shall be deemed to have received a distribution of such vested Account.

          5.6.2 If, upon a Participant's termination of Employment, the vested Account Balance of his or her Accounts as of the applicable Valuation Date exceeds $3,500, the Participant may elect, in accordance with Article VI, to receive a distribution of the entire vested portion of such Accounts and the nonvested portion, if any, will be treated as a forfeiture.

          5.6.3 If the vested Account Balance of a Participant's Accounts as of the applicable Valuation Date has an aggregate value exceeding (or at the time of any prior distribution exceeded) $3,500, and the Participant's benefit is Immediately Distributable, the Participant and the Participant's spouse (or where either the Participant or the Spouse has died, the survivor) must consent to any distribution of such benefit. The consent of the Participant and the Participant's Spouse shall be obtained in writing within the 90-day period ending on the Participant's Benefit Commencement Date; provided, however, that if the Plan is a profit-sharing plan and
Section 6.1.2 applies, the consent of the Participant's Spouse will not be required. The Administrator shall notify the Participant and the Participant's Spouse of the right to defer any distribution until the Participant's benefit is no longer Immediately Distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Code Section 417(a)(3), and shall be provided no less than 30 days and no more than 90 days prior to the Benefit Commencement Date.

          5.6.4 Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the form of a Qualified Joint and Survivor Annuity while the Participant's benefit is Immediately Distributable. Neither the consent of the Participant nor the Participant's Spouse shall be required to the extent that a distribution is required to satisfy Code Section 401(a)(9) or Code Section 415.

          5.6.5 For purposes of determining the applicability of the foregoing consent requirements to distributions made before the first day of the first Plan Year beginning after December 31, 1988, the Participants vested benefit shall not include amounts attributable to accumulated deductible Participant contributions within the meaning of Code Section 72(o)(5)(B).

          5.6.6 If a Participant, who after termination of Employment received a distribution and forfeited any portion of an Employer Account or is deemed to have received a distribution in accordance with Section 5.6.1, resumes Employment, he or she shall have the right, while an Employee, to repay the full amount previously distributed from such Employer Account. Such repayment must occur before the earlier of (i) the date on which he or she would have incurred a Period of Severance of five years commencing after the distribution or (ii) five years after the first date on which the Participant is subsequently reemployed. If the Participant makes a repayment, the Account Balance of his or her relevant Employer Account shall be restored to its value as of the date of distribution. The restored amount shall be derived from forfeitures during the Plan Year and, if such forfeitures are not sufficient, from a contribution by the Employer made as of that date (determined without reference to Net Profits). If an Employee who had a Nonvested Separation and was deemed to receive a distribution resumes Employment before a Period of Severance of five years, his or her Employer Account will be restored, upon reemployment, to the amount on the date of such deemed distribution.

     5.7 Withdrawals During Employment

          5.7.1 If the Plan is a profit-sharing plan, and if the Employer has elected in the Adoption Agreement to permit withdrawals during Employment, prior to termination of Employment, each Participant upon attainment of age 59-1/2 may elect to withdraw, as of the Valuation Date next following the receipt of an election by the Administrator, and upon such notice as the Administrator may require, all or any part of the vested Account Balance of all of his or her Accounts, as of such Valuation Date.

          5.7.2 Notwithstanding Section 5.7.1, prior to termination of Employment each Participant with a Rollover Contributions Account and/or a Participant Voluntary Nondeductible Contributions Account may elect to withdraw, as of the Valuation Date next following the receipt of an election by the Administrator, and upon such notice as the Administrator may require, all or any of such Account, as of such Valuation Date.

          5.7.3 The Administrator may establish from time to time rules and procedures with respect to any withdrawals including the order of Accounts from which such withdrawals shall be made.

          5.7.4 No forfeitures shall occur as a result of a withdrawal pursuant to this Section 5.7.

          5.7.5 If a Participant is married at the time of such election, the Participant's Spouse must consent to such a withdrawal in the same manner as provided in Section 6.2.4; provided, however, that if the Plan is a profit-sharing plan and Section 6.12 applies, the consent of the Participant's Spouse will not be required.

     5.8 Loans

          5.8.1 If the Employer has elected in the Adoption Agreement to make loans available, a Participant may submit an application to the Administrator to borrow from any Account maintained for the Participant (on such terms and conditions as the Administrator shall prescribe) an amount which when added to the outstanding balance of all other loans to the Participant would not exceed the lesser of (a) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made, or (b) 50% of the vested portion of his or her Account from which the borrowing is to be made as of the Valuation Date next following the receipt of his or her loan application by the Administrator and the expiration of such notice period as the Administrator may require. For this purpose, all loans from Qualified Plans of the Employer or an Affiliate shall be aggregated, and an assignment or pledge of any portion of the Participant's interest in the Plan, and a loan, pledge or assignment with respect to any insurance contract purchased under the Plan, will be treated as a loan under this
Section 5.8.1.

          5.8.2 If approved, each such loan shall comply with the following conditions:

          (A) it shall be evidenced by a negotiable promissory note;

          (B) the rate of interest payable on the unpaid balance of such loan shall be a reasonable rate determined by the Administrator;

          (C) the Participant must obtain the consent of his or her Spouse, if any, within the 90-day period before the time an Account is used as security for the loan; provided, however, that if the Plan is a profit-sharing plan that meets the requirements in Section 6.1.2 of the Plan, the consent of the Participant's Spouse will not be required. A new consent is required if an Account is used for any increase in the amount of security. The consent shall comply with the requirements of Section 6.2.4, but shall be deemed to meet any requirements contained in Section 6.2.4 relating to the consent of any subsequent Spouse. A new consent shall be required if an Account is used for renegotiation, extension, renewal, or other revision of the loan;

          (D) the loan, by its terms, must require repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan; provided, however, that if the proceeds of the loan are used to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant, the repayment schedule may be for a term in excess of five years; and

          (E) the loan shall be adequately secured and may be secured by no more than 50% of the Participant's vested interest in the Account Balance of his or her Accounts.

          5.8.3 If a Participant or Beneficiary requests and is granted a loan, and the loan is made from Participant-Directed Assets, principal and interest payments with respect to the loan shall be credited solely to the Account of the borrowing Participant from which the loan was made. Any loss caused by nonpayment or other default on a Participant's loan obligations shall be charged solely to that Account. Any other loan shall be treated as an investment of the Trust Fund and interest and principal payments on account thereof shall be credited to the Trust Fund. The Administrator shall determine the order of Accounts from which a loan may be made.

          5.8.4 Anything herein to the contrary notwithstanding:

          (A) in the event of a default, foreclosure on the promissory note will not occur until a distributable event occurs under this Article V;

          (B) no loan will be made to any Owner-Employee or to any "shareholder-employee" of the Employer or a Participating Affiliate or with respect to any amounts attributable to a Rollover Contribution or a trust to trust transfer and relating to prior participation by such an individual in a Qualified Plan. For this purpose, a "shareholder-employee" means an employee or officer of an electing small business, i.e., an "S corporation" as defined in Code Section 1361, who owns (or is considered as owning within the meaning of Code Section 318(a)(1)) on any day during the taxable year of such corporation, more than 5% of the outstanding stock of the corporation; and

          (C) loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees.

          5.8.5 If a valid spousal consent has been obtained in accordance with Section 5.8.2(C), then, notwithstanding any other provision of this Plan, the portion of the Participant's vested Account used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the Participant's benefit payable at the time of death of distribution; but only if the reduction is used as repayment of the loan. If less than 100% of the Participant's vested benefit (determined without regard to the preceding sentence) is payable to the Surviving Spouse, then the Participant's benefit shall be adjusted by first reducing the Participant's vested benefit by the amount of the security used as repayment of the loan, and then determining the benefit payable to the Surviving Spouse.

     5.9 Hardship Distributions

          5.9.1 Effective January 1, 1989, if available and elected by the Employer in the Adoption Agreement, a Participant may request a distribution due to hardship from the vested portion of his or her Accounts, (other than from his or her Qualified Nonelective Contributions Account, Qualified Matching Contributions Account or earnings accrued after December 31, 1988, on the Participant's Elective Deferrals) only if the distribution is made both due to an immediate and heavy financial need of the Participant and is necessary to satisfy such financial need.

          5.9.2 A hardship distribution shall be permitted only if the distribution is due to:

          (A) expenses incurred or necessary for medical care described in Code Section 213(d) incurred by the Participant, the Participant's Spouse, or any dependents of the Participant (as defined in Code Section 152);

          (B) purchase (excluding mortgage payments) of a principal residence for the Participant;

          (C) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant his or her Spouse, children or dependents;

          (D) the need to prevent the eviction of Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence; or

          (E) any other condition or event which the Commissioner of the Internal Revenue Service determines is a deemed immediate and financial need.

          5.9.3 A distribution will be considered necessary to satisfy an immediate and heavy financial need of a Participant if all of the following requirements are satisfied:

          (A) the distribution will not be in excess of the amount of the immediate and heavy financial need of the Participant (including amounts necessary to pay any Federal, state or local income taxes or penalties reasonably anticipated to result from the distribution);

          (B) the Participant obtains all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer or an Affiliate;

          (C) the Participant's Elective Deferrals, Employee Thrift Contributions and Participant Voluntary Nondeductible Contributions will be suspended for at least 12 months after receipt of the hardship distribution in this Plan and in all other plans maintained by the Employer or an Affiliate; and

          (D) the participant may not make Elective Deferrals for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g) for such next taxable year less the amount of such Participant's Elective Deferrals for the taxable year of the distribution in this Plan and in all other plans maintained by the Employer or an Affiliate.

          5.9.4 If the distribution is made from any Amount other than a 401(k) Contributions Account, a distribution due to hardship may be made without application of Section 5.9.3(B), 5.9.3(C), or 5.9.3(D).

     5.10 Limitation on Commencement of Benefits

          5.10.1 Anything in this Article V to the contrary notwithstanding, a Participant's Benefit Commencement Date shall in no event be later than the 60th day after the close of the Plan Year in which the latest of the following events occur:

          (A) The attainment by the Participant of his or her Normal Retirement Age;

          (B) the tenth anniversary of the year in which the Participant commenced participation in the Plan; or

          (C) the Participant's termination of Employment. Notwithstanding the foregoing, the failure of a Participant and Spouse to consent to a distribution while a benefit is Immediately Distributable, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section.

          5.10.2 If it is not possible to distribute a Participant's Accounts because the Administrator has been unable to locate the Participant after making reasonable efforts to do so, then a distribution of the Participant's Accounts shall be made when the Participant can be located.

     5.11 Distribution Requirements

          5.11.1 Subject to the Joint and Survivor Annuity rules set forth in Article VI, the requirements of this Article shall apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this article apply to calendar years beginning after December 31, 1984. As used in this Section 5.11, each of the following terms shall have the meaning for that term set forth in this Section 5.11.1:

          (A) Applicable Life Expectancy. The life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or designated Beneficiary) as of the Participant's (or designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date Life Expectancy was first calculated. If Life Expectancy is being recalculated, the Applicable Life Expectancy shall be the Life Expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if Life Expectancy is being recalculated such succeeding calendar year.

          (B) Designated Beneficiary. The individual who is designated as the Beneficiary under the Plan in accordance with Code
               Section 401(a)(9). In the event that a Participant names a trust to be a designated Beneficiary, such designation shall provide that, as of the later of the date on which the trust is named as a Beneficiary or the Participant's Required Beginning Date, and as of all subsequent periods during which the trust is named as a Beneficiary, the following requirements are met: (i) the trust is a valid trust under state law, or would be but for the fact that there is no corpus; (ii) the trust is irrevocable; (iii) the Beneficiaries of the trust who are Beneficiaries with respect to the trust's interest in the Participant's benefits are identifiable from the trust instrument within the meaning of Code Section 401(a)(9); and (iv) a copy of the trust is provided to the Plan.

          (C) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to Section 7.2.

          (D) Life Expectancy. Expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of section 1.72-9 of the regulations issued under the Code.

     Unless otherwise elected by the Participant (or Spouse, in the case of distributions described in Section 7.2) by the time distributions are required to begin, Life Expectancies shall not be recalculated annually. Such election shall be irrevocable as to the Participant or Spouse and shall apply to all subsequent years. The Life Expectancy of a nonspouse Beneficiary may not be recalculated.

          (E) Required Beginning Date.

               (i) General rule. The Required Beginning Date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70-1/2.

               (ii) Transitional rule. The Required Beginning Date of a
                    Participant who attains age 70-1/2 before January 1, 1988, shall be determined in accordance with (1) or (2) below:

               (iii) Non 5% owners. The Required Beginning Date of,
                    Participant who is not a "5% owner" as defined in (iii) below is the fast day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70-1/2 occurs.

               (iv) 5% owners. The Required Beginning Date of a Participant who is a 5% owner during any year beginning after December 31, 1979, is the first day of April following the later of:

                    (a) the calendar year in which the Participant attains age 70-1/2; or

                    (b) the earlier of the calendar year with or within which ends the Plan Year in which the Participant becomes a 5% owner, or the calendar year in which the Participant retires.

     The Required Beginning Date of a Participant who is not a 5% owner who attains age 70-1/2 during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

               (v) 5% owner. A Participant is treated as a 5% owner for purposes of this Section 5.11 if such Participant is a 5% owner as defined in Code Section 416(i) (determined in accordance with section 416 but without regard to whether the plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66-1/2 or any subsequent Plan Year.

               (vi) Once distributions have begun to a 5% owner under this
                    Section 5.11, they must continue to be distributed, even if the Participant ceases to be a 5% owner in a subsequent year.

          5.11.2 All distributions required under this Section 5.11 shall be determined and made in accordance with the Income Tax Regulations under Code Section 401(a)(9), including the minimum distribution incidental benefit requirement of section 1.401(a)(9)-2 of the regulations issued under the Code. The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant's Required Beginning Date.

          5.11.3 Limits on Distribution Periods. As of the first
Distribution Calendar Year, distributions, if not made in a lump sum may only be made over one of the following periods (or a combination thereof):

          (A)  the life of the Participant;

          (B)  the life of the Participant and a Designated Beneficiary;

          (C) a period certain not extending beyond the Life Expectancy of the Participant; or

          (D) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a Designated Beneficiary.

For calendar years beginning before January 1, 1989, if the Participant's Spouse is not the Designated Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the Life Expectancy of the Participant.

          5.11.4 Determination of Amount to be Distributed Each Year. (A) If the Participant's interest is to be paid in the form of annuity distribution under the Plan (whether directly or in the form of an annuity purchased from an insurance company), payments under the annuity shall satisfy the following requirements:

               (i) the annuity distribution must be paid in periodic payments made at intervals not longer than one year,

               (ii) the distribution period must be over a life (or lives)
                    or over a period certain not longer than a Life Expectancy (or joint life and last survivor expectancy) described in Code Section 401(a)(A)(ii) or Code Section 403(a)(9)(B)(iii), whichever is applicable;

               (iii) the Life Expectancy (or joint life and last survivor expectancy) for purposes of determining the period certain shall be determined without recalculation of Life Expectancy;

               (iv) once payments have begun over a period certain, the
                    period certain may not be lengthened even if the period certain is shorter than the maximum permitted;

               (v) payments must either be nonincreasing or increase only as follows:

                    (1) with any percentage increase in a specified and generally recognized cost-of-living index;

                    (2) to the extent of the reduction to the amount of the Participant's payments to provide for a survivor benefit upon death, but only if the Beneficiary whose life was being used to determine the distribution period described in Section 5.11.4(A)(iii) dies and the payments continue otherwise in accordance with that section over the life of the Participant;

                    (3) to provide cash refunds of Employee contributions upon the Participant's death; or

                    (4)  because of an increase in benefits under the Plan.

               (vi) If the annuity is a life annuity (or a life annuity
                    with a period certain not exceeding 20 years), the amount which must be distributed on or before the Participant's Required Beginning Date (or, in the case of distributions after the death of the Participant, the date distributions are required to begin pursuant to Section 72) shall be the payment which is required for one payment interval. The second payment need not be made until the end of the next payment interval event if that payment interval ends in the next calendar year. Payment intervals are the periods for which payments are received, 14, bimonthly, monthly, semiannually, or annually.

                    If the annuity is a period certain annuity without a life contingency (or is a life annuity with a period certain exceeding 20 years) periodic payments for each distribution calendar year shall be combined and treated as an annual amount. The amount which must be distributed by the Participant's Required Beginning Date (or, in the case of distributions after the death of the Participant, the date distribution are required to begin pursuant to Section 72) is the annual amount for the first Distribution Calendar Year. The annual amount for other Distribution Calendar Years, including the annual amount for the calendar year in which the Participant's Required Beginning Date (or the date distribution are required to begin pursuant to Section
                    72) occurs, must be distributed on or before December 31 of the calendar year for which the distribution is required.

          (B) Annuities purchased after December 31, 1988, are subject to the following additional conditions:

               (i) Unless the Participant's Spouse is the Designated Beneficiary, if the Participant's interest is being distributed in the form of a period certain annuity without a life contingency, the period certain as of the beginning of the first Distribution Calendar Year may not exceed the applicable period determined using the table set forth in Q&A A-5 of section 1.401(a)(9)-2 of the regulations issued under the Code.

               (ii) If the Participant's interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Participant and a nonspouse Beneficiary, annuity payments to be made on or after the Participant's Required Beginning Date to the Designated Beneficiary after the Participant's death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant using the table set forth in Q&A A-6 of section 1.401(a)(9)-2 of the regulations under the Code.

          (C) Transitional Rule. If payments under an annuity which complies with Section 5.11.4(A) begin prior to January 1, 1989, the minimum distribution requirements in effect as of July 27, 1987, shall apply to distributions from this Plan, regardless of whether the annuity form of payment is irrevocable. This transitional rule also applies to deferred annuity contracts distributed to or owned by the Participant prior to January 1, 1989, unless additional contributions are made under the Plan by the Employer or Affiliate with respect to such contract.

          (D) If the form of distribution is an annuity made in accordance with Section 5.11.4, any additional benefits accruing to the Participant after his or her Required Beginning Date shall be distributed as a separate and identifiable component of the annuity beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

          (E) Any part of the Participant's interest which is in the form of an individual account shall be distributed in a manner satisfying the requirements of Code Section 401(#9).

          5.11.5 Transitional Rules Section 242 Election.

     Notwithstanding the other requirements of this Article and subject to the joint and Survivor Annuity rules set forth in Article VI, distribution on behalf of any Employee, including a 5% owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

          (A) the distribution by the trust is one which would not have disqualified such trust under Code Section 401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984;

          (B) the distribution is in accordance with a method of distribution designated by the Employee whose interest in the trust is being distributed or, if the Employee is deceased, by a Beneficiary of such Employee;

          (C) such designation was in writing, was signed by the Employee or the Beneficiary, and was made before January 1, 1984;

          (D) the Employee had accrued a benefit under the Plan as of December 31, 1983; and

          (E) the method of distribution designated by the Employee or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee's death, the Beneficiaries of the Employee listed in order of priority.

A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Employee, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in subsections 5.11.5(A) and (E).

If a designation is revoked any subsequent distribution must satisfy the requirements of Code Section 401(a)(9). If a designation is revoked subsequent to the date distributions are required to begin the trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed to satisfy Code Section 4.01(a)(9) but for the Section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in section 1.4.01(a)(9)-2 of the regulations issued under the Code. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution of addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 of section 1.401(a)(9)-1 of the regulations issued under the Code

                                ARTICLE VI
                  FORMS OF PAYMENT OF RETIREMENT BENEFITS

     6.1 Methods of Distribution

          6.1.1 If the Plan is a money purchase pension plan or a target benefit plan, a Participant's benefit shall be payable in the normal form of a Qualified Joint and Survivor Annuity if the Participant is married on his or her Benefit Commencement Date and in the normal form of an immediate annuity for the life of the Participant if the Participant is not married on that date. A Participant who terminated Employment on or after satisfying the requirements for Early Retirement may elect to have his or her Qualified Joint and Survivor Annuity distributed upon attainment of such Early Retirement. If the Plan is a profit-sharing plan that satisfies the requirements set forth in Section 6.1.2, a Participant's Accounts shall only be payable in the normal form of a lump-sum distribution in accordance with Section 6.1.1(B) below. A Participant in a money purchase pension plan, a target benefit plan, or a profit-sharing plan that does not satisfy the requirements set forth in Section 6.1.2, may at any time after attaining age 35 and prior to his or her Benefit Commencement Date elect in accordance with Section 6.2, any of the following optional forms of payment instead of the normal form:

          (A) An Annuity Contract payable as:

               (i)  a single life annuity;

               (ii) a joint and 50% survivor annuity with a contingent
                    annuitant;

               (iii) a joint and 100% survivor annuity with a contingent
                    annuitant;

               (iv) an annuity for the life of the Participant with 120
                    monthly payments certain;

          (B) A lump-sum distribution in cash or in kind, or part in cash and part in kind; or

          (C) In installments payable in cash or in kind, or part in cash and part in kind over a period not in excess of that required to comply with Section 5.11.4.

Anything in this Section 6.1.1 to the contrary notwithstanding, if the value of a Participant's vested Account as of the applicable Valuation Date is $$3,500 or less, his or her benefit shall be paid in the form of a lump-sum distribution and no optional form of benefit payment shall be available.

          6.1.2 If the Plan is a profit-sharing plan then: (A) the Participant cannot elect payments in the form of a Life annuity (this
Section 6.1.2 shall not apply if a life annuity form is an optional form preserved under Code Section 411(d)(6)); (B) on the death of the Participant, the Participant's benefits will be paid to his or her Surviving Spouse, if any, or, if his or her Surviving Spouse has already consented in a manner conforming to an election under Section 6.2.4, then to the Participant's Beneficiary; and (C) the normal form of benefit shall be a lump-sum and Sections 6-11, 6-22 and 6.24 shall not be applied by the Administrator. A Participant in such a profit-sharing plan may also elect to receive his or her benefiting the form of installments in accordance with Section 6.1.1(C) of the Plan. This Section 6.1.2 shall not apply, however, with respect to the Participant if it is determined that the Plan is a direct or indirect transferee of a defined benefit plan, a money purchase pension plan (inducting a target benefit plan) or a stock bonus or profit-sharing plan which is subject to the survivor annuity requirements of Code Sections 401(a)(11) and 417. In addition, this Section 6.1.2 shall not apply unless the Participant's Surviving Spouse, if any, is the Beneficiary of (i) the proceeds of any insurance on the Participant's life purchased by Employer contributions or (ii) forfeitures allocated to the Participant's Employer Account or unless the Participant's Surviving Spouse has consented to the Participant's designation of another Beneficiary as referred to in subsection (C) of this Section 6.1.2.

          6.1.3 The following transitional rules shall apply for those Participants entitled to but not receiving benefits as of August 23, 1984:

          (A) Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by Section 6.1 must be given the opportunity to elect to have Section 6.1 apply if such Participant is credited with at least one Hour of Service under this Plan or a predecessor plan in a Plan Year beginning on or after January 1, 1976, and such Participant had at least 10 Years of Service when he or she terminated from Employment.

          (B) Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one Hour of Service under this Plan or a predecessor plan on or after September 2, 1974, and who is not otherwise credited with an Hour of Service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his or her benefits paid in accordance with this Section 6.1.3(D).

          (C) The respective opportunities to elect (as described in these Sections 6.1.3(A) and (B)) must be afforded to the appropriate Participants during the period commencing on August 23, 1984, and ending on such Participant's Benefit Commencement Date.

          (D) Any Participant who has elected pursuant to this Section 6.1.3(B) and any Participant who does not elect under this
               Section 6.1.3(A) or who meets the requirements of this
               Section 6.1.3(A) except that such Participant does not have at least ten Years of Service when he or she terminates from Employment, shall have his or her benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a single life annuity:

                    (1) Automatic Qualified Joint and Survivor Annuity

If benefits in the form of a single life annuity become payable to a married Participant who:

(a) begins to receive payments on or after Normal Retirement Age; or

(b) dies on or after Normal Retirement Age while in active Employment; or

(c) begins to receive payments on or after the "Qualified Early Retirement Age", as that term is defined in Section 6.1.3(D)(3)(a); or

(d) terminates from Employment on or after attaining Normal Retirement Age (or Qualified Early Retirement Age) and after satisfying the eligibility requirement for the payment of benefits under the Plan and thereafter dies before his or her Benefit Commencement Date; then such benefits will be received in the form of a Qualified Joint and Survivor Annuity, unless the Participant has elected otherwise during the election period which begins at least six months before the Participant attains Qualified Early Retirement Age and ends no earlier than 90 days before his or her Benefit Commencement Date. Any election hereunder will be in writing and may be changed by the Participant at any time.

                    (2)  Election of early survivor annuity

A Participant who is employed after attaining the Qualified Early Retirement Age will be given the opportunity to elect, beginning on the later of (1) the 90th day before he or she attains his or her Qualified Early Retirement Age, or (2) the date on which participation begins, and ending on the date he or she terminates Employment, to have a survivor annuity payable on death if the Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the Spouse under the Qualified Joint and Survivor Annuity if the Participant had retired on the day before his or her death Any election under this provision will be in writing and may be changed by the Participant at any time.

                    (3)  Qualified Early Retirement Age

(a) For purposes of this Section 6.13, Qualified Early Retirement
Age is the latest of

               (i) the earliest date, under the Plan, on which the Participant may elect to receive retirement benefits,

               (ii) the first day of the 120th month beginning before the
                    Participant reaches Normal Retirement Age, or

               (iii) the date the Participant begins participation.

(b) Qualified Joint and Survivor Annuity is an annuity for the life of the Participant with a survivor annuity for the life of the Spouse as described in Section 1.77.

     6.2 Election of Optional Forms

          6.2.1 By notice to the Administrator at any time prior to a Participant's date of death and beginning on the first day of the Plan Year in which the Participant attains age 35, the Participant may elect, in writing, not to receive the normal form of benefit payment otherwise applicable and to receive instead an optional form of benefit payment provided for in Section 6.1.1. If the Participant separates from Employment prior to the first day of the Plan Year in which the Participant attains age 35, the Participant may make such election beginning on the date he or she separates from Employment. This Section 6.2.1 shall not be applicable if Section 6.1.2 applies to a Participant.

          6.2.2 Within a reasonable period, but in any event no less than 30 and no more than 90 days prior to each Participant's Benefit
Commencement Date, the Administrator shall provide to each Participant a written explanation of the terms and conditions of a Qualified Joint and Survivor Annuity. Such written explanation shall consist of:

          (A) the terms and conditions of the Qualified Joint and Survivor Annuity;

          (B) the Participant's right to make, and the effect of an election to waive the Qualified Joint and Survivor Annuity;

          (C)  the rights of the Participant's Spouse under Section 6.2.4;

          (D) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity; and

          (E) the relative values of the various optional forms of benefit under the Plan.

The Administrator may, on a uniform and nondiscriminatory basis, provide for such other notices, information or election periods or take such other action as the Administrator considers necessary or appropriate to implement the provisions of this Section 6.2.2.

          6.2.3 A Participant may revoke his or her elector to take an optional form of benefit, and elect a different form of benefit, at any time prior to the Participant's Benefit Commencement Date.

          6.2.4 The election of an optional benefit by a Participant after December 31, 1984, must also be a waiver of a Qualified Joint and Survivor Annuity by the Participant. Any waiver of a Qualified Joint and Survivor Annuity shall not be effective unless (A) the Participant's Spouse consents in writing; (B) the election designates a specific alternate Beneficiary, including any class of Beneficiaries or any contingent Beneficiaries which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent); (C) the Spouse's consent to the waiver is witnessed by a Plan representative or notary public, and (D) the Spouses consent acknowledges the effect of the elector. Additionally, a Participant's waiver of the Qualified Joint and Survivor Annuity will not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent or the Spouse expressly permits designations without any further spousal consent Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of a Plan representative that such written consent may not be obtained because there is no Spouse or the Spouse cannot be located, the election will be deemed effective. Any consent necessary under this provision will not be valid with respect to any other Spouse. A consent that permits designations by the participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit, where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. Additionally, a revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before his or her Benefit Commencement Date. The number of revocations shall not be limited. Any new waiver will require a new consent by the electing Participant's Spouse. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in this Section.

          6.2.5 The election of an optional form of benefit which contemplates the payment of an annuity shall not be given effect if any person who would receive benefits under the annuity dies before the Benefit Commencement Date.

     6.3 Change in Form of Benefit Payments

Any former Employee whose payments are being deferred or who is receiving installment payments may request acceleration or other modification of the form of benefit distribution, subject to Code Section 401(a)(9), provided that any necessary consent to such change required pursuant to Section
6.2.4 is obtained from the Employee's Spouse. This Section 6.3 shall not apply to any Employee who becomes a Participant on or after January 1, 1989 or to Plans adopted after that date.

     6.4 Direct Rollovers

          6.4.1 The provisions of this Section 6.4 apply only to distributions made on or after January 1, 1993.

          6.4.2 Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section 6.4, a Distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

          6.4.3 Definitions - All terms used in this Section 6.4 shall have the meaning set forth below:

          (A) Eligible Rollover Distribution: An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributes, except, that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributes and the Distributee's designated - beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          (B) Eligible Retirement Plan: An Eligible Retirement Plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code
               Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a) that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the Surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

          (C) Distributee: A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's Surviving Spouse and the Employee's or former Employee's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code
               Section 414(p), are Distributees with regard to the interest of the Spouse or former Spouse.

          (D) Direct Rollover. A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

                                ARTICLE VII
                               DEATH BENEFITS

     7.1 Payment of Account Balances

          7.1.1 The benefits payable to the Beneficiary of a Participant who dies while an Employee shall be the Account Balance of all of his or her Accounts including if applicable, the proceeds of any life insurance contract in effect on the Participant's life in accordance with Section
7.3. The benefits payable to the Beneficiary of a Participant who dies after terminating Employment shall be the vested Account Balance of all of his or her Accounts. Except as otherwise provided in this Article VII, a Beneficiary may request that he or she be paid his or her benefits as soon as practicable after the Participant's death.

          7.1.2 If a Participant dies before distribution of his or her entire interest in the Plan has been completed, the remaining interest shall, subject to Section 7.2.5, be distributed to the Participant's Beneficiary in the form, at the time and from among the methods specified in Section 6.1.1 as elected by the Beneficiary in writing filed with the Administrator. If an election is not received by the Administrator within 90 days following the date the Administrator is notified of the Participant's death, the distribution shall be made, if to a Surviving Spouse, in accordance with Section 7.2.5(B), and, if to some other Beneficiary, to the Beneficiary in a lump-sum.

          7.1.3 The value of the benefits payable to a Beneficiary shall be determined in accordance with Section 10.6.2 If the value of such death benefit is $3,500 or less, distribution of such benefit shall be made in a lump sum as soon as practicable following the death of the Participant.

     7.2 Beneficiaries

          7.2.1 The Administrator shall provide each Participant within the period described in Section 7.2.1(A) for such Participant a written explanation of the death benefit in such terms and in such a manner as would be comparable to the explanation provided for meeting the requirements applicable to a Qualified Joint and Survivor Annuity. This
Section 7.2.1 shall not be applicable if Section 6.1.2 applies to a Participant.

          (A) The period for providing a written explanation of the death benefit for a Participant ends on the latest of the following to occur:

               (i) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

               (ii) a reasonable period ending after the Employee becomes a
                    Participant; or

               (iii) a reasonable period ending after Code Section 417
                    first applies to the Participant.

Notwithstanding the foregoing, notice must be provided within a reasonable period ending after termination of Employment in case of a Participant who terminates Employment before attaining age 35 and who has a vested interest in his or her Account

          (B) For purposes of the preceding paragraph, a reasonable period ending after the enumerated events described in (ii) and
               (iii) is the end of the two-year period beginning one year prior to the date the applicable event occurs and ending one year after that date. A Participant who has a vested interest in his or her Account and who terminates Employment before the Plan in which age 35 is attained, shall be provided such notice within the two-year period beginning one year prior to and ending one year after termination. If such a Participant returns to Employment, the applicable period for such Participant shall be redetermined.

          7.2.2 A Participant shall designate one or more Beneficiaries to whom amounts due after his or her death, other than under the Qualified Joint and Survivor Annuity, shall be paid. In the event a Participant fails to make a proper designation or in the event that no designated Beneficiary survives the Participant, the Participant's Beneficiary shall be the Participant's Surviving Spouse, or if the Participant has no Surviving Spouse, the legal representative of the Participant's estate, as an asset of that estate. A Participant's Beneficiary shall not have any right to benefits under the Plan unless he or she shall survive the Participant.

          7.2.3 Any designation of a Beneficiary incorporated into an Annuity Contract or insurance contract shall be governed by the terms of such Annuity Contract or insurance contract. Any other designation of a Beneficiary must be filed with the Administrator, in a time and manner designated by such Administrator, in order to be effective. Any such designation of a Beneficiary may be revoked by filing a later designation or an Instrument of revocation with the Administrator, in a time and manner designated by the Administrator.

          7.2.4 Effective after December 31, 1984, a married Participant whose designation of a Beneficiary is someone other than his or her Spouse, including a Beneficiary referred to in the first sentence of Section 7.1.3, or the change of any such Beneficiary to a new Beneficiary other than the Participant's Spouse, shall not be valid unless made in writing and consented to by the Participant's Spouse in such terms and in such a manner as would be comparable to the consent provided for a waiver of the Qualified Joint and Survivor Annuity. The Spouse's consent to such designation must be made in the manner described in Section 6.2.4.

          7.2.5 Notwithstanding any other provision of the Plan to the contrary:

          (A) If the Participant dies after his or her Benefit Commencement Date, but before distribution of his or her benefit has been completed, the remaining portion of such benefit may continue in the form and over the period in which the distributions were being made but in any event must continue to be made at least as rapidly as under the method of distribution being used prior to the Participant's death.

          (B) If the Participant dies leaving a Surviving Spouse before his or her Benefit Commencement Date, the Participant's benefit shall be payable to the Participant's Surviving Spouse in the form of an annuity for the life of the Surviving Spouse. The preceding sentence shall not apply if, within 90 days following the date the Administrator is notified of the Participant's death, his or her Surviving Spouse elects, by written notice to the Administrator, any other form of benefit payment specified in Section 6.1.1, or the such Surviving Spouse has already consented in a manner described in Section 6.2.4 to a distribution to an alternate Beneficiary designated by the Participant. If the Plan is a profit-sharing plan which meets the requirements of Section 6.1.1., the Surviving Spouse shall receive his or her distribution in the form of a lump-sum unless she or he elects within 90 days following the date the Administrator is notified of the Participant's death, any other form of benefit payment specified in Section 6.1.1, or the Participant's Surviving Spouse has already consented in a manner described in Section 6.2.4 to a distribution to an alternate Beneficiary designated by the Participant. If the Participant's benefit is $3,500 or less, distribution shall be made in the form of a lump-sum comprised of the assets in the Account immediately prior to the distribution if the Account consists of Participant-Directed Assets. If the Account does not consist of Participant-Directed Assets, the distribution shall be in cash. If the Participant's benefit is distributable in the form of an annuity for the life of the Surviving Spouse, the Surviving Spouse may elect to have such annuity distributed immediately.

          (C) If the Participant dies before his or her Benefit Commencement Date, the distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made by the designated Beneficiary involved to receive distributions in accordance with (i) or (ii) of this subsection (C) below:

               (i) if any portion of the Participant's interest is payable to a designated Beneficiary who is an individual, distributions may be made in substantially equal installments over the life or Life Expectancy, as defined at Section 5.11.1(D), of the designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year of the Participant's death;

               (ii) if the designated Beneficiary is the Participant's
                    Surviving Spouse, the date distributions are required to begin in accordance with (i) of this subsection (C) shall not be earlier than the later of December 31 of the calendar year in which the Participant died and December 31 of the calendar year in which the Participant would have attained age 65; and

               (iii) if the Surviving Spouse dies before payments begin,
                    subsequent distributions shall be made as if the Surviving Spouse had been the Participant

          (D) For purposes of this Section 7.2.5, distribution of a Participant's interest is considered to begin on the Participant's Required Beginning Date, as defined in Section 5.11.1(E). If distribution in the form of an annuity irrevocably commences to the Participant before such Required Beginning Date, the date distribution is considered to begin is the date distribution actually commences.

          (E) For purposes of this Section 7.25, any amount paid to a child of the Participant will be treated as if it had been paid to the Participant's Surviving Spouse if the amount becomes payable to such Surviving Spouse when the child reaches the age of majority.

          (F)  If the Participant has not made an election pursuant to this
               Section 7.2.5 by the time of his or her death, the Participant's designated Beneficiary must elect the method of distribution no later than the earlier of (i) December 31 of the calendar year in which distributions would be required to begin under this Section or (ii) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no designated Beneficiary, or if the designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

     7.3 Life Insurance

          7.3.1 With the consent of the Administrator and upon such notice as the Administrator may require, a Participant may direct that a portion of his or her Account be used to pay premiums on life insurance on the Participant's life; provided, however, that (a) the aggregate premiums paid on ordinary life insurance must be less than 50% of the aggregate contributions allocated to the Participant's Employer Accounts, (b) the aggregate premiums paid on term life insurance contracts, universal life insurance contracts and all other life insurance contracts which are not ordinary life insurance may not exceed 25% of the aggregate contributions allocated to the Participant's Employer Account and (c) the sum of one-half of the premiums paid on ordinary life insurance and the total of all other life insurance premiums may not exceed 25% of the aggregate contributions allocated to the Employer Account of the Participant. For purposes of these limitations, ordinary life insurance contracts are contracts with both non-decreasing death benefits and non-increasing premiums.

          7.3.2 The Trustee shall be the owner of each life insurance contract purchased under this Section 7.3 and the proceeds of each such contract shall be payable to the Trustee, provided that all benefits, rights and privileges under each contract on the life of a Participant which are available while the Participant is living shall be exercised by the Trustee only upon and in accordance with the written instructions of the Participant. The proceeds of all such insurance on the life of a Participant shall be paid over by the Trustee to the Participant's Beneficiary in accordance with this Article VII. Under no circumstances shall the Trustee retain any part of the proceeds.

          7.3.3 Any dividends or credits earned on a life insurance contract shall be applied when received in reduction of any premiums thereon, or, if no premiums are due, applied to increase the proceeds of the insurance contract.

          7.3.4 If a Participant is found by the Administrator to be insurable only at a substandard premium rate, the policy shall provide a reduced death benefit using the same premium as would be required if the Participant were a standard risk, the amount of the death benefit being determined in accordance with the amount of the rating.

          7.3.5 The cash surrender value of an insurance contract to the extent deriving from Employer or Participant contributions, if any, shall be included, respectively, in the Account Balance of the Account from which the premiums were paid. Any death benefits under an insurance contract payable before the Participant's termination of Employment will be paid to the Trustee for addition to the relevant Account of the Participant for distribution in accordance with Section 7.1.

          7.3.6 Any other provisions herein to the contrary notwithstanding, the purchase of life insurance for any Participant shall be subject to such minimum premium requirements as the Trustee may determine from time to time.

          7.3.7 Premiums on life insurance contracts on a Participant's life shall be paid by the Trustee, unless directed otherwise by the Participant, first from cash in the Participant's Employer Accounts to the extent thereof, and then from cash in the Participant's Participant Contributions Accounts, if any, to the extent thereof. If there is insufficient cash in either Account to pay premiums due, the Trustee shall notify the Participant of this fact. If the Participant does not thereafter instruct the Trustee to sell sufficient assets in an Account of the Participant to pay premiums due on a timely basis, the Trustee shall not be obligated to take any further action with respect to any life insurance contract on the Participant's life, whether as regards continuing insurance on a paid-up basis, effecting a reduction of the insurance in force or otherwise, except at the direction of the Participant.

          7.3.8 Prior to such time as a Participant becomes entitled to receive a distribution of any benefits under this Plan for any reason other than the Participant's death, the Trustee shall, pursuant to the written direction of the Participant delivered to the Administrator within such period of time as is acceptable to the Administrator, either convert all life insurance contracts on the Participant's life into cash or an annuity to provide current or future retirement income to the Participant or distribute the contracts to the Participant as a part of a benefit distribution; provided, however, that:

          (A) the contracts shall not be distributed unless, if the Participant is married at the time the distribution of the contracts is to be made, and the Plan is a money purchase pension plan, a target benefit plan or a profit-sharing plan to which Section 6.1.2 does not apply, the Participant's Spouse at that time consents to a distribution in the manner prescribed by Section 6.2.4; and

          (B) if the cash value of any contracts at the time they become distributable to a Participant exceeds a Participant's vested interest in his or her Employer Accounts at that time, the Participant shall be entitled to receive a distribution of such contracts only if the Participant promptly pays such excess in cash to the Trust Fund.

Life insurance contracts on a Participant's life shall not continue to be maintained under the Plan following the Participant's termination of Employment or after Employer contributions have ceased.

If a Participant on whose life an insurance contract is held does not make a timely and proper direction regarding the contract under this Section 7.3.8, the Participant shall be deemed to have directed that the contract be converted into cash to be distributed in the manner in which the Participant's benefit is to be distributed.

          7.3.9 Anything contained herein to the contrary notwithstanding, in the event of any conflict between the terms of the Plan and the terms of any insurance contract purchased under this Section 7.3, the provisions of the Plan shall control.

                               ARTICLE VIII
                                FIDUCIARIES

     8.1 Named Fiduciaries

          8.1.1 The Administrator shall be a "named fiduciary" of the Plan as that term is defined in ERISA Section 402(a)(2), with authority to control and manage the operation and administration of the Plan, other than authority to manage and control Plan assets. The Administrator shall also be the "administrator" and "plan administrator" with respect to the Plan, as those terms are defined in ERISA Section 3(16)(A) and in Code Section 414(g), respectively.

          8.1.2 The Trustee, or Investment Committee if appointed by the Employer, shall be a "named fiduciary" of the Plan, as that term is defined in ERISA Section 402(a)(2), with authority to manage and control all Trust Fund assets and to select an Investment Manager or Investment Managers. If Merrill Lynch Trust Company is the Trustee, it shall be a nondiscretionary trustee; an Investment Committee shall be appointed and shall be the Employer, who may also remove such Investment Committee; and the Investment Committee shall be the "named fiduciary" with respect to Trust Fund assets. Anything in this Section 8.1.2 to the contrary notwithstanding, with respect to Participant-Directed Assets, the Participant or Beneficiary having the power to direct the investment of such assets shall be the "named fiduciary" with respect thereto.

          8.1.3 The Trustee, or Investment Committee if appointed by the Employer, shall have the power to make and deal with any investment of the Trust Fund permitted in Section 10.4, except Participant-Directed Assets or assets for which an Investment Manager has such power, in any manner which it deems advisable and shall also:

          (A) establish and carry out a funding policy and method consistent with the objectives of the Plan and the requirements of ERISA;

          (B)  have the power to select Annuity Contracts, if applicable;

          (C) have the power to determine, if applicable, what investments specified in Section 10.4, including, without limitation, Qualified Employer Securities and regulated investment company shares, are available as Participant-Directed Assets; and

          (D) have all the rights, powers, duties and obligations granted or imposed upon it elsewhere in the Plan.

     8.2 Employment of Advisers

A "named fiduciary", with respect to the Plan (as defined in ERISA Section 402(a)(2)) and any "fiduciary" (as defined in ERISA Section 3(4)) appointed by such a "named fiduciary", may employ one or more persons to render advice with regard to any responsibility of such "named fiduciary" or "fiduciary" under the Plan.

     8.3 Multiple Fiduciary Capacities

Any "named fiduciary" with respect to the Plan (as defined in ERISA Section 402(a)(2)) and any other "fiduciary" (as defined in ERISA Section 3(4)) with respect to the Plan may serve in more than one fiduciary capacity.

     8.4 Indemnification

To the extent not prohibited by state or federal law, the Employer agrees to, and shall indemnify and save harmless, as the case may be, each Administrator (if a person other than the Employer), Trustee, Investment Committee and/or any Employee, officer or director of the Employer, or an Affiliate, from all claims for liability, loss, damage or expense (including payment of reasonable expenses in connection with the defense against any such claim) which result from any exercise or failure to exercise any of the indemnified person's responsibilities with respect to the Plan, other than by reason of gross negligence.

     8.5 Payment of Expenses

          8.5.1 All Plan expenses, including without limitation, expenses and fees (including fees for legal services rendered and fees to the Trustee) of the Sponsor, Administrator, Investment Manager, Trustee, and any insurance company, shall be charged against and withdrawn from the Trust Fund; provided, however, the Employer may pay any of such expenses or reimburse the Trust Fund for any payment.

          8.5.2 All transactional costs or charges imposed or incurred (if any) for Participant-Directed Assets shall be charged to the Account of the directing Participant or Beneficiary. Transactional costs and charges shall include, but shall not be limited to, charges for the acquisition or sale or exchange of Participant-Directed Assets, brokerage commissions, service charges and professional fees.

          8.5.3 Any taxes which may be imposed upon the Trust Fund or the income therefrom shall be deducted from and charged against the Trust Fund.

                                ARTICLE IX
                            PLAN ADMINISTRATION

     9.1 The Administrator

          9.1.1 The Employer may appoint one or more persons as Administrator, who may also be removed by the Employer. If any individual is appointed as Administrator, and the individual is an Employee, the individual will be considered to have resigned as Administrator if he or she terminates Employment and at least one other person continues to serve as Administrator. Employees shall receive no compensation for their services rendered to or as Administrator.

          9.1.2 If more than one person is designated as Administrator, the Administrator shall act by a majority of its members at the time in office and such action may be taken either by a vote at a meeting or in writing without a meeting. However, if less than three members are appointed, the Administrators shall act only upon the unanimous consent of its members. An Administrator who is also a Participant shall not vote or act upon any matter relating to himself or herself, unless such person is the sole Administrator.

          9.1.3 The Administrator may authorize in writing any person to execute any document or documents on the Administrator's behalf, and any interested person, upon receipt of notice of such authorization directed to it, may thereafter accept and rely upon any document executed by such authorized person until the Administrator shall deliver to such interested person a written revocation of such authorization.

     9.2 Powers and Duties of the Administrator

          9.2.1 The Administrator shall have the power to construe the Plan and to determine all questions of fact or interpretation that may arise thereunder, and any such construction or determination shall be conclusively binding upon all persons interested in the Plan.

          9.2.2 The Administrator shall have the power to promulgate such rules and procedures, to maintain or cause to be maintained such records and to issue such forms as it shall deem necessary and proper for the administration of the Plan.

          9.2.3 Subject to the terms of the Plan, the Administrator shall determine the time and manner in which all elections authorized by the Plan shall be made or revoked.

          9.2.4 The Administrator shall have all the rights, powers, duties and obligations granted to or imposed upon it elsewhere in the Plan.

          9.2.5 The Administrator shall exercise all of its responsibilities in a uniform and nondiscriminatory manner.

     9.3 Delegation of Responsibility

The Administrator may designate persons, including persons other than "named fiduciaries" (as defined in ERISA Section 402(a)(2)) to carry out the specified responsibilities of the Administrator and shall not be liable for any act or omission of a person so designated.

                                 ARTICLE X
                      TRUSTEE AND INVESTMENT COMMITTEE

     10.1 Appointment of Trustee and Investment Committee

          10.1.1 The Employer shall appoint one or more persons as a Trustee who shall serve as such for all or a portion of the Trust Fund. By executing the Adoption Agreement: (i) the Employer represents that all necessary action has been taken for the appointment of the Trustee; (ii) the Trustee acknowledges that it accepts such appointment; and (iii) both the Employer and the Trustee agree to act in accordance with the Trust provisions contained in this Article X.

          10.1.2 An Employee appointed as Trustee or to the Investment Committee shall receive no compensation for services rendered in such capacity and will be considered to have resigned if he or she terminates Employment and at least one other person continues to act as Trustee or as the Investment Committee, as the case may be. If Merrill Lynch Trust Company is the Trustee, the Employer shall appoint an Investment Committee and Merrill Lynch Trust Company shall be a nondiscretionary trustee.

          10.1.3 If more than one person is acting as the Trustee, or as an Investment Committee, such Trustee, or Investment Committee, shall act by a majority of the persons at the time so acting and such action may be taken either by a vote at a meeting or in writing without a meeting. If less than three members are serving, the Trustee, or Investment Committee, shall act only upon the unanimous consent of those serving. The Trustee, or Investment Committee, may authorize in writing any person to execute any document or documents on its behalf, and any interested person, upon receipt of notice of such authorization directed to it, may thereafter accept and rely upon any document executed by such authorized person until the Trustee, or Investment Committee, shall deliver to such interested person a written revocation of such authorization.

     10.2 The Trust Fund

The Trustee shall receive such sums of money or other property acceptable to the Trustee which shall from time to time be paid or delivered to the Trustee under the Plan. The Trustee shall hold in the Trust Fund all such assets, without distinction between principal and income, together with all property purchased therewith and the proceeds thereof and the earnings and income thereon. The Trustee shall not be responsible for, or have any duty to enforce, the collection of any contributions or assets to be paid or transferred to it, or for verifying whether contributions or transfers to it are allowable under the Plan, nor shall the Trustee be responsible for the adequacy of the Trust Fund to meet or discharge liabilities under the Plan.

          10.2.1 The Trustee shall receive in cash or other assets acceptable to the Trustee, so long as such assets received do not constitute a prohibited transaction, all contributions paid or delivered to it which are allocable under the Plan and to the Trust Fund and all transfers paid or delivered under the Plan to the Trust Fund from a predecessor trustee or another trust (including a trust forming part of another plan qualified under Code Section 401(a); provided, however, that the Trustee shall not be obligated to receive any such contribution or transfer unless prior thereto or coincident therewith, as the Trustee may specify, the Trustee has received such reconciliation, allocation, investment or other information concerning, or such direction, contribution or representation with respect to, the contribution or transfer or the source thereof as the Trustee may require. The Trustee shall have no duty or authority to (a) require any contributions or transfers to be made under the Plan or to the Trustee, (b) compute any amount to be contributed or transferred under the Plan to the Trustee, or (c) determine whether amounts received by the Trustee comply with the Plan.

          10.2.2 The Trust Fund shall consist of all money and other property received by the Trustee pursuant to Section 10.2, increased by any income or gains on or increment in such assets and decreased by any investment loss or expense, benefit or disbursement paid pursuant to the Plan.

     10.3 Relationship with Administrator

          10.3.1 Neither the Trustee, nor the Investment Committee, if any, shall be responsible in any respect for the administration of the Plan. Payments of money or property from the Trust Fund shall be made by the Trustee upon direction from the Administrator or its designee. Payments by the Trustee shall be transmitted to the Administrator or its designee for delivery to the proper payees or to payee addresses supplied by the Administrator or its designee, and the Trustee's obligation to make such payments shall be satisfied upon such transmittal. The Trustee shall have no obligation to determine the identity of persons entitled to payments under the Plan or their addresses.

          10.3.2 Directions from or on behalf of the Administrator or its designee shall be communicated to the Trustee or the Trustee's designee for that purpose only in a manner and in accordance with procedures acceptable to the Trustee. The Trustee's designee shall not, however, be empowered to implement any such directions except in accordance with procedures acceptable to the Trustee. The Trustee shall have no liability for following any such directions or failing to act in the absence of any such directions. The Trustee shall have no liability for the acts or omissions of any person making or failing to make any direction under the Plan or the provisions of this Article X nor any duty or obligation to review any such direction, act or omission.

          10.3.3 If a dispute arises over the propriety of the Trustee making any payment from the Trust Fund, the Trustee may withhold the payment until the dispute has been resolved by a court of competent jurisdiction or settled by the parties to the dispute. The Trustee may consult legal counsel and shall be fully protected in acting upon the advice of counsel.

     10.4 Investment of Assets

          10.4.1 Except as provided in Section 10.4.2, investments of the Trust Fund shall be made in the following, but only if compatible with the Sponsor's administrative and operational requirement and framework:

          (A) shares of any regulated investment company managed in whole or in part by the Sponsor or any affiliate of the Sponsor;

          (B) any property purchased through the Sponsor or any affiliate of the Sponsor, whether or not productive of income or consisting of wasting assets, including, without limitation by specification, governmental, corporate or personal obligations, trust and participation certificates, leaseholds, fee titles, mortgages and other interests in realty, preferred and common stocks, convertible stocks and securities, shares of regulated investment companies, certificates of deposit, put and call options and other option contracts of any type, foreign or domestic, whether or not traded on any exchange, futures contracts and options on futures contracts traded on or subject to the rules of an exchange which has been designated as a contract market by the Commodity Futures Trading Commission, an independent U.S. government agency, contracts relating to the lending of property, evidences of indebtedness or ownership in foreign corporations or other enterprises, or indebtedness of foreign governments, group trust participations, limited or general partnership interests, insurance contracts, annuity contracts, any other evidences of indebtedness or ownership including oil, mineral or gas properties, royalty interests or rights (including equipment pertaining thereto); and

          (C) Qualifying Employer Securities or "qualifying employer real properties" (as that term is defined in ERISA Section 407(d) to the extent permitted in Section 10.4.3).

          10.4.2 (A) Up to 25% or with the written consent of the Sponsor or its representative, an additional percentage of each Plan Year's contributions may be invested in property as specified in Section 10.4.1(B) acquired through a person other than the Sponsor or an affiliate of the Sponsor.

          (B) Except as permitted by Section 10.4.2 and except as may result from a Rollover Contribution or a trust to trust transfer, without the written consent of the Sponsor or its representative, property may not be acquired through a person other than the Sponsor or an affiliate of the Sponsor if following such acquisitions the value of the property so acquired would exceed 25% of the value of the Trust Fund.

          10.4.3 In its sole discretion, the Investment Committee, or Trustee if there is no Investment Committee:

          (A) may permit the investment of up to 10% of the Trust Fund in Qualifying Employer Securities or "qualifying employer real property" (as that term is defined in ERISA Section 407(d)), to the extent such investment is compatible with the Sponsor's administrative and operational requirements and framework; and

          (B) may determine, subject to Section 10.4.2, that a percentage of assets in excess of 10% of the Trust Fund may be invested in Qualifying Employer Securities or "qualifying employer real property" by a profit-sharing plan.

          10.4.4 This Plan will be recognized as a Prototype Plan by the Sponsor only by complying with the provisions of this Section 10.4.

     10.5 Investment Direction, Participant Directed Assets and Qualifying Employer Investments

          10.5.1 The Trustee, or Investment Committee if appointed, shall manage the investment of the Trust Fund except insofar as (a) an Investment Manager has authority to manage Trust assets, or (b) Participant-Directed Assets are permitted as specified in the Adoption Agreement. Except as required by ERISA, if an Investment Committee is acting, the Trustee shall invest the Trust Fund as directed by the Investment Committee, an Investment Manager or a Participant or Beneficiary, as the case may be, and the Trustee shall have no discretionary control over, nor any other discretion regarding, the investment or reinvestment of any asset of the Trust. Participant-Directed Assets shall be invested in accordance with the direction of the Participant or, in the event of the Participant's death before an Account is fully paid out, the Participant's Beneficiary with respect to the assets involved; provided, however, that Participant-Directed Assets may not be invested in "collectibles" (as defined in Code Section 408(m)(2)). If there are Participant-Directed Assets, the investment of these assets shall be made in accordance with such rules and procedures established by the Administrator which must be consistent with the rules and procedures of the Sponsor or its affiliate, as the case may be.

          10.5.2 With respect to Participant-Directed Assets, neither the Administrator, the Investment Committee nor the Trustee shall:

          (A) make any investments or dispose of any investments without the direction of the Participant or Beneficiary for whom the Participant-Directed Assets are maintained, except as provided in Section 8.5 so as to pay fees or expenses of the Plan;

          (B) be responsible for reviewing any investment direction with respect to Participant-Directed Assets or for making recommendations on acquiring, retaining or disposing of any assets or otherwise regarding any assets;

          (C) have any duty to determine whether any investment is an authorized or proper one; or

          (D) be liable for following any investment direction or for any losses, taxes or other consequences incurred as a consequence of investments selected by any Participant or Beneficiary or for holding assets uninvested until it receives proper instructions.

          10.5.3 If Participant-Directed Assets are permitted, a list of the Participants and Beneficiaries and such information concerning them as the Trustee may specify shall be provided by the Employer or the Administrator to the Trustee and/or such person as are necessary for the implementation of the directions in accordance with the procedure acceptable to the Trustee.

          10.5.4 It is understood that the Trustee may, from time to time, have on hand funds which are received as contributions or transfers to the Trust Fund which are awaiting investment or funds from the sale of Trust Fund assets which are awaiting reinvestment. Absent receipt by the Trustee of a direction from the proper person for the investment or reinvestment of such funds or otherwise prior to the application of funds in implementation of such a direction, the Trustee shall cause such funds to be invested in shares of such money market fund or other short term investment vehicle as the Trustee, or Investment Committee if appointed, may specify for this purpose from time to time. Any such investment fund may be sponsored, managed or distributed by the Sponsor or an affiliate of the Sponsor.

          10.5.5 Directions for the investment or reinvestment of Trust assets of a type referred to in Section 10.4 from the Investment Committee, an Investment Manager or a Participant or Beneficiary, as the case may be, shall, in a manner and in accordance with procedures acceptable to the Trustee, be communicated to and implemented by, as the case may be, the Trustee, the Trustee's designee or, with the Trustee's consent and if an Investment Committee is operating, a broker/dealer designated for the purpose by the Investment Commitee. Communication of any such direction to such a designee or broker/dealer shall conclusively be deemed an authorization to the designee or broker/dealer to implement the direction even though coming from a person other than the Trustee. The Trustee shall have no liability for its or any other person's following such directions or failing to act in the absence of any such directions. The Trustee shall have no liability for the acts or omissions of any person directing the investment or reinvestment of Trust Fund assets or making or failing to make any direction referred to in Section 10.5.6.

          10.5.6 The voting and other rights in securities or other assets held in the Trust shall be exercised by the Trustee provided, however, that if an Investment Committee is appointed, the Trustee shall act as directed by such person who at the time has the right to direct the investment or reinvestment of the security or other asset involved.

          10.5.7 With respect to any Qualifying Employer Securities allocated to an Account, each Participant shall be entitled to direct the Trustee in writing as to the manner in which Qualifying Employer Securities are to be voted.

          10.5.8 With respect to any Qualifying Employer Securities allocated to an Account each Participant shall be entitled to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer or other decisions with respect to the Qualifying Employer Securities. The Administrator shall utilize its best efforts to timely distribute or cause to be distributed to each Participant such information received from the Trustee as will be distributed to shareholders of the Employer in connection with any such tender or exchange offer or other similar matter or any vote referred to in Section 10.5.7

          10.5.9 If an Investment Committee is appointed, notwithstanding any provision hereof to the contrary, in the event the person with the right to direct a voting or other decision with respect to any security, Qualifying Employer Securities, or other asset held in the Trust does not communicate any decision on the matter to the Trustee or the Trustee's designee by the time prescribed by the Trustee or the Trustee's designee for that purpose or if the Trustee notifies the Investment Committee, if applicable, either that it does not have precise information as to the securities, Qualifying Employer Securities, or other assets involved allocated on the applicable record date to the accounts of all Participants and Beneficiaries or that time constraints make it unlikely that Participant, Beneficiary or Investment Manager direction, as the case may be, can be received on a timely basis, the decision shall be the responsibility of the Investment Committee and shall be communicated to the Trustee on a timely basis. In the event an Investment Committee with any right under the Plan to direct a voting or other decision with respect to any security, Qualifying Employer Securities, or other asset held in the Trust, does not communicate any decision on the matter to the Trustee or the Trustee's designee by the time prescribed by the Trustee for that purpose, the Trustee may, at the cost of the Employer, retain an Investment Manager with full discretion to make the decision. Except as required by ERISA, the Trustee shall (a) follow all directions above referred to in this Section and (b) shall have no duty to exercise voting or other rights relating to any such security, Qualifying Employer Security or other asset.

          10.5.10 The Administrator shall establish, or cause to be established, a procedure acceptable to the Trustee for the timely dissemination to each person entitled to direct the Trustee or its designee as to a voting or other decision called for thereby or referred to therein of all proxy and other materials bearing on the decision.

          10.5.11 Any person authorized to direct the investment of Trust assets may, if the Trustee and the Investment Committee, if applicable, so permit direct the Trustee to invest such assets in a common or collective trust fund maintained by the Trustee for the investment of assets of qualified trusts under section 401(a) of the Code, individual retirement accounts under section 408(a) of the Code and plans or governmental units described in section 818(a)(6) of the Code. The documents governing any such common or collective trust fund maintained by the Trustee, and in which Trust assets have been invested, are hereby incorporated into this
Article X by reference.

     10.6 Valuation of Accounts

          10.6.1 A Participant's Accounts shall be valued at fair market value on each Valuation Date. Subject to Section 10.6.2(A), as of each Valuation Date, the earnings and losses and expenses of the Trust Fund shall be allocated to each Participant Account in the ratio that such Account Balance in that category of Accounts bears to all Account Balances in that category. With respect to Participant-Directed Assets, the earnings and losses and expenses (including transactional expenses pursuant to Section 8.5.2) of such Participant-Directed Assets shall be allocated to the Account of the Participant or Beneficiary having authority to direct the investment of the assets in his or her Account.

          10.6.2 The Valuation Date with respect to any distributions (including, without limitation, loan distributions and purchase of annuities) from any Account upon the occurrence of a Benefit Commencement Date or otherwise, shall be:

          (A) with respect to Participant-Directed Asset the date as of which the Account distribution is made; and

          (B) with respect to other assets, the Valuation Date immediately preceding the Benefit Commencement Date, if applicable, or immediately preceding the proposed date of any other distribution from an Account.

With respect to any contribution allocable to an Account which has not been made as of a Valuation Date determined pursuant to this Section 10.6.2, the principal amount of such contribution distributable because of the occurrence of a Benefit Commencement Date shall be distributed as soon as practicable after the date paid to the Trust Fund.

          10.6.3 The assets of the Trust shall be valued at fair market value as determined by the Trustee based upon such sources of information as it may deem reliable, including, but not limited to, stock market quotations, statistical evaluation services, newspapers of general circulation, financial publications, advice from investment counselors or brokerage firms, or any combination of sources. The reasonable costs incurred in establishing values of the Trust Fund shall be a charge against the Trust Fund, unless paid by the Employer.

When the Trustee is unable to arrive at a value based upon information from independent sources, it may rely upon information from the Employer, Administrator, Investment Committee, appraisers or other sources, and shall not incur any liability for inaccurate valuation based in good faith upon such information.

     10.7 Insurance Contracts

The Trustee, if an Investment Committee is not appointed, Investment Committee, or Participant or Beneficiary with respect to Participant-Directed Assets, may appoint one or more, insurance companies to hold assets of the Plan, and may direct, subject to Section 7.3, the purchase of insurance contracts or policies from one or more insurance companies with assets of the Plan. Neither the Investment Committee, Trustee nor the Administrator shall be liable for the validity of any such contract or policy, the failure of any insurance company to make any payments or for any act or omission of an insurance company with respect to any duties delegated to any insurance company.

     10.8 The Investment Manager

          10.8.1 The Trustee, if an Investment Committee is not appointed, Investment Committee, or the Participant or Beneficiary with respect to Participant-Directed Assets, may, by an instrument in writing, appoint one or more Investment Managers, who may be an affiliate of the Merrill Lynch Trust Company, to direct the Trustee in the investment of all or a specified portion of the assets of the Trust in property specified in
Section 10.4. Any such Investment Manager shall be directed by the Trustee, if an Investment Committee is not appointed, Investment Committee, Participant or Beneficiary, as the case may be, to act in accordance with the procedures referred to in Section 10.5.5. If appointed, the Investment Committee shall notify the Trustee in writing before the effectiveness of the appointment or removal of any Investment Manager. If there is more than one Investment Manager whose appointment is effective under the Plan at any one time, the Trustee shall, upon written instructions from the Investment Committee, Participant or Beneficiary, establish separate funds for control by each such Investment Manager. The funds shall consist of those Trust Fund assets designated by the Investment Committee, Participant or Beneficiary.

          10.8.2 Each person appointed as an Investment Manager shall be:

          (A) an investment adviser registered under the Investment Advisers Act of 1940,

          (B)  a bank as defined in that Act, or

          (C) an insurance company qualified to manage, acquire or dispose of any asset of the Plan under the laws of more than one state.

          10.8.3 Each Investment Manager shall acknowledge in writing that it is a "fiduciary" (as defined in ERISA Section 3(21)) with respect to the Plan. The Trustee, or the Investment Committee if appointed, shall enter into an agreement with each Investment Manager specifying the duties and compensation of such Investment Manager and the other terms and conditions under which such Investment Manager shall be retained. Neither the Trustee nor the Investment Committee, if appointed, shall be liable for any act or omission of any Investment Manager and shall not be liable for following the advice of any Investment Manager with respect to any duties delegated to any Investment Manager.

          10.8.4 The Trustee, or Investment Committee if appointed, or the participant or Beneficiary, if applicable with respect to Participant-Directed Assets, shall have the power to determine the amount of Trust Fund assets to be invested pursuant to the direction of a designated Investment Manager and to set investment objectives and guidelines for the Investment Manager.

          10.8.5 Second Trust Fund. The Employer may appoint a second trustee under the Plan with respect to assets which the Employer desires to contribute or have transferred to the Trust Fund, but which the other Trustee does not choose to accept; provided, however, that if a Merrill Lynch Trust Company is a Trustee, its consent (which consent may be evidenced by its acceptance of its appointment as Trustee) shall be required. In the event and upon the effectiveness of the acceptance of the second Trustee's appointment, the Employer shall be deemed to have created two trust funds under the Plan, each with its own Trustee, each governed separately by this Article X. Each Trustee under such an arrangement shall, however, discharge its duties and responsibilities solely with respect to those assets of the Trust delivered into its possession and except pursuant to ERISA, shall have no duties, responsibilities or obligations with respect to property of the other Trust nor any liability for the acts or omissions of the other Trustee. As a condition to its consent to the appointment of a second trustee, the Merrill Lynch Trust Company shall assure that recordkeeping, distribution and reporting procedures are established on a coordinated basis between it and the second trustee as considered necessary or appropriate with respect to the Trusts.

     10.9 Powers of Trustee

          10.9.1 At the direction of the person authorized to direct such action as referred to in Section 10.5.1, but limited to those assets or categories of assets acceptable to the Trustee as referred to in Section 10.4, or at its own discretion if no such person is so authorized, the Trustee, or the Trustee's designee or a broker/dealer as referred to in
Section 10.5.5, is authorized and empowered:

          (A) To invest and reinvest the Trust Fund, together with the income therefrom, in assets specified in Section 10.4;

          (B) To deposit or invest all or any part of the assets of the Trust in savings accounts or certificates of deposit or other deposits in a bank or savings and loan association or other depository institution, including the Trustee or any of its affiliates, provided with respect to such deposits with the Trustee or an affiliate the deposits bear a reasonable interest rate;

          (C) To hold, manage, improve, repair and control all property, real or personal, forming part of the Trust Fund; to sell, convey, transfer, exchange, partition, lease for any term, even extending beyond the duration of this Trust, and otherwise dispose of the same from time to time;

          (D) To have, respecting securities, all the rights, powers and privileges of an owner, including the power to give proxies, pay assessments and other sums deemed by the Trustee necessary for the protection of the Trust Fund; to vote any corporate stock either in person or by proxy, with or without power of substitution, for any purpose; to participate in voting trusts, pooling agreements, foreclosures, reorganizations, consolidations, mergers and liquidations, and in connection therewith to deposit securities with or transfer title to any protective or other committee; to exercise or sell stock subscriptions or conversion rights; and, regardless of any limitation elsewhere in this instrument relative to investments by the Trustee, to accept and retain as an investment any securities or other property received through the exercise of any of the foregoing powers;

          (E) Subject to Section 10.5.4 hereof, to hold in cash, without liability for interest, such portion of the Trust Fund which it is directed to so hold pending investments or payment of expenses, or the distribution of benefits;

          (F) To take such actions as may be necessary or desirable to protect the Trust from loss due to the default on mortgages held in the Trust including the appointment of agents or trustees in such other jurisdictions as may seem desirable, to transfer property to such agents or trustees, to grant to such agents such powers as are necessary or desirable to protect the Trust Fund, to direct such agent or trustee, or to delegate such power to direct, and to remove such agent or trustee;

          (G) To settle, compromise or abandon all claims and demands in favor of or against the Trust Fund;

          (H) To invest in any common or collective trust fund of the type referred to in Section 10.5.8 hereof maintained by the Trustee;

          (I) To exercise all of the further rights, powers, options and privileges granted, provided for or vested in trustees generally under the laws of the State of New Jersey, so that the powers conferred upon the Trustee herein shall not be in limitation of any authority conferred by law, but shall be in addition thereto;

          (J) To borrow money from any source and to execute promissory notes, mortgages or other obligations and to pledge or mortgage any trust assets as security, subject to applicable requirements of the Code and ERISA; and

          (K) To maintain accounts at, execute transactions through, and lend on an adequately secured basis stocks, bonds or other securities to, any brokerage or other firm, including any firm which is an affiliate of the Trustee.

          10.9.2 To the extent necessary or which it deems appropriate to implement its powers under Section 10.9.1 or otherwise to fulfill any of its duties and responsibilities as trustee of the Trust Fund, the Trustee shall have the following additional powers and authority:

          (A) to register securities, or any other property, in its name or in the name of any nominee, including the name of any affiliate or the nominee name designated by any affiliate, with or without indication of the capacity in which property shall be held, or to hold securities in bearer form and to deposit any securities or other property in a depository or clearing corporation;

          (B) to designate and engage the services of, and to delegate powers and responsibilities to, such agents, representatives, advisers, counsel and accountants as the Trustee considers necessary or appropriate, any of whom may be an affiliate of the Trustee or a person who renders services to such an affiliate, and, as a part of its expenses under this Trust Agreement, to pay their reasonable expenses and compensation;

          (C) to make, execute and deliver, as Trustee, any and all deeds, leases, mortgages conveyances, waivers, releases or other instruments in writing necessary or appropriate for the accomplishment of any of the powers listed in this Trust Agreement; and

          (D) generally to do all other acts which the Trustee deems necessary or appropriate for the protection of the Trust Fund.

          10.9.3 The Trustee shall have no duties or responsibilities other than those specified in the Plan.

     10.10 Accounting and Records

          10.10.1 The Trustee shall maintain or cause to be maintained accurate records and accounts of all Trust transactions and assets. The records and accounts shall be available at reasonable times during normal business hours for inspection or audit by the Administrator, Investment Committee, if appointed, or any person designated for the purpose by either of them.

          10.10.2 Within 90 days following the close of each fiscal year of the Plan or the effective date of the removal or resignation of the Trustee, the Trustee shall file with the Administrator a written accounting setting forth all transactions since the end of the period covered by the last previous accounting. The accounting shall include a listing of the assets of the Trust showing the value of such assets at the close of the period covered by the accounting. On direction of the Administrator, and if previously agreed to by the Trustee, the Trustee shall submit to the Administrator interim valuations, reports or other information pertaining to the Trust.

The Administrator may approve the accounting by written approval delivered to the Trustee or by failure to deliver written objections to the Trustee within 60 days after receipt of the accounting. Any such approval shall be binding on the Employer, the Administrator, the Investment Committee and, to the extent permitted by ERISA, all other persons.

     10.11 Judicial Settlement of Accounts

The Trustee can apply to a court of competent jurisdiction at any time for judicial settlement of any matter involving the Plan including judicial settlement of the Group Trustee's account. If it does so, the Trustee must give the Administrator the opportunity to participate in the court proceedings, but the Trustee can also involve other persons. Any expenses the Trustee incurs in legal proceedings involving the Plan, including attorney's fees, are chargeable to the Trust Fund as an administrative expense. Any judgment or decree which may be entered in such a proceeding, shall, subject to the provision of ERISA, be conclusive upon all persons having or claiming to have any interest in the Trust Fund or under any Plan.

     10.12 Resignation and Removal of Trustee

          10.12.1 The Trustee may resign at any time upon at least 30 days' written notice to the Employer.

          10.12.2 The Employer may remove the Trustee upon at least 30 days' written notice to the Trustee.

          10.12.3 Upon resignation or removal of the Trustee, the Employer shall appoint a successor trustee. Upon failure of the Employer to appoint, or the failure of the effectiveness of the appointment by the Employer of, a successor trustee by the effective date of the resignation or removal, the Trustee may apply to any court of competent jurisdiction for the appointment of a successor.

Promptly after receipt by the Trustee of notice of the effectiveness of the appointment of the successor trustee: (a) the Trustee shall deliver to the successor trustee such records as may be reasonably requested to enable the successor trustee to properly administer the Trust Fund and all property of the Trust after deducting therefrom such amounts as the Trustee deems necessary to provide for expenses, taxes, compensation or other amounts due to or by the Trustee not paid by the Employer prior to the delivery; and
(b) except if the second Trustee is removed or resigns, the Plan will no longer be considered a prototype plan

          10.12.4 Upon resignation or removal of the Trustee, the Trustee shall have the right to a settlement of its account, which settlement shall be made, at the Trustee's option, either by an agreement of settlement between the Trustee and the Employer or by a judicial settlement in an action instituted by the Trustee. The Employer shall bear the cost of any such judicial settlement, including reasonable attorneys fees.

          10.12.5 The Trustee shall not be obligated to transfer Trust assets until the Trustee is provided assurance by the Employer satisfactory to the Trustee that all fees and expenses reasonably anticipated will be paid.

          10.12.6 Upon settlement of the account and transfer of the Trust Fund to the successor trustee, all rights and privileges under the Trust Agreement shall vest in the successor trustee and all responsibility and liability of the Trustee with respect to the Trust and assets thereof shall, except as otherwise required by ERISA, terminate subject only to the requirement that the Trustee execute all necessary documents to transfer the Trust assets to the successor trustee.

     10.13 Group Trust

          10.13.1 If elected by the Employer in the Adoption Agreement, the Trustee shall be the Trustee for this Plan and for each other qualified plan specified in the Adoption Agreement; provided, however, that such other qualified plan is in effect pursuant to an Adoption Agreement under this Prototype Plan. Any reference to Trustee and to the Trust Fund in this Plan shall mean the Trustee as the trustee of a Group Trust consisting of the assets of each such plan. The Plan and each other qualified plan specified in the Adoption Agreement shall be deemed to join in and adopt the Trust as the trust for each such plan. By executing the Adoption Agreement, the Trustee accepts designation as Trustee of this Group Trust.

          10.13.2 The Trustee shall establish and maintain such accounting records for each of the Plans as shall be necessary to reflect the interest in the Group Trust applicable at any time or from time to time to each Plan. No part of the corpus or income of the Group Trust allocable to an individual Plan may be used for or diverted to any purposes other than for the exclusive benefit of Participants and their Beneficiaries entitled to benefits under that Plan. The allocable interest of a Plan in the Group Trust may not be assigned.

                                ARTICLE XI
                       PLAN AMENDMENT OR TERMINATION

     11.1 Prototype Plan Amendment

          11.1.1 The mass submitter, Merrill Lynch, Pierce, Fenner & Smith Incorporated and any successor thereto, may amend any part of the Prototype Plan. For purposes of sponsoring organization amendments, the mass submitter shall be recognized as the agent of the sponsoring organization. If the sponsoring organization does not adopt the amendments made by the mass submitter, it will no longer be identical to or a minor modifier of the mass submitter plan.

          11.1.2 An Employer shall have the right at any time, by an instrument in writing, effective retroactively or otherwise, to (A) change the choice of options in the Adoption Agreement, in whole or in part; (B) add overriding language in the Adoption Agreement when such language is needed to satisfy Code Section 415 or Code Section 416 because of the required aggregation of multiple plans; and (C) add certain model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the Plan to be treated as individually designed. No such amendment, however, shall have any of the effects specified in Section 11.2.1. If the adopting Employer amends the Plan or nonelective portions of the Adoption Agreement except as previously provided, it will no longer participate in the Prototype Plan, but will be considered to have an individually designed plan for purposes of qualification under Code Section 401(a). In the event the Employer is switching from an individually designed plan or from one prototype plan to another, a list of the Section "411(d)(6) protected benefits" that must be preserved may be attached and such a list would not be considered an amendment to the plan.

          11.1.3 This Plan will be recognized as a Prototype Plan by the Sponsor only by complying with the registration requirements as specified in the Adoption Agreement.

     11.2 Plan Amendment

          11.2.1 Except as provided in Section 11.2.2, no amendment pursuant to Section 11.1 shall:

          (A) authorize any part of the Trust Fund to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries;

          (B) decrease the accrued benefits of any Participant or his or her Beneficiary under the Plan; An amendment which has the effect of (1) eliminating or reducing an Early Retirement benefit or a retirement-type subsidy, or (2) eliminating an optional form of benefit payment, with respect to benefits attributable to service before the amendment shall be treated as reducing accrued benefits. In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the preamendment conditions for the subsidy. In general, a retirement-type subsidy is a subsidy that continues after retirement but does not include a qualified disability benefit a medical benefit, a social security supplement, a death benefit (including life insurance), or a plant shutdown benefit (that does not continue after retirement age).

          (C) reduce the vested percentage of any Participant determined without regard to such amendment as of the later of the date such amendment is adopted or the date it becomes effective;

          (D) eliminate an optional form of benefit distribution with respect to benefits attributable to service before the amendment; or

          (E) change the vesting schedule, or in any way amend the Plan to either directly or indirectly affect the computation of a Participant's vested percentage, unless each Participant having not less than 3 years of Vesting Service is permitted to elect, within a reasonable period specified by the Administrator after the adoption of such amendment, to have his or her vested percentage computed without regard to such amendment.

For Participants who do not have at least one Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "5 Years of Vesting Service" for "3 Years of Vesting Service" where such language appears. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the later of:

               (i)  60 days after the amendment is adopted;

               (ii) 60 days after the amendment becomes effective; or

               (iii) 60 days after the Participant is issued written notice by the Administrator.

          11.2.2 Anything contained in this Section 11.2 to the contrary notwithstanding, a Participant's benefit may be reduced to the extent permitted under Code Section 412(c)(8).

     11.3 Right of the Employer to Terminate Plan

          11.3.1 The Employer intends and expects that from year to year it will be able to and will deem it advisable to continue this Plan in effect and to make contributions as herein provided. The Employer reserves the right, however, to terminate the Plan with respect to its Employees at any time by an instrument in writing delivered to the Administrator and the Trustee, or to completely discontinue its contributions thereto at any time.

          11.3.2 The Plan will also terminate: (A) if the Employer is a sole proprietorship, upon the death of the sole proprietor; (B) if the Employer is a partnership, upon termination of the partnership; (C) if the Employer is judicially declared bankrupt or insolvent; (D) upon the sale or other disposition of all or substantially all of the assets of the business; or (E) upon any other termination of the business. Any successor to or purchaser of the Employer's trade or business, after any event specified in the prior sentence, may continue the Plan, in which case the successor or purchaser will thereafter be considered the Employer for purposes of the Plan. Such a successor or purchaser shall execute an appropriate Adoption Agreement if and when requested by the Administrator.

          11.3.3 Anything contained herein to the contrary notwithstanding, if the Employer fails to attain or retain qualification of the Plan under Code Section 401(a) the Plan will not participate in this Prototype Plan and will, instead, be considered an individually designed plan for purposes of such qualification.

     11.4 Effect of Partial or Complete Termination or Complete
Discontinuance of Contributions

          11.4.1 Determination of Date of Complete or Partial Termination. The date of complete or partial termination shall be established by the Administrator in accordance with the directions of the Employer (if then in existence) in accordance with applicable law.

          11.4.2 Effects of Termination

          (A)  As of the date of a partial termination of the Plan:

               (i) the accrued benefit of each affected Participant, to the extent funded, shall become nonforfeitable;

               (ii) no affected Participant shall be granted credit based on Hours of Service after such date;

               (iii) Compensation paid to affected Participants after such date shall not be taken into account; and

               (iv) no contributions by affected Participants shall be
                    required or permitted.

          (B) As of the date of the complete termination of the Plan or of a complete discontinuance of contributions:

               (i) the accrued benefit of each affected Participant to the extent funded, shall become nonforfeitable;

               (ii) no affected Participant shall be granted credit based on Hours of Service after such date;

               (iii) Compensation paid after such date shall not be taken into account;

               (iv) no contributions by affected Participants shall be
                    required or permitted;

               (v) no Eligible Employee shall become a Participant after such date; and

               (vi) except as may otherwise be required by applicable law, all obligations of the Employer and Participating Affiliates to fund the Plan shall terminate.

          (C) All other provisions of the Plan shall remain in effect unless otherwise amended.

          11.4.3 Upon the complete discontinuance of profit-sharing contributions under the Plan, at the Employer's election, either the Trust Fund shall continue to be held and distributed as if the Plan had not been terminated (in which case such Plan shall continue to be subject to all requirements under Title I of ERISA, and qualification requirements under the Code) or any and all assets remaining in the Trust Fund as of the date of such termination or discontinuance, together with any earnings subsequently accruing thereon, shall be distributed by the Trustee to the Participants at the Administrator's direction. Upon the complete termination of the Plan, the Trust Fund shall be distributed to Participants within one year after the date of termination. If the Plan does not offer an annuity option (purchased from a commercial provider) and if the Employer or any Affiliate does not maintain another Defined Contribution Plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), the Participant's benefit may, without the Participant's consent, be distributed to the Participant. However, if any Affiliate maintains another Defined Contribution Plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), then the Participant's Account(s) will be transferred, without the Participant's consent, to the other plan if the Participant does not consent to an immediate distribution. Distributions shall be made in compliance with the applicable provisions, including restrictions, of Articles VI and VII. The Trust Fund shall continue in effect until all distributions therefrom are complete. Upon the completion of such distributions, the Trustee shall be relieved from all further liability with respect to all amounts so paid or distributed.

     11.5 Bankruptcy

In the event that the Employer shall at any time be judicially declared bankrupt or insolvent without any provisions being made for the continuation of this Plan, the Plan shall be completely terminated in accordance with this Article XI.

                                ARTICLE XII
                          MISCELLANEOUS PROVISIONS

     12.1 Exclusive Benefit of Participants

Notwithstanding anything in the Plan to the contrary, the Trust Fund shall be held for the benefit of all persons who shall be entitled to receive payments under the Plan. Subject to Section 3.10, it shall be prohibited at any time for any part of the Trust Fund (other than such part as is required to pay expenses) to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries.

     12.2 Plan Not a Contract of Employment

The Plan is not a contract of Employment, and the terms of Employment of any Employee shall not be affected in any way by the Plan or related instruments except as specifically provided therein.

     12.3 Action by Employer

Any action by an Employer which is a corporation shall be taken by the board of directors of the corporation or any person or persons duly empowered to exercise the powers of the corporation with respect to the Plan. In the case of an Employer which is a partnership, action shall be taken by any general partner of the partnership, and in the case of an Employer, which is a sole proprietorship, action shall be taken by the sole proprietor.

     12.4 Source of Benefits

Benefits under the Plan shall be paid or provided for solely from the Trust Fund, and neither the Employer, any Participating Affiliate, the Trustee, the Administrator, nor any Investment Manager or insurance company shall assume any liability under the Plan therefor.

     12.5 Benefits Not Assignable

Benefits provided under the Plan may not be assigned or alienated, either voluntarily or involuntarily. In the event that a Participant or Beneficiary becomes individually liable with respect to any expenses listed in Section 8.5, the provision of Section 401(a)(13) of the Code shall be applicable with respect to any claim the Plan may have against the Participant or Beneficiary individually with respect to such expenses. The preceding sentence shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a "domestic relations order" (as defined in Code Section 414(p)) unless such order is determined by the Administrator to be a "qualified domestic relations order" (as defined in Code Section 414(p)) or, in the case of a "domestic relations order" entered before January 1, 1985, if either payment of benefits pursuant to the order has commenced as of that date or the Administrator decides to treat such order as a "qualified domestic relations order" within the meaning of Code Section 414(p) even if it does not otherwise qualify as such.

     12.6 Domestic Relations Orders

Any other provision of the Plan to the contrary notwithstanding, the Administrator shall have all powers necessary with respect to the Plan for the proper operation of Code Section 414(p) with respect to "qualified domestic relations orders" (or "domestic relations orders" treated as such) referred to in Section 12.5, including, but not limited to, the power to establish all necessary or appropriate procedures, to authorize the establishment of new accounts with such assets and subject to such investment control by the Administrator as the Administrator may deem appropriate, and the Administrator may decide upon and direct appropriate distributions therefrom.

     12.7 Claims Procedure

In the event that a claim by a Participant, Beneficiary, or other person for benefits under the plan is denied, the Administrator will so notify the claimant giving the reasons for the denial. This notice will also refer to the specific provisions of the Plan on which the denial was based, will specify whether any additional information is needed from the Participant or Beneficiary and will explain the review procedure.

Within 60 days after receiving the denial, the claimant may submit directly or through a duly authorized representative, a written request for reconsideration of the application to the Administrator. Documents or records relied on by the claimant should be filed with the request. The person making the request may review relevant documents and submit issues and additional comments in writing.

The Administrator will review the claim within 60 days (or 120 days if a hearing is held because special circumstances exist) and provide a written response to the appeal. The response will explain the reasons for the decision and will refer to the Plan provisions on which the decision is based. The decision of the Administrator is the final one under this claims procedure.

     12.8 Records and Documents; Errors

Participants and Beneficiaries must supply the Administrator with such personal history data as may be required by the Administrator in the operation of the Plan. Proof of age, when required, must be established by evidence satisfactory to the Administrator, and the records of the Employer and Participating Affiliates concerning length of service and compensation may be accepted by the Administrator as conclusive for the purposes of the Plan. Should any error in the records maintained under the Plan result in any Participant or Beneficiary receiving from the Plan more or less than he or she would have been entitled to receive had the records been correct, the Administrator, in its discretion, may correct such error and, as far as practicable, may adjust benefits in such manner that the aggregate value of the benefit under the Plan shall be the amount to which such Participant or Beneficiary was properly entitled.

     12.9 Benefits Payable to Minors, Incompetents and Others

In the event any benefit is payable to a minor or to a Participant or Beneficiary declared incompetent by a court having jurisdiction over such matters and a guardian, committee, conservator or other legal representative of the estate of such a person is appointed, benefits to which he or she is entitled shall be paid to the legally appointed person. The receipt by any such person to whom any such payment on behalf of any Participant or Beneficiary is made shall be a sufficient discharge therefor.

     12.10 Plan Merger or Transfer of Assets

          12.10.1 The merger or consolidation of the Employer with any other person, or the transfer of the assets of the Employer to any other person, or the merger of the Plan with any other plan shall not constitute a termination of the Plan if provision is made for the continuation of the Plan.

          12.10.2 The Plan may not merge or consolidate with, or transfer any assets or liabilities to, any other plan, unless each Participant would (if the Plan had then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated). Any merger or consolidation shall not constitute a termination of a Plan or require the acceleration of vesting of Participants' Account Balances.

     12.11 Participating Affiliates

          12.11.1 With the consent of the Employer and by duly authorized action, any Affiliate may adopt the Plan. Such Affiliate shall determine the classes of its Employees who shall be Eligible Employees and the amount of its contribution to the Plan on behalf of such Employees.

          12.11.2 With the consent of the Employer and by duly authorized action, a Participating Affiliate may terminate its participation in the Plan or withdraw from the Plan. Any such withdrawal shall be deemed an adoption by such Participating Affiliate of a plan and trust identical to the Plan and the Trust, except that all references to the Employer shall be deemed to refer to such Participating Affiliate. At such time and in such manner as the Employer directs, the assets of the Trust allocable to Employees of such Participating Affiliate shall be transferred to the trust deemed adopted by such Participating Affiliate.

          12.11.4 A Participating Affiliate shall have no power with respect to the Plan except as specifically provided herein.

     12.12 Controlling Law

The Plan is intended to qualify under Code Section 401(a) and to comply with ERISA, and its terms shall be interpreted accordingly. Otherwise, to the extent not preempted by ERISA, the laws of the State of New York shall control the interpretation and performance of the terms of the Plan.

     12.13 Singular and Plural and Article and Section References

As used in the Plan, the singular includes the plural, and the plural includes the singular, unless qualified by the context. Titles of Articles and Sections of the Plan are for convenience of reference only and are to be disregarded in applying the provisions of the Plan. Any reference in this Prototype Plan to an Article or Section is to the Article or Section so specified of the Prototype Plan, unless otherwise indicated.

                                                           ML Number: 201438







     -----------------------------------------------------------------


                               MERRILL LYNCH


                             ------------------
                              SPECIAL/FLEXIBLE
                             -----------------


                              NON STANDARDIZED


                             PROTOTYPE DEFINED

                             CONTRIBUTION PLAN

                             ADOPTION AGREEMENT


     -----------------------------------------------------------------



                            PROFIT SHARING PLAN

                       PROFIT SHARING PLAN WITH CODA



                       LETTER SERIAL NUMBER: K373962A
                   NATIONAL OFFICE LETTER DATE: 6/4/2002


THIS PROTOTYPE PLAN AND ADOPTION AGREEMENT ARE IMPORTANT LEGAL INSTRUMENTS WITH LEGAL AND TAX IMPLICATIONS. MERRILL LYNCH, PIERCE FENNER & Smith INCORPORATED DOES NOT PROVIDE LEGAL AND TAX ADVICE TO THE EMPLOYER. THE EMPLOYER IS URGED TO CONSULT WITH ITS OWN ATTORNEY WITH REGARD TO THE ADOPTION OF THIS PLAN AND ITS SUITABILITY TO ITS CIRCUMSTANCES.


NOTE: IN ORDER TO BE RECOGNIZED AS A PROTOTYPE PLAN MAINTAINED BY THE SPONSOR, MERRILL LYNCH, PIERCE FENNER & SMITH INCORPORATED, THE EMPLOYER MUST CONTRIBUTE AND MAINTAIN AT LEAST 75% OF PLAN YEAR CONTRIBUTIONS AND TRUST FUND VALUE WITH THE SPONSOR.

ADOPTION OF PLAN
----------------

The Employer named below hereby establishes or restates a Profit Sharing plan that includes a [X] Pre-Tax, [X] Profit Sharing, and/or [X] Employee After-Tax plan feature (the "Plan") by adopting the Merrill Lynch
Special/Flexible Prototype Defined Contribution Plan and Trust as modified by the terms and provisions of this Adoption Agreement.

EMPLOYER AND PLAN INFORMATION
-----------------------------

Primary Employer Name:  CITADEL BROADCASTING COMPANY

The Employer is (i) [_] a member of a Code Section 414(b) controlled group;
(ii) [_] a member of a Code Section 414(c) group of trades or businesses under common control; and/or (iii) [_] a member of a Code Section 414(m) affiliated service group, or (iv) [X] none of the above.(i)

 Business Address: 7201 W. LAKE MEAD BLVD. - SUITE 400
                   LAS VEGAS, NV  89128


Telephone Number: (702) 804-5200

Employer Taxpayer ID Number: 86-0703641

Employer Taxable Year ends on: DECEMBER 31ST

Plan Name:  CITADEL BROADCASTING COMPANY 401(K) RETIREMENT SAVINGS PLAN

Plan Number:  002

Restatement Effective Date (if applicable):  JANUARY 1, 2003

                                                                                   Employee
                                         Pre-Tax          Profit Sharing          After-Tax
Effective Date of Plan Feature:(ii)  JANUARY 1, 1993     JANUARY 1, 1993       JANUARY 1, 1993

________________

(i) ONLY ENTITIES TREATED AS A SINGLE EMPLOYER UNDER SECTION 414 OF THE INTERNAL REVENUE CODE MAY ADOPT THIS PLAN. GENERALLY, ENTITIES ARE TREATED AS A SINGLE EMPLOYER UNDER CODE SECTION 414 IF THEY SHARE 80% COMMON OWNERSHIP OR IF THEIR OPERATIONS ARE OTHERWISE CLOSELY AFFILIATED. THE RELATED EMPLOYER RULES ARE COMPLEX AND LEGAL ADVICE SHOULD BE SOUGHT BEFORE ANY ENTITY OTHER THAN THE PRIMARY EMPLOYER IS PERMITTED TO ADOPT THIS PLAN.

(ii) THE ORIGINAL EFFECTIVE DATE OF THIS PLAN'S ADOPTION IS THE FIRST DAY OF THE PLAN YEAR IN WHICH OCCURS THE EARLIEST EFFECTIVE DATE FOR ANY PLAN FEATURE, AS SPECIFIED ABOVE. SEE PLAN SECTION 1.67. THE EFFECTIVE DATE FOR PRE-TAX OR EMPLOYEE AFTER-TAX CONTRIBUTIONS CANNOT BE EARLIER THAN THE DATE THAT DEFERRALS OR CONTRIBUTIONS WILL BEGIN TO BE DEDUCTED FROM EMPLOYEES' COMPENSATION. MOREOVER, EVEN IF THE EFFECTIVE DATE OF THE PLAN'S PRE-TAX OR EMPLOYEE AFTER-TAX FEATURE OCCURS IN THE MIDDLE OF A PLAN YEAR, A PARTICIPANT'S COMPENSATION MAY BE BASED ON COMPENSATION PAID FOR THE ENTIRE PLAN YEAR IF SO ELECTED IN ARTICLE IA(5) OF THIS ADOPTION AGREEMENT.




Proper Names of Participating Employers:
CITADEL BROADCASTING COMPANY
---------
---------
---------
---------
---------
---------
---------












 Plan Administrator Name:                   CITADEL BROADCASTING COMPANY

 Business Address:                            7201 W. LAKE MEAD BLVD.
                                                     SUITE 400
                                                LAS VEGAS, NV 89128

 Telephone Number:                                (704) 804-8267








NOTE: IF THIS PLAN IS A CONTINUATION OR AN AMENDMENT OF A PRIOR PLAN, OPTIONAL FORMS OF BENEFITS PROVIDED IN THE PRIOR PLAN MUST BE PROVIDED UNDER THIS PLAN, AND SHOULD BE LISTED ON AN ADDENDUM ATTACHED TO THIS ADOPTION AGREEMENT, UNLESS PERMISSIBLY ELIMINATED OR RESTRICTED UNDER THE TERMS OF THE PLAN AND IRS REGULATIONS OR OTHER GUIDANCE.

                           ARTICLE I. DEFINITIONS
                                      -----------

A.   "COMPENSATION"
     --------------

(1) With respect to each Participant, except as provided below, Compensation shall mean the (select (a), (b) or (c) for each applicable column; a Plan which is integrated with Social Security may not elect (d) in the Profit Sharing Contributions column):

NON-PROFIT
SHARING         PROFIT SHARING
CONTRIBUTIONS*  CONTRIBUTIONS

    [X]           [X](a)  amount reported in the "Wages Tips and Other
                          Compensation" Box on Form W-2 (as defined in
                          Section 3.9.1(H)(i) of the Plan) and paid during the Plan Year.

    [_]           [_](b)  amount reported pursuant to Code Section
                          3401(a) (as defined in Section 3.9.1(H)(ii) of the Plan) and paid during the Plan Year.

    [_]           [_](c)  compensation for Code Section 415
                          safe-harbor purposes (as defined in Section
                          3.9.1(H)(iii) of the Plan) paid during the Plan Year.

    [_]           [_](d)  all amounts received (under either option
                          (a) (b) or (c) above) for personal services rendered to the Employer and paid during the Plan Year but excluding (select all applicable):

                          [_] overtime.
                          [_] bonuses.
                          [_] commissions.
                          [_] amounts in excess of $_____.
                          [_] other (specify)______.

     NOTWITHSTANDING THE FOREGOING, IF NECESSARY TO SATISFY THE
     NONDISCRIMINATION TESTING REQUIREMENTS APPLICABLE TO THE PLAN UNDER THE CODE, THE EXCLUSIONS INDICATED ABOVE WILL BE INCLUDED AS
     COMPENSATION SOLELY FOR PURPOSES OF SUCH TESTING.

     *THESE AMOUNTS INCLUDE ADP TEST AND ACP TEST SAFE HARBOR
     CONTRIBUTIONS.

     NOTE: FOR SELF-EMPLOYED INDIVIDUALS, COMPENSATION MEANS "EARNED INCOME" REGARDLESS OF WHICH OF THE ABOVE OPTIONS IS ELECTED. (SEE PLAN
     SECTION 1.21(A).) EARNED INCOME GENERALLY MEANS NET EARNINGS FROM SELF-EMPLOYMENT WITH CERTAIN ADJUSTMENTS, AS DESCRIBED IN SECTION 1.29 OF THE PLAN DOCUMENT.

(2)  Treatment of Elective Contributions
     -----------------------------------

     NOTE: THE TERM ELECTIVE CONTRIBUTIONS UNDER PLAN SECTION 1.31 AUTOMATICALLY INCLUDES ELECTIVE AMOUNTS THAT ARE NOT INCLUDED IN THE EMPLOYEE'S GROSS INCOME BY REASON OF CODE SECTION 132(F)(4) (QUALIFIED TRANSPORTATION FRINGE BENEFITS) FOR YEARS AFTER DECEMBER 31, 1997, UNLESS INDICATED OTHERWISE (B) BELOW.
For purposes of determining the amount of Pre-Tax, Employee After-Tax, and Matching Contributions (including Safe Harbor Matching Contributions, and Enhanced Matching Contributions (under Article VIII of this Adoption Agreement)), Compensation shall include Elective Contributions. For all other contributions, (select either (a) or (b) as applicable):



     [X](a) For purposes of determining the amount of Profit Sharing, Prevailing Wage, and any Safe Harbor Nonelective
            Contributions, Compensation shall include Elective
            Contributions. Qualified Transportation Fringe Benefits:

            [_]   (i) are included as Elective Contributions effective for
            years after December 31, 1997 in accordance with Plan
            Section 1.31.

            [_]   (ii) are included as Elective Contributions effective
            _____ (enter the applicable Plan Year for which such amounts are included, which should not be earlier than the first Plan Year beginning after December 31, 1998).

            [X]   (iii) are not included as Elective Contributions.

     [_](b) For purposes of determining the amount of Profit Sharing, Prevailing Wage, and any Safe Harbor Nonelective
            Contributions, Compensation shall not include Elective
            Contributions.

(3)  CODA Compensation
     -----------------

     (a)  Inclusion or Exclusion of Elective Contributions (select one):

          [X](i) For purposes of the ADP and ACP Tests, Compensation shall include Elective Contributions.

               NOTE: THE TERM ELECTIVE CONTRIBUTIONS UNDER PLAN SECTION
               1.31 AUTOMATICALLY INCLUDES ELECTIVE AMOUNTS THAT ARE NOT INCLUDED IN THE EMPLOYEE'S GROSS INCOME BY REASON OF CODE
               SECTION 132(F)(4) (QUALIFIED TRANSPORTATION FRINGE BENEFITS) FOR YEARS AFTER DECEMBER 31, 1997, UNLESS ONE OF THE FOLLOWING IS SELECTED.

                   [_] (A) Elective Contributions for purposes of ADP and
                       ACP Tests shall include Qualified Transportation Fringe Benefits effective ____ (enter the applicable Plan Year for which such amounts are included, which should not be earlier than the first Plan
                       Year beginning after December 31, 1998).

                   [_] (B) Elective Contributions for purposes of ADP and
                       ACP Tests shall not include Qualified
                       Transportation Fringe Benefits.

          [_](ii) For purposes of the ADP and ACP Tests, Compensation shall not include Elective Contributions.

     (b)  Plan Year or Eligibility Compensation for ADP and ACP Tests
          (select one):

          [X](i) CODA Compensation shall be determined with respect to each Plan Year without regard to a Participant's Entry Date.

          [_](ii) Effective for Plan Years beginning on and after _____, CODA
                  Compensation shall only include Compensation actually paid on and after the Participant's Entry Date.

(4)  With respect to Profit Sharing Contributions and Safe Harbor
     Nonelective Contributions, Compensation shall include all Compensation (select one):

     [X](a) during the Plan Year in which the Participant enters the Plan.

     [_](b) after the Participant's Entry Date.

(5) With respect to Pre-Tax and Employee After-Tax Contributions, Compensation shall include all Compensation (select one):

     [X](a) during the Plan Year in which the Participant enters the Plan.

     [_](b) after the Participant's Entry Date.

     NOTE: IF A(4)(B) OR A(5)(B) ABOVE ARE ELECTED AND THE PLAN BENEFITS SELF-EMPLOYED INDIVIDUALS, THEN THE COMPENSATION TAKEN INTO ACCOUNT FOR THE PORTION OF THE PLAN YEAR AFTER THE PARTICIPANT'S ENTRY DATE FOR A SELF-EMPLOYED INDIVIDUAL SHALL BE HIS OR HER EARNED INCOME PAYABLE WITH RESPECT TO THAT PLAN YEAR MODIFIED BY A FRACTION, THE NUMERATOR OF WHICH IS THE NUMBER OF DAYS HE OR SHE IS A PARTICIPANT DURING THE PLAN YEAR AFTER THE ENTRY DATE AND THE DENOMINATOR OF WHICH IS THE NUMBER OF DAYS IN THE PLAN YEAR.

B.   "COMPUTATION PERIOD"
     --------------------

For purposes of Breaks in Service and Years of Service for purposes of eligibility, "Computation Periods" occurring after the initial Computation Period described in Section 1.22 of the Plan shall be the succeeding 12-month periods commencing with (select one):

     [_](1) the first anniversary of the Employee's employment commencement date.

     [_](2) the first Plan Year which commences prior to the first anniversary of the Employee's employment commencement date.

     [X](3) not applicable, Plan uses elapsed time method to determine all eligibility service.


C.   "DISABILITY"
     ------------

(1)  Definition
     ----------

Disability shall mean a condition which results in the Participant's
(select one):

     [_](a) inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous indefinite period of not less than 12 months.

     NOTE: THIS OPTION C(1)(A) MUST BE SELECTED IF CONTRIBUTIONS DUE TO DISABILITY ARE TO BE MADE UNDER OPTION C(2) BELOW. IN ADDITION, THE EXCEPTION FROM THE EARLY DISTRIBUTION TAX OF CODE SECTION 72(T) MAY NOT APPLY TO A DISTRIBUTION MADE ON ACCOUNT OF A "DISABILITY" UNLESS THE DEFINITION USED IS THAT AS DEFINED IN THIS OPTION C(1)(A).

     [_](b) total and permanent inability to meet the requirements of the Participant's customary employment which can be expected to last for a continuous period of not less than 12 months.

     [X](c) qualification for Social Security disability benefits.

     [_](d) qualification for benefits under the Employer's long-term disability plan.

(2) Contributions During Disability (select one):
    -------------------------------

     [X](a) No contributions to a Participant's Account will be made on behalf of a Participant whose Employment has terminated on account of Disability with respect to periods on and after his or her termination of Employment due to Disability.

     [_](b) Contributions otherwise to be made to a Participant's
            Account will continue to be made on behalf of a Participant whose Employment has terminated on account of Disability with respect to the remainder of the Plan Year in which occurs his or her termination of Employment due to Disability, provided that option C(1)(a) above is elected as the definition of "Disability." For purposes of determining the amount of such an individual's contributions, "Compensation" shall mean the compensation such Participant would have received for the Plan Year if the Participant had been paid at the rate of Compensation paid immediately before his or her Disability.

     [_](c) Contributions otherwise to be made to a Participant's
            Account will continue to be made on behalf of a Participant whose Employment has terminated on account of Disability with respect to periods on and after his or her termination of Employment due to Disability and during such period that the Participant remains so disabled, provided that option C(1)(a) above is elected as the definition of "Disability." For purposes of determining the amount of such an individual's contributions, "Compensation" shall mean the compensation such Participant would have received for the Plan Year if the Participant had been paid at the rate of Compensation paid immediately before his or her Disability.

D.   "EARLY RETIREMENT AGE"

(1)  Early Retirement Age (select one):

     [X](a) shall be permitted.

     [_][b) shall not be permitted.

(2) If D(1)(a) above is elected, Early Retirement Age shall mean (select one):

     [_](a) attained age _____.

     [X](b) attained age 55 and completed 6 Years of Service.

     [_](c) attained age _____ and completed _____ Years of Service as a Participant.

E.   "ELIGIBLE EMPLOYEES"
     --------------------

(1)  General Rule (select one):
     ------------

It is expressly intended that, regardless of any elections below, individuals not treated as common law employees by the Employer or an Affiliate on their payroll records are to be excluded from Plan participation even if a court or administrative agency later determines that such individuals are common law employees and not independent contractors.

     [X](a) All Employees of the Primary Employer and participating Employers are eligible to participate in the Plan.

     [_](b) All Employees are eligible to participate in the Plan except for the following Employees (select all those applicable):

          [_](i) Employees included in a unit of Employees covered by a collective bargaining agreement between the Employer and the Employee representatives (not including any organization more than half of whose members are Employees who are owners, officers, or executives of the Employer) in the negotiation of which retirement benefits were the subject of good faith bargaining, unless the bargaining agreement provides for participation in the Plan.

          [_](ii) Non-resident aliens (within the meaning of Code Section 7701(b)(1)(B)) and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)).

          [_](iii) Employees of an Affiliate that is not a participating
                   Employer.

          [_](iv)  Leased Employees, as defined in Section 1.57 of the Plan.

          [_](v) Any Employee classified by his or her Employer as a Temporary Employee, as defined in Section 1.99 of the Plan.

          [_](vi) Employees employed in or by the following specified division, plant, location, job category or other identifiable individual or group of Employees (THIS EXCLUSION FOR SPECIFIED JOB CLASSIFICATIONS MAY NOT IMPOSE CONDITIONS RELATING TO AGE OR SERVICE THAT MUST BE SATISFIED BY PLAN PARTICIPANTS. FOR EXAMPLE, PART-TIME EMPLOYEES MAY NOT BE EXCLUDED AS A CLASSIFICATION OR JOB CATEGORY OF EMPLOYEES):____

(2)  Newly-Hired Leased Employees
     ----------------------------

Individuals who would be Leased Employees but for the fact that they have not performed services for an Employer on a substantially full-time basis for a period of one year:

     [_](a) shall be treated as Employees.

     [X](b) shall not be treated as Employees.

NOTE: THE PLAN'S DEFINITION OF "ELIGIBLE EMPLOYEE" MERELY IDENTIFIES THE EMPLOYEES WHO MAY PARTICIPATE UNDER THE PLAN AND HAS NO BEARING ON THE IDENTIFICATION OF EMPLOYEES WHO MUST BE TAKEN INTO ACCOUNT FOR COVERAGE TESTING UNDER CODE SECTION 410(B) AND THE REGULATIONS THEREUNDER.

F.   "ENTRY DATE"
     ------------

(1)  Entry Date shall mean (select one):


PRE-TAX AND/OR      MATCHING      PROFIT SHARING
EMPLOYEE AFTER-   CONTRIBUTIONS   CONTRIBUTIONS
     TAX
CONTRIBUTIONS

     [X]              [_]              [_]       (a) each business day
                                                     of the Plan Year.


     [_]              [_]              [_]       (b) the first day of the
                                                     Plan Year following
                                                     the date the Employee
                                                     meets the
                                                     participation
                                                     requirements of
                                                     Section 2.1 of the
                                                     Plan. If the Employer
                                                     elects this option (b)
                                                     establishing only one
                                                     Entry Date, the
                                                     participation "age and
                                                     service" requirements
                                                     elected in Article II
                                                     must be no more than
                                                     age 20 1/2 and 6
                                                     months of service.

     [_]              [X]              [X]       (c) the first day of the
                                                     month following the
                                                     date the Employee
                                                     meets the
                                                     participation
                                                     requirements of
                                                     Section 2.1 of the
                                                     Plan.

     [_]              [_]              [_]       (d) the first day of the
                                                     Plan Year and the
                                                     first day of the
                                                     seventh month of the
                                                     Plan Year following
                                                     the date the Employee
                                                     meets the
                                                     participation
                                                     requirements of
                                                     Section 2.1 of the
                                                     Plan.

     [_]              [_]              [_]       (e) the first day of the
                                                     Plan Year, the first
                                                     day of the fourth
                                                     month of the Plan
                                                     Year, the first day of
                                                     the seventh month of
                                                     the Plan Year, and the
                                                     first day of the tenth
                                                     month of the Plan Year
                                                     following the date the
                                                     Employee meets the
                                                     participation
                                                     requirements of
                                                     Section 2.1 of the
                                                     Plan.

     [_]              [_]              [_]       (f) other:______

                                                 provided that the Entry
                                                 Date or Dates selected are
                                                 no later than any of the
                                                 options above.

(2)  Restatement Effective Date:
The Restatement Effective Date (select one):

     [_](a) shall be an Entry Date.

     [_](b) shall not be an Entry Date.

     [X](c) shall not be applicable. (Either this is an initial adoption as provided in the Employer and Plan Information Section or the Restatement Effective Date is already an Entry Date as described in (1) above.)

G.   "HIGHLY COMPENSATED EMPLOYEES"
     ------------------------------

(1)  Top-Paid Group Election
     -----------------------

In determining who is a Highly Compensated Employee (select one):

     [X](a) A top-paid group election is made. The effect of this election is that an Employee (who is not a 5% owner at any time during the determination year or the look-back year) with Compensation in excess of $80,000 (as adjusted) for the look-back year (as defined in Section 1.49 of the Plan) is a Highly Compensated Employee only if the Employee was in the top-paid group for the look-back year. An Employee is in the "top-paid group" for any year, if such Employee is in the group of Employees consisting of the top 20% of the includable Employees when ranked on the basis of Compensation paid during such year.(iii)

     [_](b) A top-paid group election is not made.

(2)    Calendar Year Data Election
       ---------------------------

In determining who is a Highly Compensated Employee (other than a 5% owner) (select one):

     [_](a) A calendar year data election is made. The effect of this election is that the look-back year is the calendar year beginning with or within the look-back year.

     [_](b) A calendar year data election is not made.

     [X](c) Not applicable, Plan Year is the calendar year.

NOTE: IF BOTH G(1)(A) AND G(2)(A) ARE SELECTED, THE LOOK-BACK YEAR IN DETERMINING THE TOP-PAID GROUP SHALL BE THE CALENDAR YEAR BEGINNING WITH OR WITHIN THE LOOK-BACK YEAR. GENERALLY, A TOP-PAID GROUP ELECTION MUST APPLY CONSISTENTLY TO THE DETERMINATION YEARS OF ALL PLANS OF THE EMPLOYER THAT BEGIN WITH OR WITHIN THE SAME CALENDAR YEAR. A CALENDAR YEAR DATA ELECTION ALSO MUST APPLY CONSISTENTLY TO THE DETERMINATION YEARS OF ALL OF THE EMPLOYER'S PLANS THAT BEGIN WITHIN THE SAME CALENDAR YEAR.

________________
(iii) GENERALLY, IN MAKING THIS DETERMINATION, THE FOLLOWING EMPLOYEES ARE
EXCLUDED: EMPLOYEES WHO HAVE NOT COMPLETED 6 MONTHS OF SERVICE, EMPLOYEES WHO NORMALLY WORK LESS THAN 17 1/2 HOURS PER WEEK, EMPLOYEES WHO NORMALLY WORK DURING NOT MORE THAN 6 MONTHS DURING ANY YEAR, EMPLOYEES WHO HAVE NOT ATTAINED AGE 21, NON-RESIDENT ALIENS WITH NO U.S.-SOURCE INCOME AND EXCEPT TO THE EXTENT PROVIDED IN IRS REGULATIONS, EMPLOYEES WHO ARE INCLUDED IN A UNIT OF EMPLOYEES COVERED BY AN AGREEMENT WHICH THE SECRETARY OF LABOR FINDS TO BE A COLLECTIVE BARGAINING AGREEMENT BETWEEN EMPLOYEE REPRESENTATIVES AND THE EMPLOYER.

H.   "HOURS OF SERVICE"
     ------------------

Hours of Service shall be determined on the basis of the method specified below:

     (1)  Eligibility Service
          -------------------

          For purposes of determining whether an Employee has satisfied the participation requirements of Section 2.1 of the Plan, the following method shall be used (select one for each column as applicable):

       PRE-TAX AND/OR     MATCHING     PROFIT SHARING
       EMPLOYEE AFTER-  CONTRIBUTIONS  CONTRIBUTIONS
     TAX CONTRIBUTIONS

             [X]             [X]            [X]       (a) elapsed time method.

             [_]             [_]            [_]       (b) hourly records method.


     (2)  Vesting Service
          ---------------

          All Pre-Tax Contributions, Employee After-Tax Contributions, Qualified Matching Contributions, Qualified Nonelective Contributions, ACP Test Safe Harbor Matching Contributions, and ADP Test Safe Harbor Contributions are always 100% vested. Unless Profit Sharing and/or Matching Contributions are fully vested when made (in accordance with Article IX of this Adoption Agreement), a Participant's nonforfeitable interest in Profit Sharing Contributions and/or Matching Contributions (as applicable) made on his or her behalf shall be determined on the basis of the method specified below (select one as applicable):

          [_](a) elapsed time method.
          [X](b) hourly records method.

     (3)  Hourly Records
          --------------

          For the purpose of determining Hours of Service under the hourly records method (choose one box for eligibility and one box for vesting as applicable):

          ELIGIBILITY      VESTING

              [_]            [X]        (a)  only actual hours for which an
                                             Employee is paid or entitled
                                             to payment shall be counted.

              [_]            [_]        (b)  an Employee shall be credited
                                             with 45 Hours of Service if
                                             under Section 1.50 of the Plan
                                             such Employee would be
                                             credited with at least 1 Hour
                                             of Service during the week.

I.   "LIMITATION COMPENSATION"
     -------------------------

For purposes of Code Section 415, Limitation Compensation shall be Compensation as determined for purposes of (select one):

     [X](1) the "Wages, Tips and Other Compensation" Box on Form W-2 as defined in Plan Section 3.9.1(H)(i).

     [_](2) Code Section 3401(a) Federal Income Tax Withholding as defined in
            Plan Section 3.9.1(H)(ii).

     [_](3) Code Section 415 safe-harbor as defined in Plan Section
            3.9.1(H)(iii).

J.   "LIMITATION YEAR"
     -----------------

For purposes of Code Section 415, the Limitation Year shall be (select one):

     [X](1) the Plan Year.

     [_](2) the calendar year.

     [_](3) the 12 consecutive month period ending on the ____ day of the month of ____.

K.   "NORMAL RETIREMENT AGE"
     -----------------------

Normal Retirement Age shall be (select one):

     [X](1) attainment of age 65 (not more than 65) by the Participant.

     [_](2) attainment of age____ (not more than 65) by the Participant or the
            ____ anniversary (not more than the 5th) of the first day of the Plan Year in which the Eligible Employee became a Participant, whichever is later.

     [_](3) attainment of age ____(not more than 65) by the Participant or the
            ____ anniversary (not more than the 5th) of the first day on which the Eligible Employee performed an Hour of Service, whichever is later.

L.   "PARTICIPANT DIRECTED ASSETS"
     -----------------------------

Participant directed assets are:
     NON-PROFIT SHARING        PROFIT SHARING
       CONTRIBUTIONS           CONTRIBUTIONS

            [X]                     [X]           (1)   permitted.

            [_]                     [_]           (2)   not permitted.

M.   "PLAN YEAR"
     -----------

The Plan Year shall be the 12 consecutive month period ending on the 31ST day of DECEMBER.

N.   "PREDECESSOR EMPLOYER SERVICE"
     ------------------------------

Predecessor Employer Service will be credited (select one):

     [_](1) only as required by the Plan.

     [X](2) to include, in addition to the Plan requirements and subject to the limitations set forth below, service with the following Predecessor Employer(s) determined as if such predecessors were the Employer:
            UNLESS OTHERWISE STIPULATED IN THE PURCHASE AGREEMENT, FOR EMPLOYEES WHO JOIN CITADEL AS THE RESULT OF A STATION ACQUISITION, THE ORIGINAL DATE OF HIRE WITH THE PREDECESSOR EMPLOYER WILL BE USED TO DETERMINE VESTING IN THE COMPANY MATCH.

            Service with such Predecessor Employer listed in this item (2) applies [select either (a), (b) or (a) and (b); (c) is only available in addition to (a) and/or (b)]:

           [_](a) for purposes of eligibility to participate;

           [_](b) for purposes of vesting;

           [_](c) except for the following service:
                   _____.

O.   "TOP-HEAVY RATIO"
     -----------------

If the adopting Employer maintains or has ever maintained a qualified defined benefit plan, for purposes of establishing present value to compute the top-heavy ratio, any benefit shall be discounted only for mortality and interest based on the following:

     Interest Rate:    8%
     Mortality Table:  UP '84

P.   "VALUATION DATE"
     ----------------

Valuation Date shall mean (select one for each column, as applicable):

NON-PROFIT
SHARING         PROFIT SHARING
CONTRIBUTIONS   CONTRIBUTIONS

    [X]           [X]  (1) each business day.

    [_]           [_]  (2) the last business day of each month.

    [_]           [_]  (3) the last business day of each quarter within the
                           Plan Year.

    [_]           [_]  (4) the last business day of each semi-annual period
                           within the Plan Year.

    [_]           [_]  (5) the last business day of the Plan Year.

    [_]           [_]  (6) other: ____.


                         ARTICLE II. PARTICIPATION
                                     -------------

GENERAL PARTICIPATION REQUIREMENTS An Eligible Employee must meet the following requirements to become a Participant (select one or more for each column, as applicable):

PRE-TAX AND/
OR EMPLOYEE
AFTER-TAX        MATCHING     PROFIT SHARING
CONTRIBUTIONS  CONTRIBUTIONS  CONTRIBUTIONS

 [_]            [_]            [_] (1)  Performance of one Hour of Service.

 [_]            [_]            [_] (2)  Attainment of age _____ (maximum 20 1/2)
                                        and completion of _____ (not more than
                                        1/2) Year(s) of Service. If this
                                        item is selected, no Hours of
                                        Service shall be counted.

 [X]                               (3)  Attainment of age 21 (maximum 21)
                                        and completion of N/A Year(s) of
                                        Service (not to exceed 2 years). If
                                        more than 1 Year of Service is
                                        selected, the immediate 100%
                                        vesting schedule must be selected
                                        in Article IX of this Adoption
                                        Agreement.

                [X]                (4)  Attainment of age 21 (maximum 21)
                                        and completion of 1 Years of
                                        Service (not to exceed 2 years). If
                                        more than 1 Year of Service is
                                        selected, the immediate l00%
                                        vesting schedule must be selected
                                        in Article IX of this Adoption
                                        Agreement.

                               [X] (5)  Attainment of age 21 (maximum 21)
                                        and completion of 1 Years of
                                        Service (not to exceed 2 years). If
                                        more than 1 Year of Service is
                                        selected, the immediate l00%
                                        vesting schedule must be selected
                                        in Article IX of this Adoption
                                        Agreement.

 [_]            [_]            [_] (6)  Each Employee who is an Eligible
                                        Employee will be deemed to have
                                        satisfied the participation
                                        requirements as of ____ without regard
                                        to such Eligible Employee's actual
                                        age and/or service.

NOTE: A MAXIMUM OF 1 YEAR OF SERVICE CAN BE REQUIRED FOR PRE-TAX AND/OR EMPLOYEE AFTER-TAX CONTRIBUTIONS.


  ARTICLE III. PRE-TAX CONTRIBUTIONS AND EMPLOYEE AFTER-TAX CONTRIBUTIONS
               ----------------------------------------------------------

A. PRE-TAX CONTRIBUTIONS (select all applicable):
   ---------------------

[X](1) Pre-Tax Contributions are permitted under the Plan and may be made by a Participant in an amount equal to a dollar amount or a percentage of the Participant's Compensation, as specified by the Participant in his or her Pre-Tax Election, which may not exceed 20% of his or her Compensation.

[_](2) Pre-Tax Contributions Election Limit for Highly Compensated Employees.
       If elected, a Highly Compensated Employee may make a Pre-Tax Election which may not exceed ___% of his or her Compensation.

     NOTE: IF ITEM A(2) IS SELECTED, THE ELECTION LIMIT PERCENTAGE FOR HIGHLY COMPENSATED EMPLOYEES IN A(2) MUST BE LESS THAN THE EMPLOYEE PRE-TAX CONTRIBUTION LIMIT SELECTED IN A(1) ABOVE.

[_](3) Separate Bonus Election - With respect to bonuses, such dollar amount or percentage as specified by the Participant in his or her Pre-Tax Election with respect to such bonus.

[_](4) Pre-Tax Contributions are not permitted under the Plan.

B. EMPLOYEE AFTER-TAX CONTRIBUTIONS (select all applicable):
   --------------------------------

[X](1) Employee After-Tax Contributions are permitted under the Plan and may be made by a Participant in an amount equal to a dollar amount or a percentage of the Participant's Compensation, as specified by the Participant in his or her Employee After-Tax Contribution Election, which may not exceed 20% of his or her Compensation.

[_](2) After-Tax Contributions Election Limit for Highly Compensated
       Employees. If elected, a Highly Compensated Employee may make an After-Tax Election which may not exceed ___% of his or her Compensation.

       NOTE: IF ITEM B(2) IS SELECTED, THE ELECTION LIMIT PERCENTAGE FOR HIGHLY COMPENSATED EMPLOYEES IN B(2) MUST BE LESS THAN THE EMPLOYEE AFTER-TAX CONTRIBUTION LIMIT SELECTED IN B(1) ABOVE.

[_](3) Separate Bonus Election - With respect to bonuses, such dollar amount or percentage as specified by the Participant in his or her Employee After-Tax Contribution Election with respect to such bonus.

[_](4) Employee After-Tax Contributions are not permitted under the Plan.

NOTE: DEPARTMENT OF LABOR REGULATIONS REQUIRE PRE-TAX CONTRIBUTIONS AND EMPLOYEE AFTER-TAX CONTRIBUTIONS TO BE CONTRIBUTED TO THE TRUST AS SOON AS POSSIBLE AND NO LATER THAN THE 15TH BUSINESS DAY OF THE MONTH FOLLOWING THE MONTH IN WHICH (I) THE PARTICIPANT'S CONTRIBUTION AMOUNTS ARE RECEIVED BY THE EMPLOYER (IN THE CASE OF AMOUNTS THAT A PARTICIPANT OR BENEFICIARY PAYS TO AN EMPLOYER) OR (II) SUCH AMOUNTS WOULD OTHERWISE HAVE BEEN PAYABLE TO THE PARTICIPANT IN CASH (IN THE CASE OF AMOUNTS WITHHELD BY AN EMPLOYER FROM A PARTICIPANT'S WAGES).

C. AUTOMATIC ENROLLMENT(iv) (select all applicable):
   ------------------------

[_](1) In the absence of an election made by a Participant to the contrary within such time period as established by the Plan Administrator, a Participant shall be deemed to have elected (select one or both):

       [_](a) a Pre-Tax Contribution of ____% of his or her Compensation.

       [_](b) an Employee After-Tax Contribution of ____% of his or her Compensation.

[X](2) Notwithstanding any provision of the Plan to the contrary, the following contribution(s) may only be made pursuant to an affirmative election made by the Participant in writing (or in such electronic or telephonic form as specified by the Plan Administrator) (select one or both):

       [X](a) Pre-Tax Contributions.

       [X](b) Employee After-Tax Contributions.

D.   MAKING AND MODIFYING AN ELECTION
     --------------------------------

An Eligible Employee shall be entitled to increase, decrease or resume his or her Pre-Tax Contributions and/or Employee After-Tax Contributions with the following frequency during the Plan Year (select one):

     [_](1) annually.
     [_](2) semi-annually.
     [_](3) quarterly.
     [X](4) monthly.
     [_](5) other (specify): _____.

     Any such increase, decrease or resumption shall be effective as of the first payroll period coincident with or next following the first day of each period set forth above. A Participant may completely discontinue making Pre-Tax Contributions and/or Employee After-Tax Contributions at any time effective for the payroll period after written notice is provided to the Administrator.
______________
(iv) "AUTOMATIC ENROLLMENT" IS SOMETIMES REFERRED TO AS A "NEGATIVE ELECTION" ENROLLMENT.

                     ARTICLE IV. MATCHING CONTRIBUTIONS
                                 ----------------------

This Article IV is effective only if Pre-Tax Contributions and/or Employee After-Tax Contributions are permitted under the Plan.

A.   CONTRIBUTION AND ALLOCATION FORMULA
     -----------------------------------

If selected below, the Employer may make Matching Contributions (select all that apply):

     [X](1) Discretionary Formula:
            ---------------------

            Discretionary Matching Contribution equal to such a dollar amount or percentage of Pre-Tax Contributions and/or Employee After-Tax Contributions, as determined by the Employer, which shall be allocated (select all that apply):

            [_](a) based on the ratio of each Participant's Pre-Tax
                   Contributions and/or Employee After-Tax Contributions for the Plan Year to the total Pre-Tax Contributions and/or Employee After-Tax Contributions of all Participants for the Plan Year. If selected, Matching Contributions shall be subject to a maximum amount of (select one):

                   [_](i) $____ for each Participant.

                   [_](ii) ____% of each Participant's Compensation.

            [_](b) in an amount up to 100% or $_____ of each Participant's first 1% or $____ of Compensation contributed as Pre-Tax Contributions and/or Employee After-Tax Contributions. If any Matching Contribution remains, it is allocated to each such Participant in an amount up to ____ % or $____ of the next ____% or $____ of each Participant's Compensation contributed as Pre-Tax Contributions and/or Employee After-Tax Contributions. If any Matching Contribution remains after the application of the preceding sentence, it is allocated to each such Participant in an amount up to ____% or $____ of the next ____% or $____ of each Participant's Compensation contributed as Pre-Tax Contributions and/or Employee After-Tax Contributions.

                   Any remaining Matching Contribution shall be allocated to each such Participant in the ratio that such Participant's Pre-Tax Contributions and/or Employee After-Tax Contributions bear to the total Pre-Tax Contributions and/or Employee After-Tax Contributions of all such Participants.

                   If selected, Matching Contributions shall be subject to a maximum amount of (select one):

                   [_](i)  $____ for each Participant.

                   [_](ii) ____% of each Participant's Compensation.

     [_](2) Nondiscretionary Formula:
            ------------------------
            A nondiscretionary Matching Contribution equal to (select all that apply):

            [_](a) ____% of each Participant's Compensation contributed as Pre-Tax Contributions and/or Employee After-Tax Contributions. If selected, Matching Contributions shall be subject to a maximum amount of (select one):

                  [_](i) $_____ for each Participant.
                  [_](ii) _____% of each Participant's Compensation.

            [_](b) ____% or $____ of the first ____% or $____ of the
                  Participant's Compensation contributed as Pre-Tax Contributions and/or Employee After-Tax Contributions, ____% or $____ of the next ____% or $____ of the
                  Participant's Compensation contributed as Pre-Tax Contributions and/or Employee After-Tax Contributions, and ____% or $____ of the next ____% or $____ of the Participant's Compensation contributed as Pre-Tax Contributions and/or Employee After-Tax Contributions.

                  If selected, Matching Contributions shall be subject to a maximum amount of (select one):

                  [_](i) $____ for each Participant.
                  [_](ii) ____% of each Participant's Compensation.

     [X](3) Matching Contribution "True-up" (select one):
            -------------------------------
            [_](a) Annualized Matching Contributions: Matching Contributions,
                   if made on a periodic basis, will be recalculated based on Compensation for the Plan Year, and "true-up" contributions will be made to Participants as necessary.

            [X](b) Non-annualized Matching Contributions: The "true-up"
                   Matching Contributions will not be made.

     [X](4) Matched Contributions. Pre-Tax and/or Employee After-Tax
            Contributions indicated above shall be eligible for Matching Contributions as indicated below (select all that apply):

        DISCRETIONARY MATCHING     NONDISCRETIONARY
             CONTRIBUTION       MATCHING CONTRIBUTION
               FORMULA                 FORMULA

                [X]                      [_]        (a) Pre-Tax Contributions.

                [_]                      [_]        (b) After-Tax Contributions.

          [_](c) If (a) and (b) selected above, the Pre-Tax and Employee
                 After-Tax Matching Contributions formula will be applied (select one, if applicable):
                  [_](i) concurrently as a separate formula for each feature.

                  [_](ii) cumulatively as a single formula for both features.

B.   PARTICIPANTS ELIGIBLE FOR MATCHING CONTRIBUTION ALLOCATION
     ----------------------------------------------------------

The following Participants shall be eligible for an allocation to their Matching Contributions Account (select one):

     [_](1) Payroll Basis Matching Contributions - Any Participant who makes Pre-Tax Contributions and/or Employee After-Tax
            Contributions.

     [_](2) Periodic Matching Contributions - Solely with respect to a Plan in which Matching Contributions are made on a periodic basis, any Participant whose Pre-Tax Election or Employee After-Tax Election is in effect during such period. (select the applicable period):

            [_](a) monthly.

            [_](b) quarterly.

            [_](c) semi-annually.

            [_](d) other (specify): ____.

     [X](3) Annual Plan Year-end Matching Contribution - Any Participant who makes Pre-Tax Contributions and/or Employee After-Tax Contributions during the Plan Year and who satisfies the following requirements (select all those applicable):

            [_](a) is employed during the Plan Year.

            [_](b) was credited with ____ (no more than 1,000) Hours of
                   Service during the Plan Year.

            [_](c) was employed on the last day of the Plan Year.

            [X](d) was on a leave of absence on the last day of the Plan Year.

            [X](e) during the Plan Year died or became disabled while an
                   Employee or terminated employment after attaining Normal Retirement Age.

            [_](f) was credited with at least 501 Hours of Service whether or not employed on the last day of the Plan Year.

            [X](g) was credited with at least 1,000 Hours of Service and was employed on the last day of the Plan Year.

       ARTICLE V. PROFIT SHARING CONTRIBUTIONS AND ACCOUNT ALLOCATION
                  ---------------------------------------------------

A.   PROFIT SHARING CONTRIBUTIONS:
     ----------------------------

Contributions to Profit Sharing Contribution Accounts shall be (select one):

     [X](1) such an aggregate amount, if any, as determined by the Employer, for each Participant eligible to share in the allocation for a Plan Year.

     [_](2) _____% of the Compensation of each Participant eligible to share in the allocation for a Plan Year.

B.   ALLOCATION OF CONTRIBUTIONS TO PROFIT SHARING CONTRIBUTION ACCOUNTS
     -------------------------------------------------------------------
     (select all applicable):

     [_](1) Non-Integrated Allocation
            -------------------------

            [_](a) The Profit Sharing Contributions Account of each Participant eligible to share in the allocation for a Plan Year shall be credited with a portion of the contribution, plus any forfeitures if forfeitures are reallocated to Participants, equal to the ratio that the Participant's Compensation for the Plan Year bears to the Compensation for that Plan Year of all Participants entitled to share in the contribution.

            [_](b) $_____ per each Participant eligible to share in the allocation for a Plan Year, on a _____ (specify period, such as weekly, monthly, quarterly, etc.) basis.

     [X](2) 2 Step-First Dollar Integrated Allocation
            -----------------------------------------

            For each Participant eligible to share in the allocation for a Plan Year, contributions to Profit Sharing Contributions Accounts with respect to a Plan Year, plus any forfeitures if forfeitures are reallocated to Participants, shall be allocated to the Profit Sharing Contributions Account of each eligible Participant as follows:

            (i) First, in the ratio that the sum of each eligible
                Participant's Compensation for the Plan Year and Compensation for the Plan Year in excess of the Integration Level bears to the sum of all such Participants' Compensation and Compensation in excess of the Integration Level, but for each eligible Participant, not in excess of the Maximum Profit Sharing Disparity Rate (defined below).

            (ii) Second, any remaining contributions or forfeitures will be allocated in the ratio that each Participant's
                 Compensation for that Plan Year bears to all Participants' Compensation for that Plan Year.

     [X](3) Top-Heavy Integrated Allocation
            -------------------------------

            NOTE: UNDER THIS ALLOCATION FORMULA, EACH ELIGIBLE PARTICIPANT WILL BE ALLOCATED A CONTRIBUTION EQUAL TO A TOP-HEAVY MINIMUM CONTRIBUTION UP TO 3% OF COMPENSATION EVEN IN PLAN YEARS THAT THE PLAN IS NOT OTHERWISE TOP-HEAVY.

            For each Participant eligible to share in the allocation for a Plan Year, contributions to Profit Sharing Contributions Accounts with respect to a Plan Year shall be allocated to the Profit Sharing Contributions Account of each eligible Participant in the ratio that each such eligible Participant's Compensation for the Plan Year bears to the Compensation for that Plan Year of all eligible Participants but not in excess of 3% of each Participant's Compensation.

            The amount of this Top-Heavy allocation will be offset against the Profit Sharing allocation made under (1) or (2) above.

            The Maximum Profit Sharing Disparity Rate is equal to the applicable percentage determined in accordance with the following table:

IF THE INTEGRATION LEVEL IS
(AS A % OF THE TAXABLE WAGE
BASE ("TWB")).                        THE APPLICABLE PERCENTAGE IS:

20% (or $10,000 if greater)
or less of the TWB                                5.7%


More than 20% (but not less than
$10,001) but not
more than 80% of the TWB                          4.3%


More than 80% but less
than 100% of the TWB                              5.4%


100% of the TWB                                   5.7%

[X](4) Integration Level
       -----------------

     The "Integration Level" shall be (select one):

     [X](a) the Taxable Wage Base.

     [_](b) $____ (a dollar amount less than the Taxable Wage Base).

     [_](c) ____% of the Taxable Wage Base (not to exceed 100%).

     [_](d) the greater of $10,000 or 20% of the Taxable Wage Base.

C.     PARTICIPANTS ELIGIBLE FOR PROFIT SHARING CONTRIBUTION ALLOCATION
       ----------------------------------------------------------------

The following Participants shall be eligible for an allocation to their Profit Sharing Contributions Accounts (select all those applicable):

     [_](1) Any Participant who was employed during the Plan Year.

NOTE: ITEM C(1) MUST BE SELECTED IF PROFIT SHARING CONTRIBUTIONS ARE ALLOCATED ON A PERIODIC BASIS DURING THE PLAN YEAR.

     [_](2) Any Participant who was credited with _____ (no more than 1,000)
            Hours of Service during the Plan Year.

     [_](3) Any Participant who was employed on the last day of the Plan
            Year.

     [X](4) Any Participant who was on a leave of absence on the last day of the Plan Year.

     [X](5) Any Participant who during the Plan Year died or became disabled while an Employee or terminated employment after attaining Normal Retirement Age.

     [_](6) Any Participant who was credited with at least 501 Hours of Service whether or not employed on the last day of the Plan Year.

     [X](7) Any Participant who was credited with at least 1,000 Hours of Service and was employed on the last day of the Plan Year.

                 ARTICLE VI. PREVAILING WAGE CONTRIBUTIONS
                             -----------------------------

A. PREVAILING WAGE CONTRIBUTIONS, AS DESCRIBED IN SECTION 3.15 OF THE PLAN
   -----------------------------------------------------------------------
   (SELECT ONE):

     [_](1) shall be made as provided in Appendix B and shall:

            [_](a) be considered a QNEC.

            [_](b) not be considered a QNEC.

     [X](2) shall not be made.

B. PREVAILING WAGE OFFSET
   ----------------------

The Prevailing Wage Contribution made on behalf of a Participant for the Plan Year will (select one if A(1) is selected above):

     [_](1) Offset the amount allocated or contributed on behalf of such Participant under Article V for the Plan Year.

     [_](2) Not offset the amount allocated or contributed on behalf of such Participant under Article V for the Plan Year.

                     ARTICLE VII. ADP TEST AND ACP TEST
                                  ---------------------

A.   ACTUAL DEFERRAL PERCENTAGE TEST AND ACTUAL CONTRIBUTION PERCENTAGE TEST
     -----------------------------------------------------------------------
     ELECTION
     --------

Effective for Plan Years beginning on and after01/01/2003, the ADP Test of
Section 3.4 of the Plan and the ACP Test under Section 3.6 of the Plan shall be applied using the ADP and ACP of Nonhighly Compensated Employees for the (select one):

     [_](1) current Plan Year.

     [X](2) immediately preceding Plan Year.

NOTE: AN ELECTION TO USE THE CURRENT PLAN YEAR DATA MAY NOT BE CHANGED UNLESS (1) THE PLAN HAS BEEN USING THE CURRENT YEAR TESTING METHOD FOR THE PRECEDING 5 PLAN YEARS, OR IF LESS, THE NUMBER OF PLAN YEARS THE PLAN HAS BEEN IN EXISTENCE; OR (2) THE PLAN OTHERWISE MEETS ONE OF THE REQUIREMENTS OF IRS NOTICE 98-1 (OR SUPERCEDING GUIDANCE) FOR CHANGING FROM THE CURRENT YEAR TESTING METHOD. LEGAL COUNSEL SHOULD BE OBTAINED PRIOR TO CHANGING A CURRENT YEAR DATA ELECTION UNDER THIS ARTICLE.

B.   FIRST PLAN YEAR ELECTIONS
     -------------------------

For purposes of Sections 3.4.2(B) and 3.6(A), the ADP and the ACP for Nonhighly Compensated Employees for the first Plan Year the Plan permits any Participant to make Pre-Tax Contributions and/or Employee After-Tax Contributions, provides for Matching Contributions, or both (if this Plan is not a successor plan) (select one):

     [_](1) shall be the Plan Year ADP and ACP.

     [_](2) shall be 3%.

     [X](3) is not applicable, existing plan.

C.   COORDINATION WITH SAFE HARBOR CODA
     ----------------------------------

As provided under Section 3.16.1(B), and as consistent with IRS Notice 98-52 (or subsequent guidance) indicate below which of the following shall be disregarded for purposes of satisfying the ACP Test (select one):

     [_](1) All Matching Contributions for all Eligible Participants (if the requirements of the ACP Test Safe Harbor are satisfied).

     [_](2) Matching Contributions that do not exceed 4% of each Eligible
            Participant's Compensation, if permitted under IRS Notice 98-52 (or subsequent guidance).

     [X](3) Not applicable, not a Safe Harbor plan.

                       ARTICLE VIII. SAFE HARBOR CODA
                                     ----------------

A.   SAFE HARBOR CODA PROVISIONS
     ---------------------------

The Safe Harbor Method CODA provisions of Section 3.16 of the Plan:

     [_](1) apply.

     [X](2) do not apply.

B.   ADP/ACP TEST SAFE HARBOR CONTRIBUTIONS
     --------------------------------------

Section 3.16.4(A) provides for a Basic Matching Contribution to the Plan on behalf of each Eligible Participant equal to (i) 100% of the amount of the Eligible Participant's Pre-Tax Contributions that do not exceed 3% of the Eligible Participant's Compensation for the Plan Year, plus (ii) 50% of the amount of the Eligible Participant's Pre-Tax Contributions that exceed 3% of the Eligible Participant's Compensation but that do not exceed 5% of the Eligible Participant's Compensation.

In lieu of the Safe Harbor Matching Contributions described in Section 3.16.4(A), the Employer will make the following contributions for the Plan Year (select one):

     [_](1) Enhanced Matching Contributions
            -------------------------------

            The Employer will make Matching Contributions to the Account of each Eligible Participant in an amount equal to:

            ____% of the first ____% of the Eligible Participant's Compensation contributed as Pre-Tax Contributions, ____% of the next ____% of the Eligible Participant's Compensation contributed as Pre-Tax Contributions, and ____% of the next ____% of the Eligible Participant's Compensation contributed as Pre-Tax Contributions.

            NOTE: THE BLANKS ABOVE MUST BE COMPLETED SO THAT, AT ANY RATE OF PRE-TAX CONTRIBUTIONS, THE MATCHING CONTRIBUTION IS AT LEAST EQUAL TO THE CONTRIBUTION THAT WOULD OTHERWISE BE MADE UNDER
            SECTION 3.16.4(A) (THE BASIC SAFE HARBOR MATCHING CONTRIBUTION). ADDITIONALLY, THE RATE OF MATCH CANNOT INCREASE AS PRE-TAX CONTRIBUTIONS INCREASE. FINALLY, IF MATCHING CONTRIBUTIONS ARE MADE WITH RESPECT TO PRE-TAX CONTRIBUTIONS THAT EXCEED 6% OF ELIGIBLE PARTICIPANTS' COMPENSATION, THE PLAN WILL NOT MEET THE REQUIREMENTS FOR THE ACP TEST SAFE HARBOR PROVISIONS AND AN ACP TEST WOULD HAVE TO BE PERFORMED.

     [_](2) Safe Harbor Nonelective Contributions
            -------------------------------------

            The Employer will make a Safe Harbor Nonelective Contribution to the Account of each Eligible Participant in an amount equal to ____% (at least 3%) of the Employee's Compensation for the Plan Year.

            NOTE: THE SAFE HARBOR NONELECTIVE CONTRIBUTION CANNOT BE ALLOCATED ON AN INTEGRATED BASIS.

C.   [_]    If checked, the ADP Test Safe Harbor Contributions will be made to the following Defined Contribution Plan of the Employer: ____

                            ARTICLE IX. VESTING
                                        -------

A.   EMPLOYER CONTRIBUTION ACCOUNTS
     ------------------------------

(1) A Participant shall have a vested percentage in his or her Profit Sharing Contributions and Matching Contributions Account(s), if applicable, in accordance with the following schedule (select one for each column as applicable):

          MATCHING        PROFIT SHARING
       CONTRIBUTIONS       CONTRIBUTIONS
           [_]                  [_]        (a) 100% vesting immediately upon
                                               participation.

           [_]                  [_]        (b) 100% after ____ years of Vesting
                                               Service.

           [X]                  [X]        (c) Graded vesting schedule:

            0%                  0%         immediately upon participation;

            0%                  0%         after 1 year of Vesting Service;

            20%                 20%        after 2 years of Vesting Service;

            40%                 40%        after 3 years of Vesting Service;

            60%                 60%        after 4 years of Vesting Service;

            100%                100%       after 5 years of Vesting Service;

            100%                100%       after 6 years of Vesting Service;

         100% after 7 years of Vesting Service.

(2)  Early Retirement
     ----------------

     Upon attainment of Early Retirement Age (if selected in I.D(2)), a Participant (select one):

     [_](a) shall

     [X](b) shall not

     become 100% vested solely due to attainment of Early Retirement Age.

(3)  Prior Vesting Schedule(s)
     -------------------------

     If the Plan's vesting schedule has been amended, the following prior vesting schedule shall apply to Participants who were eligible to and did elect to have their vested percentages determined under the vesting schedule in effect prior to the vesting schedule amendment:

     MATCHING CONTRIBUTIONS  PROFIT SHARING
     VESTING SCHEDULE        CONTRIBUTIONS VESTING
     EFFECTIVE ON AND        SCHEDULE EFFECTIVE ON
     BEFORE ____, ____       AND BEFORE ____, ____

             [_]                      [_]          (a) 100% vesting
                                                       immediately upon
                                                       participation.
             [_]                      [_]          (b) 100% after _____
                                                       years of Vesting
                                                       Service.

             [_]                      [_]          (c) Graded vesting
                                                       schedule:

           ______%                  ______%            immediately upon
                                                       participation;

           ______%                  ______%            after 1 year of Vesting
                                                       Service;

           ______%                  ______%            after 2 years of Vesting
                                                       Service;

           ______%                  ______%            after 3 years of Vesting
                                                       Service;

           ______%                  ______%            after 4 years of Vesting
                                                       Service;

           ______%                  ______%            after 5 years of Vesting
                                                       Service;

           ______%                  ______%            after 6 years of Vesting
                                                       Service;

                   100% after 7 years of Vesting Service.

B.   ALLOCATION OF FORFEITURES

     Forfeitures, if any, shall be (select one from each applicable column):

        MATCHING        PROFIT SHARING
     CONTRIBUTIONS       CONTRIBUTIONS

          [_]                 [_]          (1) first, used to reduce
                                           Employer contributions; second,
                                           any remaining forfeitures shall
                                           be used to offset the Employer's
                                           Plan administrative costs; and
                                           third, any remaining forfeitures
                                           shall be allocated to
                                           Participants.

          [X]                 [X]          (2) first, used to offset the
                                           Employer's Plan administrative
                                           costs; second, any remaining
                                           forfeitures shall be used to
                                           reduce Employer contributions;
                                           and third, any remaining
                                           forfeitures shall be allocated
                                           to Participants.


          [_]                 [_]          (3) allocated to Participants in
                                           the ratio which the Compensation
                                           of each Participant for the Plan
                                           Year bears to the total
                                           Compensation for the Plan Year
                                           of all Participants otherwise
                                           entitled to share in the
                                           Employer contributions. If the
                                           Profit Sharing portion of the
                                           Plan is integrated with Social
                                           Security, forfeitures
                                           attributable to Profit Sharing
                                           Contributions shall be allocated
                                           in accordance with the formula
                                           elected by the Employer.

C.   VESTING SERVICE
     ---------------

For purposes of determining Years of Service for Vesting Service (select
(1) or (2) and/or (3)):

     [X](1) All Years of Service shall be included.

     [_](2) Years of Service before the Participant attained age 18 shall be excluded.

     [_](3) Service with the Employer prior to the effective date of the Plan shall be excluded.

               ARTICLE X. IN-SERVICE DISTRIBUTIONS AND LOANS
                          ----------------------------------

A.   IN-SERVICE DISTRIBUTIONS
     ------------------------

     [X](1) In-service distributions may be made from any of the Participant's vested Accounts, at any time upon or after the occurrence of the following events (select all applicable):

            [X](a) a Participant's attainment of age 59 1/2 (no lower than
                   59 1/2).

            [_](b) January 1 of the calendar year in which the Participant attains age 70 1/2.

     [_](2) In-service distributions are not permitted (subject to Section
            5.7.3 of the Plan).

B.   HARDSHIP DISTRIBUTIONS:
     ----------------------

     Hardship distributions are:

     [X](1) permitted and shall be made from the vested portion of a Participant's Accounts (other than his or her Qualified Nonelective Contributions Account, Qualified Matching
            Contributions Account, QVEC Account, earnings accrued after December 31, 1988 on the Participant's Pre-Tax Contributions, or Safe Harbor Contributions under Section 3.16) as provided in
            Section 5.9.1.

     [_](2) not permitted.

C.   LOANS:
     -----

     Loans are:

     NON-PROFIT
     SHARING           PROFIT SHARING
     CONTRIBUTIONS     CONTRIBUTIONS

       [X]                  [X]            (1) permitted.

       [_]                  [_]            (2) not permitted.

                             ARTICLE XI. TRUST
                                         -----

     [_]If this item is checked, the Employer elects to establish a Group
        Trust consisting of such Plan assets as shall from time to time be transferred to the Trustee pursuant to Article X of the Plan. The Trust Fund shall be a Group Trust consisting of assets of this Plan plus assets of the following plans of the Employer or of an
        Affiliate:

            ----------------------------------------------------------------

            ----------------------------------------------------------------

            ----------------------------------------------------------------

            ----------------------------------------------------------------

                         ARTICLE XII. MISCELLANEOUS
                                      -------------

A.   IDENTIFICATION OF SPONSOR
     -------------------------

The address and telephone number of the Sponsor's authorized representative is PO Box 1510, Pennington, New Jersey 08534-1510; 800-434-6945. This authorized representative can answer inquiries regarding the adoption of the Plan, the intended meaning of any Plan provisions, and the effect of the opinion letter.

The Sponsor will inform the Primary Employer of any amendments made to the Plan or the discontinuance or abandonment of the Plan. In order to receive notification, the Primary Employer hereby agrees to promptly notify the Sponsor at the address indicated above of any change in company contact, business address, or intent to terminate use of the Merrill Lynch Prototype Plan.

B.   PLAN REGISTRATION
     -----------------

1.   Initial Registration
     --------------------

This Plan must be registered with the Sponsor, Merrill Lynch, Pierce Fenner & Smith Incorporated, in order to be considered a Prototype Plan by the Sponsor. Registration is required so that the Sponsor is able to provide the Administrator with documents, forms and announcements relating to the administration of the Plan and with Plan amendments and other documents, all of which relate to administering the Plan in accordance with applicable law and maintaining compliance of the Plan with the law.

The Primary Employer and all participating Employers must sign and date the Adoption Agreement. Upon receipt and acceptance by Merrill Lynch, Pierce Fenner & Smith Incorporated of the Adoption Agreement, the Plan will be registered as a Prototype Plan of Merrill Lynch, Pierce Fenner & Smith Incorporated. An authorized representative will countersign the Adoption Agreement and a copy of the countersigned Adoption Agreement will be returned to the Primary Employer. Countersignature of the Adoption Agreement acknowledges receipt of the Adoption Agreement by Merrill Lynch, Pierce Fenner & Smith Incorporated, but does not represent that the Sponsor has reviewed or assumes responsibility for the provisions selected within the Adoption Agreement. Merrill Lynch, Pierce Fenner & Smith Incorporated reserves the right to reject any Adoption Agreement.

2.   Registration Renewal
     --------------------

Annual registration renewal is required in order for the Employer to continue to receive any and all necessary updating documents. The Sponsor reserves the right to charge a registration renewal fee and change such fee from time to time. The Sponsor will notify the Primary Employer of any registration renewal fee and of any change to such registration renewal fee.

C.   PROTOTYPE REPLACEMENT PLAN
     --------------------------

This Adoption Agreement is a replacement prototype plan for (1) Merrill Lynch Special Prototype Defined Contribution Plan - Nonstandardized 401(k) Plan, Employee Thrift Plan, Profit Sharing Plan Adoption Agreement # 03-004.

D.   RELIANCE
     --------

The adopting Employer may rely on an opinion letter issued by the Internal Revenue Service as evidence that the Plan is qualified under Code ss.401 only to the extent provided in Announcement 2001-77, 2001-30 I.R.B.

The Employer may not rely on the opinion letter in certain other circumstances or with respect to certain qualification requirements, which are specified in the opinion letter issued with respect to the Plan and in Announcement 2001-77.

In order to have reliance in such circumstances or with respect to such qualification requirements, application for a determination letter must be made to Employee Plans Determinations of the Internal Revenue Service.

E.   PLAN DOCUMENT
     -------------

This Adoption Agreement may ONLY be used in conjunction with the Merrill Lynch Special/Flexible Prototype Defined Contribution Plan and Trust Base Plan Document #03.


F.   PROPER COMPLETION OF ADOPTION AGREEMENT
     ---------------------------------------

Failure to properly fill out this Adoption Agreement may result in the failure of the Plan to qualify under Internal Revenue Code Section 401(a). Each participating Employer and its independent legal and tax advisors are responsible for the adoption and qualification of this Plan and any related tax consequences.

                        PRIMARY EMPLOYER'S SIGNATURE
                        ----------------------------

The undersigned hereby adopts the Plan and Trust.

     Name of Primary Employer:        CITADEL BROADCASTING COMPANY
                                     --------------------------------------

                                     --------------------------------------
                                               Authorized Signature

                                     --------------------------------------

                                     --------------------------------------
                                                    Print Name

                                     --------------------------------------

                                     --------------------------------------
                                                      Title
DATED: ______, 20______

                          PARTICIPATING EMPLOYERS
                          -----------------------

The undersigned hereby adopts the Plan and Trust.

      Name of Employer

1.  ______                         Authorized
   ___________________________     Signature:  ______________________________
                                   Print
                                   Name:       ______________________________
                                   Title:
                                   Date:       ______________________________
2.  ______                         Authorized
   ___________________________     Signature:  ______________________________
                                   Print
                                   Name:       ______________________________
                                   Title:
                                   Date:       ______________________________
3.  ______                         Authorized
   ___________________________     Signature:  ______________________________
                                   Print
                                   Name:       ______________________________
                                   Title:
                                   Date:       ______________________________
4.  ______                         Authorized
   ___________________________     Signature:  ______________________________
                                   Print
                                   Name:       ______________________________
                                   Title:
                                   Date:       ______________________________
5.  ______                         Authorized
   ___________________________     Signature:  ______________________________
                                   Print
                                   Name:       ______________________________
                                   Title:
                                   Date:       ______________________________
6.  ______                         Authorized
   ___________________________     Signature:  ______________________________
                                   Print
                                   Name:       ______________________________
                                   Title:
                                   Date:       ______________________________
7.  ______                         Authorized
   ___________________________     Signature:  ______________________________
                                   Print
                                   Name:       ______________________________
                                   Title:
                                   Date:       ______________________________
8.  ______                         Authorized
   ___________________________     Signature:  ______________________________
                                   Print
                                   Name:       ______________________________
                                   Title:
                                   Date:       ______________________________
9.  ______                         Authorized
   ___________________________     Signature:  ______________________________
                                   Print
                                   Name:       ______________________________
                                   Title:
                                   Date:       ______________________________
10. ______                         Authorized
   ___________________________     Signature:  ______________________________
                                   Print
                                   Name:       ______________________________
                                   Title:
                                   Date:       ______________________________

Only an Affiliate may adopt this Plan. The Plan may only be adopted or restated pursuant to a duly authorized action evidenced by the above signature of the person authorized to adopt the Plan on behalf of the Employer and as permitted by the Primary Employer. By adopting this Plan, each participating Employer delegates to the Primary Employer the authority to amend the Plan.

TO BE COMPLETED BY MERRILL LYNCH:
--------------------------------
SPONSOR ACKNOWLEDGMENT:
----------------------
Subject to the terms and conditions of the Prototype Plan and this Adoption Agreement, Merrill Lynch, Pierce Fenner & Smith Incorporated as the Prototype Sponsor acknowledges receipt of this Adoption Agreement.

Authorized Signature: _______________________________________

                  MERRILL LYNCH TRUST CO., FSB AS TRUSTEE

TO BE COMPLETED BY MERRILL LYNCH TRUST CO., FSB:
-----------------------------------------------

                           ACCEPTANCE BY TRUSTEE:

The undersigned hereby accept all of the terms, conditions, and obligations of appointment as Trustee under the Plan, Trust and this Adoption
Agreement. If the Employer has elected a Group Trust in this Adoption Agreement, the undersigned Trustee(s) shall be the Trustee(s) of the Group Trust.


SEAL                                     MERRILL LYNCH TRUST CO., FSB

                                         By: _________________________________

                                             _________________________________


DATED: _____, 20____

         Primary Employer Name: CITADEL BROADCASTING COMPANY
         Plan Name: CITADEL BROADCASTING COMPANY 401(K) RETIREMENT SAVINGS PLAN Plan Number: 201438

                                 APPENDIX A
                              GUST AMENDMENTS

                      (PROFIT SHARING PLAN WITH CODA)

     In accordance with IRS Revenue Procedure 2000-20, the following sections retroactively conform the Plan's terms to its actual operation during the remedial amendment period for the Small Business Job Protection Act of 1996, the Uruguay Round Agreements Act, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998, and the Uniformed Services Employment and Reemployment Rights Act of 1994. The signature of the Primary Employer in this Adoption Agreement shall apply to this Appendix A if the Primary Employer is restating its plan to comply with Revenue Procedure 2000-20.

I.   ADP AND ACP TESTS
     -----------------

     A. ADP TEST ELECTION. Effective for the indicated Plan Years, for purposes of the ADP Test under Section 3.4, the ADP of Nonhighly Compensated Employees shall be determined:

 1997     1998     1999     2000     2001     2002
Testing  Testing  Testing  Testing  Testing  Testing
 Year     Year     Year     Year     Year      Year
 ----     ----     ----     ----     ----      ----

 [X]      [X]      [_]      [X]      [_]       [_]    (1) for the current
                                                          Plan Year.

 [_]      [_]      [X]      [_]      [X]       [X]    (2) for the immediately
                                                          preceding Plan Year.

     B. ACP TEST ELECTION. Effective for the indicated Plan Years, for purposes of the ACP Test under Section 3.6, the ACP of Nonhighly Compensated Employees shall be determined:

 1997     1998     1999     2000     2001     2002
Testing  Testing  Testing  Testing  Testing  Testing
 Year     Year     Year     Year     Year      Year
 ----     ----     ----     ----     ----      ----

 [X]      [X]      [_]      [X]      [_]       [_]    (1) for the current
                                                          Plan Year.

 [_]      [_]      [X]      [_]      [X]       [X]    (2) for the immediately
                                                          preceding Plan Year.

     C.   FIRST PLAN YEAR

          (1) ADP (do not complete if Plan used the current year testing method for such year). If this Plan is not a successor plan, then for _____ [INSERT FIRST PLAN YEAR], the first Plan Year this Plan permitted any Participant to make Pre-Tax Contributions, the ADP used in the ADP Test for Participants who are Nonhighly Compensated Employees shall be (select one): [_](a) 3%.

               [_](b) such first Plan Year's ADP.

          (2) ACP (do not complete if Plan used current year testing method for such year). If this Plan is not a successor plan, then for the first Plan Year this Plan provided for Employee After-Tax Contributions and/or Matching Contributions, _____ [INSERT SUCH PLAN YEAR], the ACP used for Participants who are Nonhighly Compensated Employees shall be (select one):

               [_](a) 3%.
               [_](b) such first Plan Year's ACP.

NOTES:  (1) THE PLAN MUST USE THE SAME TESTING METHOD FOR BOTH THE ADP TEST AND
            THE ACP TEST IN ANY PLAN YEAR BEGINNING ON OR AFTER THE DATE THE EMPLOYER ADOPTS THE RESTATED PLAN.

        (2) PLANS USING THE CURRENT YEAR TESTING METHOD FOR THE 1997 TO 2001 TESTING YEARS (OR SUCH LATER DATE AS PERMITTED BY THE INTERNAL REVENUE SERVICE) COULD CHANGE TO THE PRIOR YEAR TESTING METHOD WITHOUT IRS APPROVAL.

        (3) IF THE PLAN USES THE CURRENT YEAR TESTING METHOD FOR A TESTING YEAR IT MAY NOT BE PERMISSIVELY AGGREGATED UNDER TREAS. REG. SECTION 1.410(B)-7(D) WITH A PLAN THAT USES THE PRIOR YEAR TESTING METHOD FOR THAT TESTING YEAR.

II.  HIGHLY COMPENSATED EMPLOYEES
     ----------------------------

     A. TOP-PAID GROUP ELECTION. Effective for the indicated Plan Years, the determination of Highly Compensated Employees (other than 5% owners) for a year shall be:


 1997      1998      1999       2000      2001      2002
 Deter-    Deter-    Deter-    Deter-    Deter-    Deter-
mination  mination  Mination  mination  Mination  mination
  Year      Year      Year      Year      Year      Year
  ----      ----      ----      ----      ----      ----

  [_]        [_]       [_]       [_]       [_]       [_]  (1) limited to
                                                              Employees in the
                                                              top-paid 20% of
                                                              the Employees for
                                                              such year.

  [X]        [X]       [X]       [X]       [X]       [X]  (2) made without
                                                              regard to whether
                                                              an Employee was in
                                                              the top-paid 20%
                                                              of the Employees
                                                              for such year.

     B. CALENDAR YEAR DATA ELECTION. (Complete only if the Plan Year is not the calendar year.) Effective for the indicated Plan Years, for purposes of determining Highly Compensated Employees (other than 5% owners), a calendar year election is made as follows:

 1997          1998          1999           2000          2001          2002
 Deter-        Deter-        Deter-        Deter-        Deter-        Deter-
mination      mination      mination      mination      mination      mination
  Year          Year          Year          Year          Year          Year
  ----          ----          ----          ----          ----          ----

  [_]            [_]           [_]           [_]           [_]           [_]

          Note: The effect of a calendar year data election is that the look-back year is the calendar year beginning with or within the look-back year. Generally, a top-paid group election must apply consistently to the determination years of all plans of the Employer that begin with or within the same calendar year. A calendar year data election also must apply consistently to the determination years of all of the Employer's plans that begin within the same calendar year. However, the consistency requirement does not apply to determination years beginning with or within the 1997 calendar year. In addition, for determination years beginning on or after January 1, 1998, and before January 1, 2000, satisfaction of the consistency requirement is determined without regard to non-retirement plans of the Employer.


III. REQUIRED MINIMUM DISTRIBUTIONS
     ------------------------------

     A. Due to the Small Business Job Protection Act amendment to the "required beginning date" under Code Section 401(a)(9), actively employed Participants (other than 5% owners) who attained age 70 1/2 prior to 1996 or, if later, January 1, _____ (select as applicable):

          [X](1) were given the election either not to receive or to cease receiving mandatory in-service minimum distributions. If any such Participant failed to make such an election, mandatory minimum distributions were made until the Participant made an election to cease those distributions [or the Primary Employer elected to make in-service distributions available on a voluntary basis]. This election was effective JANUARY 1, 1997.

          [_](2) were automatically not required to receive mandatory in-service minimum distributions. This election was effective _____, ______.

          [_](3) continued to be required to receive mandatory in-service minimum distributions through the adoption of this document.

     B. Due to the Small Business Job Protection Act amendment to the "required beginning date" under Code Section 401(a)(9), actively employed Participants (other than 5% owners) who attain age 70 1/2 on or after the date elected in A. above (select as applicable):

          [_](1) are given the election not to receive mandatory in-service minimum distributions. If any such Participant fails to make such an election, mandatory minimum distributions are made until the Participant makes an election to cease those distributions [or the Primary Employer elects to make in-service distributions available on a voluntary basis]. This election was effective ____, ____.

          [X](2) are automatically not required to receive mandatory in-service minimum distributions. This election was effective JANUARY 1, 2002.

          [_](3) continued to be required to receive mandatory in-service minimum distributions through the adoption of this document.

     C. The Plan made available to all Participants voluntary in-service distributions at or after attainment of age 701/2effective:

          [_](1) for all calendar years after 1996.

          [_](2) for all calendar years after _____.

          [X](3) Not applicable. (There is already an in-service distribution provision in the Plan.)

     D. For any eligible Participant who was already receiving required minimum distributions but elected to stop distributions and recommence upon separation of service (select one):

          [X](1) there is a new annuity starting date upon re-commencement.
                 This allows these Participants to defer receiving required minimum distributions until the April 1 following the December 31st of the year of separation of service.

          [_](2) there is no new annuity starting date upon re-commencement. This requires these Participants to receive their required minimum distribution by December 31st of the year of separation of service.

          [_](3) a new annuity starting date is not applicable, as the Plan did not allow payments to cease.

     E.   Effective Date of Adoption of Model Amendment (select one):

          Select the calendar year for which the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) that were proposed on January 17, 2001. Note that 2001 is the only year for which the proposed regulations may be effective on a day other than January 1:

          [_](1) ______, 2001.

          [X](2) January 1, 2002.

IV.  SAFE HARBOR CODA OPTION
     -----------------------

     A. The Safe Harbor CODA provisions of Section 3.16 shall (select all that apply):

          [_](1) apply for the 1999 Plan Year.

          [_](2) apply for the 2000 Plan Year.

          [_](3) apply for the 2001 Plan Year.

          [_](4) apply for the 2002 Plan Year.

          [X](5) not apply.

     B. ADP/ACP TEST SAFE HARBOR CONTRIBUTIONS. In lieu of the Safe Harbor Matching Contributions described in Section 3.16.4(A) of the Plan, the Employer made the following contributions for the Plan Year (select all that apply):

          [_](1) 1999 Enhanced Matching Contributions. For the 1999 Plan
                 Year, the Employer made Matching Contributions to the Account of each Eligible Participant in an amount equal to:

                 ____% of the first ____% of the Eligible Participant's Compensation contributed as Pre-Tax Contributions, ____% of the next ____% of the Eligible Participant's Compensation contributed as Pre-Tax Contributions, and ____% of the next ____% of the Eligible Participant's Compensation contributed as Pre-Tax Contributions.

          [_](2) 1999 Safe Harbor Nonelective Contributions. For the 1999
                 Plan Year, the Employer made a Safe Harbor Nonelective Contribution to the Account of each Eligible Participant in an amount equal to ____% (at least 3%) of the Eligible Participant's Compensation for the Plan Year.

          [_](3) For the 1999 Plan Year, the ADP Test Safe Harbor
                 Contributions were made to the following Defined
                 Contribution Plan of the Employer: ____.

          NOTE: THIS OPTION MAY BE SELECTED ONLY IF THIS PLAN IS A NONSTANDARDIZED PLAN OR A PLAN THAT IS PAIRED WITH THE OTHER DEFINED CONTRIBUTION PLAN.

          [_](4) 2000 Enhanced Matching Contributions. For the 2000 Plan
                 Year, the Employer made Matching Contributions to the Account of each Eligible Participant in an amount equal to:

                 ____% of the first ____% of the Eligible Participant's Compensation contributed as Pre-Tax Contributions, ____% of the next ____% of the Eligible Participant's Compensation contributed as Pre-Tax Contributions, and ____% of the next ____% of the Eligible Participant's Compensation contributed as Pre-Tax Contributions.

          [_](5) 2000 Safe Harbor Nonelective Contributions. For the 2000
                 Plan Year, the Employer made a Safe Harbor Nonelective Contribution to the Account of each Eligible Participant in an amount equal to ____% (at least 3%) of the Eligible Participant's Compensation for the Plan Year.

          [_](6) For the 2000 Plan Year, the ADP Test Safe Harbor
                 Contributions were made to the following Defined
                 Contribution Plan of the Employer: ____.

          NOTE: THIS OPTION MAY BE SELECTED ONLY IF THIS PLAN IS A NONSTANDARDIZED PLAN OR A PLAN THAT IS PAIRED WITH THE OTHER DEFINED CONTRIBUTION PLAN.

          [_](7) 2001 Enhanced Matching Contributions. For the 2001 Plan
                 Year, the Employer made Matching Contributions to the Account of each Eligible Participant in an amount equal to:

                 ____% of the first ____% of the Eligible Participant's Compensation contributed as Pre-Tax Contributions, ____% of the next ____% of the Eligible Participant's Compensation contributed as Pre-Tax Contributions, and ____% of the next ____% of the Eligible Participant's Compensation contributed as Pre-Tax Contributions.

          [_](8) 2001 Safe Harbor Nonelective Contributions. For the 2001
                 Plan Year, the Employer made a Safe Harbor Nonelective Contribution to the Account of each Eligible Participant in an amount equal to ___% (at least 3%) of the Eligible Participant's Compensation for the Plan Year.

          [_](9) For the 2001 Plan Year, the ADP Test Safe Harbor
                 Contributions were made to the following Defined
                 Contribution Plan of the Employer: ____.

          NOTE: THIS OPTION MAY BE SELECTED ONLY IF THIS PLAN IS A NONSTANDARDIZED PLAN OR A PLAN THAT IS PAIRED WITH THE OTHER DEFINED CONTRIBUTION PLAN.

         [_](10) 2002 Enhanced Matching Contributions. For the 2002 Plan Year, the Employer made Matching Contributions to the Account of each Eligible Participant in an amount equal to:

                 ____% of the first ____% of the Eligible Participant's Compensation contributed as Pre-Tax Contributions, ____% of the next ____% of the Eligible Participant's Compensation contributed as Pre-Tax Contributions, and ____% of the next ____% of the Eligible Participant's Compensation contributed as Pre-Tax Contributions.

         [_](11) 2002 Safe Harbor Nonelective Contributions. For the 2002 Plan
                 Year, the Employer made a Safe Harbor Nonelective Contribution to the Account of each Eligible Participant in an amount equal to ____% (at least 3%) of the Eligible Participant's Compensation for the Plan Year.

         [_](12) For the 2002 Plan Year, the ADP Test Safe Harbor Contributions were made to the following Defined Contribution Plan of the
                 Employer: _____.

          NOTE: THIS OPTION MAY BE SELECTED ONLY IF THIS PLAN IS A NONSTANDARDIZED PLAN OR A PLAN THAT IS PAIRED WITH THE OTHER DEFINED CONTRIBUTION PLAN.

     C. COORDINATION WITH SAFE HARBOR CODA. As provided under Section 3.16.1(B), and as consistent with IRS Notice 98-52 (or subsequent guidance), indicate below which of the following shall be disregarded for purposes of satisfying the ACP Test (select all that apply, inserting applicable years):

          [_](1) all Matching Contributions for all Eligible Participants
                 (if the requirements of the ACP Test Safe Harbor are satisfied) for Plan Year(s) ____; or

          [_](2) Matching Contributions that do not exceed 4% of each
                 Eligible Participant's Compensation, if permitted under IRS Notice 98-52 (or subsequent guidance) for Plan Year(s)
                 _____.

V.   CASH-OUT OF SMALL AMOUNTS
     -------------------------

     The increase in the cash-out limit described in Sections 5.6.1, 5.6.4, 6.1.1, and 7.2.5 from $3,500 to $5,000 became effective (select one):

     [X]A. the first day of the first Plan Year beginning after August 5, 1997.

     [_]B. ____, ____ (insert date after the first day of the first Plan Year beginning after August 5, 1997).

VI.  CONTRIBUTIONS FOR DISABLED HIGHLY COMPENSATED EMPLOYEES
     -------------------------------------------------------

     Section 3.1.4 applies with respect to Highly Compensated Participants effective (select one):

     [_]A.  for Plan Years commencing after December 31, 1996.

     [_]B. for Plan Years commencing after ____, ____ (insert date after December 31, 1996).

VII. ELIGIBLE ROLLOVER DISTRIBUTION
     ------------------------------

     For purposes of Section 6.4, an Eligible Rollover Distribution does not include any hardship distribution described in Section
     401(k)(2)(B)(i)(IV) received after (select one):

     [X]A. December 31, 1998.

     [_]B. ____, 1999 (insert a date after December 31, 1998, but before January 1, 2000, as permitted under IRS Notice 99-5).


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                 APPENDIX B: PREVAILING WAGE CONTRIBUTIONS


Appendix to the _____ Plan pursuant to Article 3.15 of the Plan;



               Prevailing Wage Contributions Appendix to the
                                 _____ Plan


Pursuant to Article 3.15 of the Base Plan Document #03, effective, ____ (INSERT EFFECTIVE DATE) the Employer will make Prevailing Wage Contributions on behalf of: ____ (INSERT ELIGIBLE GROUP). The amount of the Prevailing Wage Contribution shall be in the amount of $____ (INSERT DOLLAR AMOUNT) per hour that such Employee is credited with an Hour of Service on such project.


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                APPENDIX C: COLLECTIVELY BARGAINED EMPLOYEES

Appendix to the _____ Plan pursuant to Article 3.1.9 of the Plan;



              Collectively Bargained Employees Appendix to the
                                 _____ Plan


Pursuant to Article 3.1.9 of the Base Plan Document #03, notwithstanding any provision of the Plan to the contrary, for contributions made under the Plan on behalf of Employees covered by a collective bargaining agreement where Plan benefits were the subject of good faith bargaining, the provisions of the Plan as otherwise reflected in the Plan and the Adoption Agreement shall apply to all such Employees, unless otherwise specified below effective ______.

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                    APPENDIX D: PARTICIPATING EMPLOYERS

                       Participating Employers of the
                                _____ Plan

List participating Employers here.

_____
_____
_____
_____
_____
_____
_____
_____
_____
_____
_____
_____
_____
_____
_____
_____
_____
_____
_____
_____
_____
_____
_____
_____
_____
_____
_____

                        APPENDIX E: EGTRRA AMENDMENT


This amendment of the Plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.


I.   GENERAL EFFECTIVE DATE
     ----------------------

     The general effective date of this Appendix E shall be (select one):

          [X](A) as of the first day of the first Plan Year (or Limitation
                 Year) beginning after December 31, 2001, except as otherwise provided in the following sections of this Appendix E.

          [_](B) as of the later of the first day of the first Plan Year
                 (or Limitation Year) beginning after December 31, 2001, except as otherwise provided in the following sections of this Appendix E or the date the Primary Employer has adopted this Prototype Plan.


II.  INCREASE IN COMPENSATION LIMIT
     ------------------------------

     FOR ANY PLAN YEAR BEGINNING AFTER DECEMBER 31, 2001, FOR PURPOSES OF
     SECTION 1.21, THE ANNUAL COMPENSATION OF EACH PARTICIPANT TAKEN INTO ACCOUNT IN DETERMINING ALLOCATIONS SHALL NOT EXCEED $200,000, AS ADJUSTED FOR COST-OF-LIVING INCREASES IN ACCORDANCE WITH CODE SECTION 401(A)(17)(B). ANNUAL COMPENSATION MEANS COMPENSATION DURING THE PLAN YEAR OR SUCH OTHER CONSECUTIVE 12-MONTH PERIOD OVER WHICH COMPENSATION IS OTHERWISE DETERMINED UNDER THE PLAN (THE DETERMINATION PERIOD). THE COST-OF-LIVING ADJUSTMENT IN EFFECT FOR A CALENDAR YEAR APPLIES TO ANNUAL COMPENSATION FOR THE DETERMINATION PERIOD THAT BEGINS WITH OR WITHIN SUCH CALENDAR YEAR.

III. ROLLOVERS FROM OTHER PLANS AND IRAS
     -----------------------------------

     For purposes of Section 3.3, effective for eligible rollover distributions made on or after 01/01/2002 (enter a date no earlier than January 1, 2002), if provided by the Primary Employer as elected below, in addition to distributions from a qualified plan described in Code Section 401(a) or 403(a) that are otherwise includible in gross income or a Conduit IRA containing these assets, the Plan will accept Participant Rollover Contributions (including direct Rollover Contributions in accordance with Code Section 401(a)(31)), subject to the Plan Administrator's determination that such amounts meet the requirements for Rollover Contributions, of the following amounts from the following types of plans and IRAs (Check applicable boxes):

     [_](A) Employee after-tax contributions from a qualified plan described in Code Section 401(a) or 403(a), provided that such amounts are transferred in a direct trustee-to-trustee transfer described in Code Section 402(c)(2)(A).

     [_](B) Distributions from an annuity contract described in Code
            Section 403(b) that are otherwise includible in gross income.

     [_](C) Distributions from an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, that are otherwise includible in gross income.

     [_](D) Distributions from an individual retirement account or annuity described in Code Section 408(a) or (b) that are otherwise includible in gross income (including distributions from individual retirement accounts described in Code Section 408(k) ("SEP")).

     [_](E) Distributions from a simple retirement account described in Code Section 408(p) that are eligible to be rolled over and are made after the 2-year period beginning on the date such individual first participated in such simple retirement account that are otherwise includible in gross income.


IV.  CATCH-UP CONTRIBUTIONS
     ----------------------

     If elected by the Primary Employer below, all Employees who are eligible to make Pre-Tax Contributions under this Plan and who have attained age 50 before the end of the calendar year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code Section 414(v) and any guidance issued thereunder by the Internal Revenue Service. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such catch-up contributions.

     Catch-up contributions:  (select one)

     [X](A) shall apply to contributions on or after 01/01/2002. (Enter
            January 1, 2002 or, if later, enter date.)

     [_](B) shall not apply.

        If IV(A) above is selected, amounts that are contributed as catch-up contributions shall be taken into account as Pre-Tax Contributions in determining the amount of Matching Contributions to which a Participant is otherwise entitled under Plan Section 3.5 and the Adoption Agreement.


V.   REPEAL OF MULTIPLE USE TEST
     ---------------------------

     FOR PLAN YEARS BEGINNING AFTER DECEMBER 31, 2001, THE MULTIPLE USE TEST DESCRIBED IN TREASURY REGULATION SECTION 1.401(M)-2 AND SECTION 3.6(C) SHALL NOT APPLY.


VI.  LIMITATIONS ON CONTRIBUTIONS
     ----------------------------

     Effective for Limitation Years beginning after December 31, 2001, for purposes of Section 3.9, the maximum Annual Addition that may be contributed or allocated to a Participant's Account under the Plan for any Limitation Year shall not exceed the lesser of:

          (A) $40,000, as adjusted for increases in the cost-of-living under Code Section 415(d), or

          (B) 100 PERCENT OF THE PARTICIPANT'S LIMITATION COMPENSATION FOR THE LIMITATION YEAR. THE COMPENSATION LIMIT REFERRED TO IN THE PREVIOUS SENTENCE SHALL NOT APPLY TO ANY CONTRIBUTION FOR MEDICAL BENEFITS AFTER SEPARATION FROM SERVICE (WITHIN THE MEANING OF CODE SECTION 401(H) OR 419A(F)(2)) WHICH IS OTHERWISE TREATED AS AN ANNUAL ADDITION.


VII. VESTING OF MATCHING CONTRIBUTIONS
     ---------------------------------

     A. Applicability. An amendment to change the vesting schedule for Matching Contributions under EGTRRA: (select one)

          [X](1) is not required.

          [_](2) is required, effective for Plan Years beginning after December 31, 2001, with respect to Matching Contributions as indicated in Section VII.D. below.

     B. Effective Date for Vesting of Matching Contributions. If a vesting schedule is selected in VII.A.(2) above, the new vesting schedule:

          (1) for Active Participants (select one):

              [_](a) shall apply to Matching Contributions allocated for
                     Plan Years beginning after December 31, 2001.

              [_](b) shall apply to all Matching Contributions, including
                     Matching Contributions accrued prior to the Plan Year beginning after December 31, 2001.

              [X](c) shall not be applicable because VII.A.(1) is selected above.

          (2) for Inactive Participants (select one):

              [_](a) shall not apply to Matching Contributions allocated or accrued in Plan Years beginning before or after December 31, 2001.

              [_](b) shall apply to all Matching Contributions, including
                     Matching Contributions allocated or accrued in Plan Years beginning before the Plan Year beginning after December 31, 2001.

              [X](c) shall not be applicable because VII.A.(1) is selected above.


     C. Affect of Change in Vesting Schedule. If the vesting schedule for Matching Contributions is amended by completing Section VII.D. below, the provisions of Section 11.1.4 of the Plan shall apply.

     D.   Vesting Schedule for Matching Contributions.
          -------------------------------------------

          A Participant shall have a vested percentage in his or her Matching Contributions, if applicable, in accordance with the following schedule (select one):

          [_](1) 100% vesting immediately upon participation.

          [_](2) 100% after ____ (not more than 3) years of Vesting Service.

          [_](3) Graded vesting schedule: %
                 _____%        Immediately upon participation;

                 _____%        After 1 year of Vesting Service;

                 _____%        (not less than 20%) after 2 years of
                               Vesting Service;

                 _____%        (not less than 40%) after 3 years of
                               Vesting Service;

                 _____%        (not less than 60%) after 4 years of
                               Vesting Service;

                 _____%        (not less than 80%) after 5 years of
                               Vesting Service;

                 100% after 6 years of Vesting Service.

          [X](4) shall not be applicable because VII.A.(1) is selected above.


VIII. MODIFICATION OF TOP-HEAVY LIMIT
      -------------------------------

     A. Effective date. For Plan Years beginning after December 31, 2001, this section shall apply for purposes of determining whether the Plan is a Top-Heavy Plan under Code Section 416(g) and Section
          4.4 and whether the Plan satisfies the minimum benefits requirements of Code Section 416(c) for such years.

     B.   Determination of top-heavy status
          ---------------------------------

          (1) Key Employee. For purposes of Section 1.56, Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Primary Employer or Affiliate having annual Compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of the Primary Employer or Affiliate, or a 1-percent owner of the Primary Employer or Affiliate having annual Compensation of more than $150,000. For this purpose, annual Compensation means Limitation Compensation within the meaning of Plan Section 3.3.9.1(H) (which is compensation within the meaning of Code Section 415(c)(3)). The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

          (2) Determination of present values and amounts. This Section VIII.B.2 shall apply for purposes of determining the present values of accrued benefits and the amounts of Account Balances of Employees as of the Determination Date and shall modify the applicable provisions of Section 4.4.1 of the Plan.

               (a) Distributions during last year before Determination Date. The present values of accrued benefits and the amounts of Account Balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of any distribution made for a reason other than separation from service, death, or disability, a "1-year period" shall be substituted for the "5-year period"

               (b) Employees not performing services during year ending on the Determination Date. The accrued benefits and accounts of any individual who has not performed services for the Primary Employer or Affiliate during the 1-year period ending on the Determination Date shall not be taken into account.

     C.   Minimum allocations
          -------------------

          Matching Contributions. Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and Section 4.4.3 of the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

     D.   Top-Heavy Safe Harbor Plans
          ---------------------------

          For any year beginning after December 31, 2001, the top-heavy requirements of Code Section 416 and Section 4.4 shall not apply in any year in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Code Section 401(k)(12) and Matching Contributions with respect to which the requirements of Code Section 401(m)(11) are met. (Such a plan is referred to as a "safe harbor" 401(k) plan which is deemed to satisfy the special nondiscrimination tests for 401(k) plans if the plan satisfies certain minimum contribution requirements and a notice requirement.)


IX.  ROLLOVERS DISREGARDED IN INVOLUNTARY CASH-OUTS
     ----------------------------------------------

     A.   Rollovers disregarded in determining value of Account Balance for
          -----------------------------------------------------------------
          involuntary distributions.
          -------------------------
          The Primary Employer shall exclude Rollover Contributions in determining the value of the Participant's nonforfeitable Account Balance for purposes of the Plan's involuntary cash-out rules. For purposes of Section 5.6.1, the value of a Participant's nonforfeitable Account Balance shall be determined without regard to that portion of the Account Balance that is attributable to Rollover Contributions (and earnings allocable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16). If the value of the Participant's nonforfeitable Account Balance as so determined is $5,000 or less, the Plan shall immediately distribute the Participant's entire nonforfeitable Account Balance.

     B. THIS SECTION IX SHALL APPLY EFFECTIVE JANUARY 1, 2002, UNLESS A LATER EFFECTIVE DATE IS INDICATED IN C. BELOW.

     C. IF THIS PLAN IS RESTATED ON TO THE MERRILL LYNCH PROTOTYPE ON OR AFTER JANUARY 1, 2002 OR IS ORIGINALLY ADOPTED ON OR AFTER
          JANUARY 1, 2002, ENTER THE DATE AS OF WHICH ROLLOVER
          CONTRIBUTIONS ARE DISREGARDED IN DETERMINING THE VALUE OF A PARTICIPANT'S ACCOUNT BALANCE WITH RESPECT TO INVOLUNTARY
          DISTRIBUTIONS: ____ (NO EARLIER THAN JANUARY 1, 2002 AND NO LATER THAN THE DATE THE PLAN RESTATED ONTO THE MERRILL LYNCH PROTOTYPE).

X.   PLAN LOANS FOR OWNER-EMPLOYEES AND SHAREHOLDER EMPLOYEES
     --------------------------------------------------------

     For loans made after December 31, 2001, for purposes of Section 5.8.4, Plan provisions prohibiting loans to any Owner-Employee or shareholder-employee shall cease to apply.

XI.  SUSPENSION PERIOD FOLLOWING HARDSHIP DISTRIBUTIONS
     --------------------------------------------------

     A. For purposes of Section 5.9.3(C), a Participant who receives a distribution of Pre-Tax Contributions after December 31, 2001, on account of hardship shall be prohibited from making Pre-Tax Contributions and Employee After-Tax Contributions under this and all other plans of the Primary Employer and Affiliates for 6 months after receipt of the distribution.

     B. Effective January 1, 2002, or ____, if later a Participant who received a distribution of Pre-Tax Contributions from this Plan in calendar year 2001 on account of hardship shall be prohibited from making Pre-Tax Contributions and Employee After-Tax Contributions under this Plan and all other plans of the Primary Employer and Affiliates (select one):

          [X](1) for 12 (no fewer than 6 nor more than 12, with 6 as the default) months after receipt of the distribution or until January 1, 2002, if later.

          [_](2) for the period specified in the provisions of the Plan relating to suspension of Pre-Tax Contributions that were in effect prior to this amendment.

          [_](3) N/A.

     C. If this Plan is restated on to the Merrill Lynch prototype after January 1, 2002, a Participant who received a distribution of pre-tax contributions on account of hardship on or after ____ (enter a date no earlier than January 1, 2002, but prior to the effective date of adoption or restatement of the Merrill Lynch Prototype) shall continue to be prohibited from making Pre-Tax Contributions and Employee After-Tax Contributions under this and all other plans of the Primary Employer and Affiliates (select one):

          [_](1) for ____ months (no fewer than 6 nor more than 12) after the receipt of the distribution or ____, if later. (Enter the date the suspension period was changed. It should be a date no earlier than January 1, 2002, but no later than the effective date of adoption or restatement of the Merrill
                 Lynch Prototype.)

          [_](2) for the period otherwise specified in the provisions of the plan relating to suspension of pre-tax contributions that were in effect prior to this adoption or restatement of this Plan.

          [X](3) N/A.

     D. For calendar years beginning after December 31, 2001, the post-hardship contribution limit contained in Section 5.9.3(D) is eliminated for participants who receive a hardship distribution after December 31, 2000.

XII. DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS
     --------------------------------------

     Effective for distributions made after the later of the adoption of the Merrill Lynch prototype or December 31, 2001:

     A. Modification of the definition of Eligible Retirement Plan. For purposes of the direct rollover provisions in Section 6.4, the definition of an Eligible Retirement Plan as provided in Section
          1.33 shall also mean the following, an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a Surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p).

     B. Modification of the definition of Eligible Rollover Distribution to exclude hardship distributions. For purposes of the direct rollover provisions in Section 6.4, any amount that is distributed on account of hardship shall not be included in the definition of an Eligible Rollover Distribution under Section
          1.34 and the distributee may not elect to have any portion of such a distribution paid directly to an Eligible Retirement Plan.

     C. Modification of the definition of Eligible Rollover Distribution to include Employee After-Tax Contributions. For purposes of the direct rollover provisions in Section 6.4 and the definition of an Eligible Rollover Distribution under Section 1.34, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of Employee After-Tax Contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or
          (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.



Signed this __________ day of ___________________, 20_____




By: ___________________________________________________________________
           Signature and Title                  Print Name and Title


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                                 APPENDIX F

                MONEY PURCHASE PENSION PLAN MERGER APPENDIX

The provisions of this Appendix F shall apply to the portion of a Participant's Account that is attributable to the amount transferred from a money purchase pension plan (the "Transferor Plan") as a result of an amendment of the Transferor Plan and merger of the Transferor Plan with this Plan. Furthermore, as a result of such merger, no further money purchase pension plan contributions shall be made. (Nonelective employer contributions shall be made only if and to the extent otherwise provided in the Adoption Agreement.) All amounts attributable to the Transferor Plan (including earnings and losses thereon) shall be separately accounted for under this Plan and subject to the further provisions of this Appendix F.

I.   VESTING

     A. A Participant shall have a vested percentage in his or her Account attributable to amounts transferred from the Transferor Plan, if applicable, in accordance with the following (select one):

          [_](1) 100% vesting immediately upon the effective date of the merger of the Transferor Plan with this Plan.

          [_](2) the Transferor Plan's vesting schedule, which, immediately prior to the effective date of the merger, was as follows:

                 [_]            (a) 100% after ____ (not more than 5) years of
                                    Vesting Service.

                 [_]            (b) graded vesting schedule:
                _____%              immediately upon participation;
                _____%              after 1 year of Vesting Service;
                _____%              after 2 years of Vesting Service;
                _____%              after 3 years of Vesting Service;
                _____%              after 4 years of Vesting Service;
                _____%              after 5 years of Vesting Service;
                _____%              after 6 years of Vesting Service;
                  100% after 7 years of Vesting Service.

          [_](3) the Plan's Profit Sharing Contribution vesting schedule, as specified in Article IX of the Adoption Agreement.

          [_](4) the Plan's Matching Contribution vesting schedule, as specified in Article IX of the Adoption Agreement.

          NOTE: IF THE VESTING SCHEDULE APPLICABLE TO THE AMOUNTS
          ATTRIBUTABLE TO THE TRANSFEROR PLAN IS AMENDED DUE TO COMPLETION OF THIS SECTION I., THE PROVISIONS OF SECTION 11.1.4 OF THE PLAN SHALL APPLY.

                    THIS PAGE INTENTIONALLY LEFT BLANK

B.   Early Retirement.

     (1) Under the Transferor Plan, upon reaching early retirement age, a Participant was (select one):

          [_](a) 100% vested.

          [_](b) was not 100% vested.

     (2) If B.(1)(a) above is elected, under the Transferor Plan, early retirement age meant (select one):

          [_](a) attained age ____.

          [_](b) attained age ____ and completed ____ Years of Service.

          [_](c) attained age ____ and completed ____ Years of Service as a Participant.

     (3) If I.B.(1)(a) above is elected and the Plan does not otherwise provide for 100% vesting upon attainment of early retirement age or the age and service requirements under the Plan for early retirement are less favorable to Participants than under the Transferor Plan, a Participant with at least three years of vesting service under the Transferor Plan on the effective date of the merger shall become 100% vested in the amount of the Participant's Account attributable to the Transferor Plan upon attainment of the early retirement age and service requirements specified in I.B.(2) above.

     C.   Normal Retirement Age

     (1)  Normal Retirement Age under the Transferor Plan was (select one):

          [_](a) attainment of age ____ (not more than 65).

          [_](b) attainment of age____(not more than 65) or the ____ anniversary (not more than the 5th) of the first day of the plan year in which the individual became a participant in the Transferor Plan, whichever is later.

     (2) If the Plan's Normal Retirement Age is less favorable to Participants than the normal retirement age under the Transferor Plan, the Transferor Plan's definition of normal retirement age shall apply to the portion of the Participant's Account attributable to the Transferor Plan if the Participant has completed at least three years of vesting service under the Transferor Plan on the effective date of the merger of the Transferor Plan with this Plan.

                    THIS PAGE INTENTIONALLY LEFT BLANK

II.  FORFEITURES

Any forfeitures attributable to the Transferor Plan after the effective date of the merger ("Transferor Plan forfeitures") shall be first used to reduce Employer Profit Sharing Contributions, if the Plan provides for Profit Sharing Contributions. If the Plan does not provide for Employer Profit Sharing Contributions, any Transferor Plan forfeitures shall be first used to reduced the Employer Matching Contributions. Any remaining Transferor Plan forfeitures shall then be used to reduce the Employer's Plan administrative costs. Lastly, any remaining Transferor Plan forfeitures shall be allocated to Participants.

III. ELECTION OF OPTIONAL FORMS/APPLICATION OF JOINT AND SURVIVOR ANNUITY
     OPTIONS

The amount of a Participant's Account attributable to the Transferor Plan shall be subject to the provisions of Plan Section 6.1.1 and this Plan shall be treated as a transferee plan (and not as a Non-QJSA Profit Sharing
Plan) solely with respect to that portion of the Participant's Account for purposes of Code Sections 401(a)(11) and 417 and the regulations thereunder.

IV.  DISTRIBUTION OPTIONS

     A. A Participant may not withdraw any portion of his Account attributable to amounts transferred from the Transferor Plan prior to normal retirement age, as defined in Section I.D. above.

     B. To the extent any optional form of benefit was available under the Transferor Plan and is protected by Code Section 411(d)(6), and the regulations issued thereunder, such optional form of benefit shall be available with respect to the portion of the Participant's Account attributable to the amount from the Transferor Plan as provided in the Addendum to this Adoption Agreement.

V.  LOANS

     A. The portion of a Participant's Account attributable to the amount from the Transferor Plan

          [_](1) shall be available for Plan loans in accordance with
                 Section 5.8.

          [_](2) shall not be available for Plan loans.

NOTE: TO THE EXTENT THE PORTION OF A PARTICIPANT'S ACCOUNT FROM THE TRANSFEROR PLAN IS AVAILABLE FOR A LOAN UNDER PLAN SECTION 5.8, SUCH AMOUNT SHALL BE SUBJECT TO THE SPOUSAL CONSENT REQUIREMENTS OF PLAN SECTION 5.8.2(C).

                                 APPENDIX G

                  MINIMUM DISTRIBUTION REQUIREMENTS TO THE
                  MERRILL LYNCH SPECIAL/FLEXIBLE PROTOTYPE
                    DEFINED CONTRIBUTION PLAN AND TRUST



     THIS AMENDMENT TO THE MERRILL LYNCH SPECIAL/FLEXIBLE PROTOTYPE DEFINED CONTRIBUTION PLAN AND TRUST (BASE PLAN DOCUMENT # 03) ("THE PLAN") IS MADE ON BEHALF OF ALL EMPLOYERS THAT ADOPT THE PLAN AND IS ADOPTED TO REFLECT CERTAIN PROVISIONS OF THE FINAL AND TEMPORARY TREASURY REGULATIONS RELATING TO SECTION 401(A)(9) OF THE INTERNAL REVENUE CODE. THIS AMENDMENT SUPERCEDES THE PROVISIONS OF THE PLAN TO THE EXTENT THOSE PROVISIONS ARE INCONSISTENT WITH THE PROVISIONS OF THIS AMENDMENT.


                                ARTICLE XIV

MINIMUM DISTRIBUTION REQUIREMENTS

14.1 EFFECTIVE DATE:
     --------------

The provisions of this Article will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.


14.2 PRECEDENCE:
     ----------

The requirements of this Article will take precedence over any inconsistent provisions of the Plan or any prior elections made by an Employer in an Adoption Agreement.

14.3 REQUIREMENTS OF TREASURY REGULATIONS INCORPORATED:
     -------------------------------------------------

All distributions required under this Article will be determined and made in accordance with the Treasury Regulations under Code ss.401(a)(9).


14.4 TEFRA SECTION 242(B)(2) ELECTIONS:
     ---------------------------------

Notwithstanding the other provisions of this Article, distributions may be made under a designation made before January 1, 1984, in accordance with
Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act ("TEFRA") and Plan Section 5.11.5.

14.5 TIME AND MANNER OF DISTRIBUTION:
     -------------------------------

14.5.1 REQUIRED BEGINNING DATE:
       -----------------------

The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's Required Beginning Date.

14.5.2 DEATH OF PARTICIPANT BEFORE DISTRIBUTIONS BEGIN:
       -----------------------------------------------

If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as provided in (A) through (D) below, unless an irrevocable election is made under (E) below.

     (A) If the Participant's Surviving Spouse is the Participant's sole designated Beneficiary, then distributions to the Surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

     (B) If the Participant's Surviving Spouse is not the Participant's sole designated Beneficiary, then distributions to the designated
Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

     (C) If there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

     (D) If the Participant's Surviving Spouse is the Participant's sole designated Beneficiary and the Surviving Spouse dies after the Participant but before distributions to the Surviving Spouse begin, this Section 14.5.2, other than Section 14.5.2(A), will apply as if the Surviving Spouse were the Participant.

     (E) Participants or Beneficiaries may elect on an individual basis whether the 5-year rule under Code Section 401(a)(9)(B)(ii) (under which distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death) or the life expectancy rule in Sections 14.5.2(B) or 14.7.2(A) applies to distributions after the death of a Participant who has a designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distributions would be required to begin under Section 14.5.2(A), (B), or (D) or by September 30 of the calendar year which contains the fifth anniversary of the Participant's (or if applicable, Surviving Spouse's) death. If neither the Participant nor the Beneficiary makes an election under this Section 14.5.2(E), distributions will be made in accordance with Sections 14.5.2(A) through (D) and 14.7.2.

For purposes of this Section and Section 14.7, unless Section 14.5.2(D) applies, distributions are considered to begin on the Participant's Required Beginning Date. If Section 14.5.2(D) applies, distributions are considered to begin on the date distributions are required to begin to the Surviving Spouse under Section 14.5.2(A). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's Required Beginning Date (or to the Participant's Surviving Spouse before the date distributions are required to begin to the Surviving Spouse under Section 14.5.2(A)), the date distributions are considered to begin is the date distributions actually commence.

14.5.3 FORMS OF DISTRIBUTIONS:
       ----------------------

Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the First Distribution Calendar Year distributions will be made in accordance with Sections 14.6 and 14.7 of this Article. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) of the Treasury Regulations.


14.6 PAYMENT OF REQUIRED MINIMUM DISTRIBUTIONS DURING PARTICIPANT'S LIFETIME:
     -----------------------------------------------------------------------

14.6.1 AMOUNT OF REQUIRED MINIMUM DISTRIBUTION FOR EACH DISTRIBUTION CALENDAR
       ----------------------------------------------------------------------
       YEAR:
       ----

During the Participant's lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

     (A) the quotient obtained by dividing the Participant's Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's age as of the Participant's birthday in the Distribution Calendar Year; or

     (B) if the Participant's sole designated Beneficiary for the Distribution Calendar Year is the Participant's Spouse, the quotient obtained by dividing the Participant's Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's and Spouse's attained ages as of the Participant's and Spouse's birthdays in the Distribution Calendar Year.

14.6.2 LIFETIME REQUIRED MINIMUM DISTRIBUTIONS CONTINUE THROUGH YEAR OF
       ----------------------------------------------------------------
       PARTICIPANT'S DEATH:
       -------------------

Required minimum distributions will be determined under this Section 14.6 beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant's date of death.


14.7 REQUIRED MINIMUM DISTRIBUTIONS AFTER PARTICIPANT'S DEATH:
     --------------------------------------------------------

14.7.1 DEATH ON OR AFTER DISTRIBUTIONS BEGIN:
       -------------------------------------

     (A) Participant Survived By Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated Beneficiary, determined as follows:

     (1) Participant's Remaining Life Expectancy. The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

     (2) Surviving Spouse's Remaining Life Expectancy. If the Participant's Surviving Spouse is the Participant's sole designated Beneficiary, the remaining life expectancy of the Surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant's death using the Surviving Spouse's age as of the Surviving Spouse's birthday in that year. For Distribution Calendar Years after the year of the Surviving Spouse's death, the remaining life expectancy of the Surviving Spouse is calculated using the age of the Surviving Spouse as of the Spouse's birthday in the calendar year of the Spouse's death, reduced by one for each subsequent calendar year.

     (3) Non-Surviving Spouse Remaining Life Expectancy. If the Participant's Surviving Spouse is not the Participant's sole designated Beneficiary, the designated Beneficiary's remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

     (B) No Designated Beneficiary: If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

14.7.2 DEATH BEFORE DATE DISTRIBUTIONS BEGIN:
       -------------------------------------

     (A) Participant Survived By Designated Beneficiary: Unless the 5-year rule is elected as provided under Section 14.5.2(E) (in which case distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death), if the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the remaining life expectancy of the Participant's designated Beneficiary, determined as provided in Section 14.8.1.

     (B) No Designated Beneficiary: If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

     (C) Death Of Surviving Spouse Before Distributions To Surviving Spouse Are Required To Begin: If the Participant dies before the date distributions begin, the Participant's Surviving Spouse is the Participant's sole designated Beneficiary, and the Surviving Spouse dies before distributions are required to begin to the Surviving Spouse under
Section 14.5.2(A), this Section 14.7 will apply as if the Surviving Spouse were the Participant.

14.8   DEFINITIONS:
       -----------

As used in this Article XIV, each of the following terms shall have the meaning for that term set forth in this Section 14.8.

14.8.1 DESIGNATED BENEFICIARY:
       ----------------------

The individual who is designated as the Beneficiary under Article VII of the Plan and is the designated Beneficiary under Code Section 401(a)(9) and
Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

14.8.2 DISTRIBUTION CALENDAR YEAR:
       --------------------------

A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the First Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the First Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 14.5.2. The required minimum distribution for the Participant's First Distribution Calendar Year will be made on or before the Participant's Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

14.8.3 LIFE EXPECTANCY:
       ---------------

Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

14.8.4 PARTICIPANT'S ACCOUNT BALANCE:
       -----------------------------

The Account Balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (Valuation Calendar
Year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account Balance as of dates in the Valuation Calendar Year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date. The Account Balance for the Valuation Calendar year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.

14.8.5 REQUIRED BEGINNING DATE:
       -----------------------

The date specified in Section 5.11.1(F) of the Plan.

       AMENDMENT TO MERRILL LYNCH SPECIAL/FLEXIBLE PROTOTYPE DEFINED
                        CONTRIBUTION PLAN AND TRUST

                          (BASE PLAN DOCUMENT #03)

                       (ADOPTED BY PROTOTYPE SPONSOR)

This Amendment to the Merrill Lynch Special/Flexible Prototype Defined Contribution Plan and Trust (Base Plan Document # 03) ("the Plan") is made on behalf of all Employers that adopt the Plan. It consists of two parts:
Part I includes amendments adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"); and
Part II contains amendments adopted to reflect certain provisions of the Final and Temporary Treasury Regulations relating to Section 401(a)(9) of the Internal Revenue Code. This Amendment is intended as "good faith" compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. This Amendment replaces Appendices E1 and G and supersedes the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.


PART I: EGTRRA AMENDMENTS


I.   GENERAL EFFECTIVE DATE:
     -----------------------

     The general effective date of this Amendment shall be as of the first day of the Plan Year (or Limitation Year) beginning after December 31, 2001, except as otherwise provided in the following sections of this Amendment, for Employers that adopted the Plan on or before December 31, 2001 and who continued this Plan after such date. The general effective date for all other Employers that adopt this Plan shall be the date the Primary Employer adopts this Plan, except as otherwise provided in the following sections of this Amendment or in a separate EGTRRA adoption agreement adopted by the Primary Employer.

II.  INCREASE IN COMPENSATION LIMIT:
     -------------------------------

     For any Plan Year beginning after December 31, 2001, for purposes of
     Section 1.21, the annual Compensation of each Participant taken into account in determining allocations shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B). Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.

III. REPEAL OF MULTIPLE USE TEST:
     ----------------------------

     For Plan Years beginning after December 31, 2001, the multiple use test described in Treasury Regulation Section 1.401(m)-2 and Section 3.6(C) shall not apply.

IV.   LIMITATIONS ON CONTRIBUTIONS:
      -----------------------------

     Effective for Limitation Years beginning after December 31, 2001, for purposes of Section 3.9, the maximum Annual Addition that may be contributed or allocated to a Participant's Account under the Plan for any Limitation Year shall not exceed the lesser of:

     (A) $40,000, as adjusted for increases in the cost-of-living under Code Section 415(d), or

     (B) 100 percent of the Participant's Limitation Compensation for the Limitation Year. The compensation limit referred to in the previous sentence shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or 419A(f)(2)) which is otherwise treated as an Annual Addition.

V.   MODIFICATION OF TOP-HEAVY LIMIT:
     --------------------------------

     A. EFFECTIVE DATE. For Plan Years beginning after December 31, 2001, this section shall apply for purposes of determining whether the Plan is a Top-Heavy Plan under Code Section 416(g) and Section
          4.4 and whether the Plan satisfies the minimum benefits requirements of Code Section 416(c) for such years.

     B.   DETERMINATION OF TOP-HEAVY STATUS

          (1) Key Employee. For purposes of Section 1.56, Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Primary Employer or Affiliate having annual Compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of the Primary Employer or Affiliate, or a 1-percent owner of the Primary Employer or Affiliate having annual Compensation of more than $150,000. For this purpose, annual Compensation means Limitation Compensation within the meaning of Plan Section 3.9.1(H) (which is compensation within the meaning of Code Section 415(c)(3)). The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

          (2) Determination of present values and amounts. This Section V.B.2 shall apply for purposes of determining the present values of accrued benefits and the amounts of Account Balances of Employees as of the Determination Date and shall modify the applicable provisions of Section 4.4.1 of the Plan.

               (a) Distributions during last year before Determination Date. The present values of accrued benefits and the amounts of Account Balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of any distribution made for a reason other than separation from service, death, or disability, a "1-year period" shall be substituted for the "5-year period".

               (b) Employees not performing services during year ending on the Determination Date. The accrued benefits and accounts of any individual who has not performed services for the Primary Employer or Affiliate during the 1-year period ending on the Determination Date shall not be taken into account.

     C.   MINIMUM ALLOCATIONS

          Matching Contributions. Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and Section 4.4.3 of the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

     D.   TOP-HEAVY SAFE HARBOR PLANS

          For any year beginning after December 31, 2001, the top-heavy requirements of Code Section 416 and Section 4.4 shall not apply in any year in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Code Section 401(k)(12) and Matching Contributions with respect to which the requirements of Code Section 401(m)(11) are met. (Such a plan is referred to as a "safe harbor" 401(k) plan which is deemed to satisfy the special nondiscrimination tests for 401(k) plans if the plan satisfies certain minimum contribution requirements and a notice requirement.)

VI.  ROLLOVERS DISREGARDED IN INVOLUNTARY CASH-OUTS
     ----------------------------------------------

     Effective for distributions made on and after January 1, 2002, and unless otherwise elected by an Employer that has adopted the Merrill Lynch prototype plan after January 1, 2002, the Primary Employer shall exclude Rollover Contributions in determining the value of the Participant's nonforfeitable Account Balance for purposes of the Plan's involuntary cash-out rules. Therefore, for purposes of Section
     5.6.1 of the Plan, the value of a Participant's nonforfeitable Account Balance shall be determined without regard to that portion of the Account Balance that is attributable to Rollover Contributions (and earnings allocable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16). If the
     value of the Participant's nonforfeitable Account Balance as so determined is $5,000 or less, the Plan shall immediately distribute the Participant's entire nonforfeitable Account Balance.

VII. PLAN LOANS FOR OWNER-EMPLOYEES AND SHAREHOLDER EMPLOYEES
     --------------------------------------------------------

     Effective for loans made after December 31, 2001, for purposes of
     Section 5.8.4 of the Plan, provisions prohibiting loans to any Owner-Employee or shareholder-employee shall cease to apply.


VIII. SUSPENSION PERIOD FOLLOWING HARDSHIP DISTRIBUTIONS
      --------------------------------------------------

     A. For purposes of Section 5.9.3(C), subject to any elections by the Primary Employer in a separate EGTRRA adoption agreement, a Participant who receives a distribution of Pre-Tax Contributions after December 31, 2001, on account of hardship shall be prohibited from making Pre-Tax Contributions and Employee After-Tax Contributions under this and all other plans of the Primary Employer and Affiliates for 6 months after receipt of the distribution.

     B. For calendar years beginning after December 31, 2001, the post-hardship contribution limit contained in Section 5.9.3(D) is eliminated for participants who receive a hardship distribution after December 31, 2000.

IX.  DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS
     --------------------------------------

     Effective for distributions made after the later of the adoption of the Merrill Lynch prototype or December 31, 2001:

     A. Modification of the definition of Eligible Retirement Plan. For purposes of the direct rollover provisions in Section 6.4, the definition of an Eligible Retirement Plan as provided in Section
          1.33 shall also mean the following, an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a Surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p).

     B. Modification of the definition of Eligible Rollover Distribution to exclude hardship distributions. For purposes of the direct rollover provisions in Section 6.4, any amount that is distributed on account of hardship shall not be included in the definition of an Eligible Rollover Distribution under Section
          1.34 and the distributee may not elect to have any portion of such a distribution paid directly to an Eligible Retirement Plan.

     C. Modification of the definition of Eligible Rollover Distribution to include Employee After-Tax Contributions. For purposes of the direct rollover provisions in Section 6.4 and the definition of an Eligible Rollover Distribution under Section 1.34, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of Employee After-Tax Contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or
          (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

X.   DISTRIBUTION UPON SEVERANCE FROM EMPLOYMENT
     -------------------------------------------

     For distributions made after December 31, 2001, Section 5.1.2 shall be replaced by the following:

          5.1.2     PRE-TAX, QUALIFIED NONELECTIVE, QUALIFIED MATCHING,
                    ---------------------------------------------------
                    SAFE HARBOR NONELECTIVE AND SAFE HARBOR MATCHING
                    ------------------------------------------------
                    CONTRIBUTIONS:
                    --------------

     Pre-Tax Contributions, Qualified Nonelective Contributions, Qualified Matching Contributions, Safe Harbor Nonelective and Safe Harbor Matching Contributions, and income allocable to each are distributable to a Participant or his or her Beneficiary or Beneficiaries no earlier than:

          A.   upon severance from employment, death, or Disability.

          B. termination of the Plan without the establishment of a successor Defined Contribution Plan (as defined in Treas. Reg. Section 1.401(k)-1(d)(3)) or a SIMPLE IRA Plan (defined in Code Section 408(p)).

          C. unless otherwise elected by the Primary Employer in the Adoption Agreement, the attainment of age 59 1/2 in the case of a profit-sharing plan; and

          D. unless otherwise elected by the Primary Employer in the Adoption Agreement, the hardship of the Participant as described in Section 5.9 (only if this Plan is a profit sharing plan and only with respect to Pre-Tax Contributions, not Qualified Nonelective Contributions, Qualified Matching Contributions, Safe Harbor Nonelective Contributions or Safe Harbor Matching Contributions).

     All distributions that may be made under one or more of the foregoing distributable events are subject to the consent requirements of
     Section 5.6.4.

     In addition, distributions that are triggered by any of the events described in subparagraphs 5.1.2 (B) above must be made in a "lump sum distribution" within the meaning of Code Section 402(e)(4)(D) (without regard to subclauses (I), (II), (III), and (IV) of clause (i) thereof).




PART II: ARTICLE XIV

MINIMUM DISTRIBUTION REQUIREMENTS


14.1 EFFECTIVE DATE:
     ---------------

     The provisions of this Article will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.


14.2 PRECEDENCE:
     -----------

     The requirements of this Article will take precedence over any inconsistent provisions of the Plan or any prior elections made by an Employer in an Adoption Agreement.

14.3 REQUIREMENTS OF TREASURY REGULATIONS INCORPORATED:
     --------------------------------------------------

     All distributions required under this Article will be determined and made in accordance with the Treasury Regulations under Code ss.401(a)(9).

14.4 TEFRA SECTION 242(B)(2) ELECTIONS:
     ----------------------------------

     Notwithstanding the other provisions of this Article, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act ("TEFRA") and Plan Section 5.11.5.

14.5 TIME AND MANNER OF DISTRIBUTION:
     --------------------------------

14.5.1 REQUIRED BEGINNING DATE:
       ------------------------

     The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's Required Beginning Date.

14.5.2 DEATH OF PARTICIPANT BEFORE DISTRIBUTIONS BEGIN:
       ------------------------------------------------

     If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as provided in (A) through (D) below, unless an irrevocable election is made under (E) below.

          (A) If the Participant's Surviving Spouse is the Participant's sole designated Beneficiary, then distributions to the Surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

          (B) If the Participant's Surviving Spouse is not the
          Participant's sole designated Beneficiary, then distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

          (C) If there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

          (D) If the Participant's Surviving Spouse is the Participant's sole designated Beneficiary and the Surviving Spouse dies after the Participant but before distributions to the Surviving Spouse begin, this Section 14.5.2, other than Section 14.5.2(A), will apply as if the Surviving Spouse were the Participant.

          (E) Participants or Beneficiaries may elect on an individual basis whether the 5-year rule under Code Section 401(a)(9)(B)(ii) (under which distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death) or the life expectancy rule in Sections 14.5.2(B) or 14.7.2(A) applies to distributions after the death of a Participant who has a designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distributions would be required to begin under Section 14.5.2(A),
          (B), or (D) or by September 30 of the calendar year which contains the fifth anniversary of the Participant's (or if applicable, Surviving Spouse's) death. If neither the Participant nor the Beneficiary makes an election under this Section 14.5.2(E), distributions will be made in accordance with Sections 14.5.2(A) through (D) and 14.7.2.

     For purposes of this Section and Section 14.7, unless Section 14.5.2(D) applies, distributions are considered to begin on the Participant's Required Beginning Date. If Section 14.5.2(D) applies, distributions are considered to begin on the date distributions are required to begin to the Surviving Spouse under Section 14.5.2(A). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's Required Beginning Date (or to the Participant's Surviving Spouse before the date distributions are required to begin to the Surviving Spouse under Section 14.5.2(A)), the date distributions are considered to begin is the date distributions actually commence.

14.5.3 FORMS OF DISTRIBUTIONS:
       -----------------------

     Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the First Distribution Calendar Year distributions will be made in accordance with Sections
     14.6 and 14.7 of this Article. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) of the Treasury Regulations.


14.6 PAYMENT   OF   REQUIRED   MINIMUM   DISTRIBUTIONS   DURING
     ----------------------------------------------------------
     PARTICIPANT'S LIFETIME:
     -----------------------

14.6.1 AMOUNT  OF  REQUIRED  MINIMUM  DISTRIBUTION  FOR  EACH
       ------------------------------------------------------
       DISTRIBUTION CALENDAR YEAR:
       ---------------------------

     During the Participant's lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

          (A) the quotient obtained by dividing the Participant's Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's age as of the Participant's birthday in the Distribution Calendar Year; or

          (B) if the Participant's sole designated Beneficiary for the Distribution Calendar Year is the Participant's Spouse, the quotient obtained by dividing the Participant's Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's and Spouse's attained ages as of the Participant's and Spouse's birthdays in the Distribution Calendar Year.

14.6.2 LIFETIME REQUIRED MINIMUM DISTRIBUTIONS CONTINUE THROUGH YEAR OF
       ----------------------------------------------------------------
       PARTICIPANT'S DEATH:
       --------------------

     Required minimum distributions will be determined under this Section
     14.6 beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant's date of death.


14.7 REQUIRED MINIMUM DISTRIBUTIONS AFTER PARTICIPANT'S DEATH:
     ---------------------------------------------------------

14.7.1 DEATH ON OR AFTER DISTRIBUTIONS BEGIN:
       --------------------------------------

     (A) Participant Survived By Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated Beneficiary, determined as follows:

          (1) Participant's Remaining Life Expectancy. The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

          (2) Surviving Spouse's Remaining Life Expectancy. If the Participant's Surviving Spouse is the Participant's sole designated Beneficiary, the remaining life expectancy of the Surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant's death using the Surviving Spouse's age as of the Surviving Spouse's birthday in that year. For Distribution Calendar Years after the year of the Surviving Spouse's death, the remaining life expectancy of the Surviving Spouse is calculated using the age of the Surviving Spouse as of the Spouse's birthday in the calendar year of the Spouse's death, reduced by one for each subsequent calendar year.

          (3) Non-Surviving Spouse Remaining Life Expectancy. If the Participant's Surviving Spouse is not the Participant's sole designated Beneficiary, the designated Beneficiary's remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

     (B) No Designated Beneficiary: If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

14.7.2  DEATH BEFORE DATE DISTRIBUTIONS BEGIN:
        --------------------------------------

     (A) Participant Survived By Designated Beneficiary: Unless the 5-year rule is elected as provided under Section 14.5.2(E) (in which case distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death), if the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the remaining life expectancy of the Participant's designated Beneficiary, determined as provided in Section 14.8.1.

     (B) No Designated Beneficiary: If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

     (C) Death Of Surviving Spouse Before Distributions To Surviving Spouse Are Required To Begin: If the Participant dies before the date distributions begin, the Participant's Surviving Spouse is the Participant's sole designated Beneficiary, and the Surviving Spouse dies before distributions are required to begin to the Surviving Spouse under Section 14.5.2(A), this Section 14.7 will apply as if the Surviving Spouse were the Participant.

14.8 DEFINITIONS:
     ------------

     As used in this Article XIV, each of the following terms shall have the meaning for that term set forth in this Section 14.8.

14.8.1 DESIGNATED BENEFICIARY:
       -----------------------

     The individual who is designated as the Beneficiary under Article VII of the Plan and is the designated Beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-1, Q&A-4, of the Treasury
     Regulations.

14.8.2 DISTRIBUTION CALENDAR YEAR:
       ---------------------------

     A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the First Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the First Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 14.5.2. The required minimum distribution for the Participant's First Distribution Calendar Year will be made on or before the Participant's Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

14.8.3 LIFE EXPECTANCY:
       ----------------

     Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

14.8.4 PARTICIPANT'S ACCOUNT BALANCE:
       ------------------------------

     The Account Balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (Valuation Calendar Year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account Balance as of dates in the Valuation Calendar Year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date. The Account Balance for the Valuation Calendar year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.

14.8.5 REQUIRED BEGINNING DATE:
       ------------------------

     The date specified in Section 5.11.1(F) of the Plan.

                              WRITTEN CONSENT
                     OF THE EMPLOYEE BENEFITS COMMITTEE
                      OF CITADEL BROADCASTING COMPANY

                                June 1, 2004

     The Employee Benefits Committee (the "Committee") of Citadel
Broadcasting Company, a Nevada corporation (the "Company"), hereby adopts the following resolution in accordance with Section 78.315 of the General Corporation Law of Nevada.

     WHEREAS, the Company has established and maintains the Citadel Broadcasting Company 401(k) Retirement Savings Plan (the "401(k) Plan");

     WHEREAS, the Board of Directors of the Company has delegated its authority under the 401(k) Plan to the Committee; and

     WHEREAS, the Board of Directors of the Company's parent, Citadel Broadcasting Corporation ("Parent"), has authorized the Company to make shares of Parent common stock, par value $0.01 per share, available as an investment alternative under the 401(k) Plan;

     NOW, THEREFORE, IT IS RESOLVED, that the 401(k) Plan is hereby amended to provide that, effective as of a date selected by an officer of the Company, shares of Parent common stock, par value $0.01 per share, shall be an investment alternative under the 401(k) Plan.

     IN WITNESS WHEREOF, the undersigned have duly executed this written consent as of the date set forth above, waiving all notice requirements, whether provided by statute or otherwise.

                                    EMPLOYEE BENEFITS COMMITTEE:

                                    /s/ Farid Suleman
                                    --------------------------
                                    Farid Suleman

                                    /s/ Randy Taylor
                                    --------------------------
                                    Randy Taylor

                                    /s/ Susan Arville
                                    --------------------------
                                    Susan Arville

                              WRITTEN CONSENT
                     OF THE EMPLOYEE BENEFITS COMMITTEE
                    OF CITADEL BROADCASTING CORPORATION

                               March 11, 2004

     The Employee Benefits Committee (the "Committee") of Citadel
Broadcasting Company, a Nevada corporation (the "Company"), hereby adopts the following resolutions in accordance with Section 78.315 of the General Corporation Law of Nevada.

1) 401(k) PLAN

     WHEREAS, the Company established and maintains the Citadel
Broadcasting Company 401(k) Retirement Savings Plan (the "401(k) Plan");

     WHEREAS, the Board of Directors of the Company has delegated its authority under the 401(k) Plan to the Committee;

     WHEREAS, the Committee wishes to amend the 401(k) Plan in order to eliminate the provision allowing for Post-tax Contributions.

     WHEREAS, the Committee wishes to further amend the 401(k) Plan in order to exclude severance pay from compensation eligible for 401(k) contributions and Company Match.

     WHEREAS, pursuant to Section 11.1 of the 401(k) Plan, the Company has the authority to amend the 401(k) Plan, and this authority now rests with the Committee.

     NOW, THEREFORE, IT IS RESOLVED, that the 401(k) Plan is hereby amended effective January 1, 2004, to provide as follows:

          (i) Post Tax 401(k) contributions will not be allowed under the Plan.

          (ii) Severance Pay will be excluded from compensation eligible for 401(k) contributions and Company Matching.

                  [unrelated text intentionally omitted]

     IN WITNESS WHEREOF, the undersigned have duly executed this written consent as of the date set forth above, waiving all notice requirements, whether provided by statute or otherwise.

                                    EMPLOYEE BENEFITS COMMITTEE:

                                    /s/ Farid Suleman
                                    --------------------------
                                    Farid Suleman

                                    /s/ Randy Taylor
                                    --------------------------
                                    Randy Taylor

                                    /s/ Susan Arville
                                    --------------------------
                                    Susan Arville

                              WRITTEN CONSENT
                     OF THE EMPLOYEE BENEFITS COMMITTEE
                      OF CITADEL BROADCASTING COMPANY

                               March 17, 2003

     The Employee Benefits Committee (the "Committee") of Citadel
Broadcasting Company, a Nevada corporation (the "Company"), hereby adopts the following resolutions in accordance with Section 78.315 of the General Corporation Law of Nevada.

1. 401(k) PLAN

     WHEREAS, the Company established and maintains the Citadel
Broadcasting Company 401(k) Retirement Savings Plan (the "401(k) Plan");

     WHEREAS, the Board of Directors of the Company has delegated its authority under the 401(k) Plan to the Committee;

     WHEREAS, the Committee wishes to amend the 401(k) Plan in order to change provisions relating to eligibility for, and timing of, matching contributions;

     WHEREAS, the Committee wishes to further amend the 401(k) Plan in order to eliminate the waiting period applicable to new employees for eligibility to participate in the 401(k) Plan; and

     WHEREAS, pursuant to Section 11.1 of the 401(k) Plan, the Company has the authority to amend the 401(k) Plan, and this authority now rests with the Committee.

     NOW, THEREFORE, IT IS RESOLVED, that the 401(k) Plan is hereby amended effective January 1, 2003, to provide as follows:

          (i) The Board of Directors of the Company will determine whether to make a matching contribution for any plan year at the end of the plan year.

          (ii) If the Company decides to make a matching contribution for any plan year, the Company will contribute and allocate to participant accounts the amount of the matching contribution in the first quarter of the plan year following the plan year for which the matching contribution is made.

          (iii) To be eligible for a matching contribution, an employee must be employed by the Company on the last day of the plan year for which the matching contribution is made.

     RESOLVED, that the 401(k) Plan is hereby amended effective April 1, 2003, to eliminate the 60-day waiting period previously applicable to new employees for eligibility to participate in the Plan, except that the one-year waiting period still applies with respect to eligibility for matching contributions.

                  [unrelated text intentionally omitted]

     IN WITNESS WHEREOF, the undersigned have duly executed this written consent as of the date set forth above, waiving all notice requirements, whether provided by statute or otherwise.

                                    EMPLOYEE BENEFITS COMMITTEE:


                                    /s/ Farid Suleman
                                    --------------------------
                                    Farid Suleman

                                    /s/ Randy Taylor
                                    --------------------------
                                    Randy Taylor

                                    /s/ Susan Arville
                                    --------------------------
                                    Susan Arville